Exhibit 99.6

Estimates

Fiscal Year Ending March 31, 2019

British Columbia Cataloguing in Publication Data

British Columbia.

Estimates, fiscal year ending March 31. — 1983 —

Annual.

Continues: British Columbia. Ministry of

Finance.

Estimates of revenue and expenditure. ISSN

0707-3046

Vols. for 1983 — have suppl.

Imprint varies: Ministry of Finance, 1983-1987;

Ministry of Finance and Corporate Relations,

1988-

ISSN 0712-45975=Estimates — Province of

British Columbia

1. British Columbia — Appropriations and expenditures — Periodicals.2.Budget — British

Columbia —

Periodicals. I. British Columbia. Ministry of

Finance. II. British Columbia. Ministry of Finance and Corporate Relations. III. Title.

HJ13.B742     354.7110072’225

Rev. Mar. 1987

INTRODUCTION TO THE ESTIMATES

The main Estimates for each fiscal year are presented to the Legislative Assembly by the Minister of Finance. The contents of the main Estimates are outlined in section 5 of the Budget Transparency and Accountability Act and the timing of their presentation is outlined in section 6.

The main Estimates serve two purposes:

For the broader government reporting entity, which includes the Consolidated Revenue Fund (CRF) as well as Crown corporations and service delivery agencies that are controlled by the government, the main Estimates provide an overview of government’s fiscal plan for 2018/19. This includes forecasts of staff utilization and the projected financial results of the larger service delivery agencies. The Estimates also include restated main Estimates and forecast information for the 2017/18 fiscal year for comparative purposes.

For core government — viz. the CRF — the Estimates form the basis for annual appropriations approved by the Legislature for both operating and financing transactions upon the enactment of a Supply Act.

The General Fund is the main operating fund within the CRF and includes a number of Special Accounts where the statutory authority for expenditures is derived from statutes other than a Supply Act.

The BC Prosperity Fund is a special fund whose general purpose is to set aside portions of government’s annual surplus as a long-term legacy intended to help eliminate taxpayer-supported debt of the government reporting entity over time; improve the cost of living for families; make investments in health care, education, transportation, and other priorities; and provide a permanent legacy endowment that provides future benefits to British Columbia. The BC Prosperity Fund will earn and retain investment earnings to be used for these purposes.

All expenditures from the CRF must be authorized by an appropriation, either through a Supply Act or through a specific provision in another statute. The Votes in the Estimates are the details of that year’s appropriations for each special office, ministry, and other purpose. The vote descriptions provide the framework for legislative control of government spending, since funds can only be expended for purposes stated in the Estimates. Special types of appropriation for capital expenditures, loans and advances, and dedicated revenue (financing transactions) are voted on a total amount basis, although the Estimates do provide allocations by ministry for disclosure purposes.

Legislative authority for voted appropriations is provided by the Supply Act, which includes a summary of the Estimates appropriations as schedules to the Act. Expenses from Special Accounts are disclosed in the Estimates; however, they are not included in Supply Act totals as these accounts have separate statutory spending authority. Expenses cannot exceed individual Vote totals without additional legislative authority.

The allocation of voted and statutory appropriation to standard objects of expense (STOB) is disclosed in the Supplement to the Estimates. While section 23(4) of the Financial Administration Act authorizes the spending of an appropriation on any activity or STOB, this more detailed presentation provides additional information and establishes a framework for administrative control by Treasury Board. The Supplement to the Estimates can be found on the Government of British Columbia’s budget website at http://www.bcbudget.gov.bc.ca/.

The 2018/19 Estimates are comprised of three separate sections:

1.              Summary Information — This section presents an outline of the accounting policies on which the Estimates have been prepared and significant presentation changes in the Estimates from the previous year. This section also provides information on the projected results of the broader government reporting entity, including a statement of financial position; a statement of operations; a reconciliation of the projected surplus (deficit) to the forecast change in debt; details on the components of forecast revenue and expense; and a summary of estimated General Fund appropriations.

2.              Estimates of Special Offices, Ministries and Other Appropriations — This section presents the details of the appropriations from the General Fund arranged by special office, ministry, or other grouping (such as Other Appropriations). The details in the Estimates include breakdowns by core businesses and group account classification.

Each special office, ministry, or other grouping is presented on a similar basis.

1.              Summary — summarizes total voted and statutory expense, capital, and other financing transactions.

2.              Summary by Core Business — for ministries, discloses operating expenses, capital expenditures, and other financing transactions by core business on both a gross (before deducting estimated external recoveries) and net (after deducting estimated external recoveries) basis. A core business includes programs and/or functions grouped together based on common roles and/or purposes. For special offices and other groupings, these items are disclosed by vote.

3.              Vote and Statutory Appropriations Descriptions — for ministries, includes a description of the purpose for each vote and operating expenses for both voted and statutory appropriations broken down by core business. For special offices and other groupings, these items are disclosed by vote.

4.              Special Accounts — discloses revenue, expense, capital, other financing transactions, and projected spending authority available for all special accounts.

5.              Financing Transactions — discloses financing transactions that are the responsibility of the special office or ministry; including loans, investments and other requirements by core business and revenue collected for, and transferred to, other entities by core business.

3.              Schedules — This section consists of supporting schedules that include the following: a reconciliation of the 2017/18 main Estimates to the restated 2017/18 main Estimates; a summary of operating and financial requirements and opening and closing balances for all Special Accounts; a summary of financing transactions for capital expenditures; a summary of financing transactions for loans, investments and other requirements; a summary of financing transactions for revenue collected for, and transferred to, other entities; a summary of ministerial accountability for voted operating expenses; an estimated CRF operating result, including segmented results for both the General Fund and the BC Prosperity Fund; a summary of major service delivery agency revenues and expenses; and an estimate of the staff utilization for the taxpayer-supported government reporting entity.

v

EXPLANATORY NOTES

The Relationship Between Net Expense and Spending Authority

Consolidated Revenue Fund (CRF) expense budgets are established on the basis of the gross amount of funds required for a particular purpose, with anticipated recoveries being deducted to arrive at the net expense. It is the net expense that is included in an annual Supply Act and voted on by the Legislative Assembly.

Section 23(3) of the Financial Administration Act (FAA) provides that where a vote in the Estimates approved by the Legislature shows an item as a credit or recovery, the vote is deemed to appropriate spending authority for the net expense plus the estimated amount of the credit or recovery, whether or not this latter amount is actually realized. An under-realization of recoveries without a corresponding decrease in spending would have the same effect on the CRF operating result as an equivalent shortfall in anticipated government revenue.

Section 23(3)(c) of the FAA also provides that excess recoveries (amounts earned over and above those estimated) may be used for additional expenses. Prior approval of Treasury Board is not required, unless otherwise directed. This incremental spending would have no impact on the CRF operating result since the incremental recoveries would offset the incremental spending with no change to net expense.

There are a number of checks and balances to the use of recoveries to understate net expense. The Balanced Budget and Ministerial Accountability Act requires ministers to meet their net expense targets as outlined in Schedule F. As well, section 27(1)(a) of the FAA authorizes Treasury Board to restrict spending under any appropriation — voted or statutory.

Recoveries in the Estimates

Recoveries are disclosed in each special office, ministry, or other appropriation section of the Estimates in two places: the Summary by Core Business and the Group Account Classification Summary.

There are two forms of recoveries:

Internal Recoveries — represent transfers within the CRF and generally include inter-ministry chargebacks for costs budgeted centrally in government for the provision of certain goods and services that are recovered from areas elsewhere in government that consume and/or use those goods and services. Employee benefits, workplace technology services, legal services, accommodation and real estate services, alternate service delivery services, postal services, Queen’s Printer services, and Provincial Treasury banking charges are examples of internal recoveries.

External Recoveries — represent recoveries from entities outside of the CRF, including costs and amounts recovered from government corporations, education and health sector organizations, other levels of government, non-government organizations, individuals, and businesses. External recoveries also include sinking fund interest earnings, an offset for commissions paid for the collection of government revenues and accounts, and increases in provisions for, or the write-off of, uncollectible revenue-related accounts. An example of a major external recovery is interest costs relating to funds borrowed by government and reloaned to public bodies.

The expense disclosure in the Summary by Core Business only adds External Recoveries to Net Expense to arrive at Gross Expense (i.e., the FAA section 23(3) spending authority), as the spending related to Internal Recoveries may be restricted by Treasury Board — in effect, limiting their inherent spending authority. $1,000 placeholders are used when a reasonable estimate is not available. Details on internal and external recoveries by vote are provided in the Supplement to the Estimates.

Capitalized Costs

The government capitalizes a number of disbursements in its financial statements in accordance with generally accepted accounting principles (GAAP). The annual amounts of these disbursements are shown in each special office or ministry section of the Estimates and are summarized in schedules to the Estimates. These disbursements are not included in their operating budgets; rather, each schedule is voted as one amount in the Supply Act.

Capital Expenditures — Schedule C

These disbursements reflect the acquisition cost of tangible capital assets. While the initial disbursement is not part of operating expenses, the amortization of the cost of tangible capital assets is included in operating budgets. Schedule C summarizes core government capital acquisitions that are voted on by the Legislative Assembly and the total estimated cost of capital acquisitions for all taxpayer-supported organizations.

Loans, Investments and Other Requirements — Schedule D

The government disburses funds from the General Fund of the CRF for a variety of purposes related to ministry operations, including student loans, land development, timber inventory acquisition, land tax deferment program costs, international fuel tax agreement payments, and returns of deposits. Receipts represent recoveries of these amounts plus loan repayments, deposits accepted by government, and interest on deposits.

Revenue Collected for, and Transferred to, Other Entities — Schedule E

The government has dedicated certain revenue sources to specific programs or entities. The government collects the revenue on behalf of the program or entities and remits it to them. The total estimated disbursements set out in Schedule E are included in the Supply Act. Actual disbursements may vary depending on the amount of receipts in each program area and may exceed the estimated amounts to the extent authorized by other appropriations.

vi

SUMMARY INFORMATION

Estimates Accounting Policies and Presentation Changes

Estimated Statement of Financial Position

Estimated Statement of Operations

Reconciliation of Estimated Surplus/Deficit to Estimated Change in Debt

Estimated Revenue by Source

Estimated Expense by Function

Estimated Expense by Organization

Estimated General Fund Appropriations

ESTIMATES ACCOUNTING POLICIES AND PRESENTATION CHANGES

Estimates Accounting Policies

1.              Basis of Accounting — The Estimated Statement of Financial Position and the Estimated Statement of Operations in the 2018/19 Estimates are prepared in accordance with generally accepted accounting principles (GAAP) for senior governments as required by the Budget Transparency and Accountability Act (BTAA) and as recommended by the independent Public Sector Accounting Board of the Chartered Professional Accountants of Canada, with the exception of regulatory accounting, where Treasury Board has adopted the US Financial Accounting Standards Board guidance in accordance with the provisions in the BTAA. Details on the significant accounting policies that form government’s basis of accounting can be found in Note 1 of the 2016/17 Public Accounts on the Ministry of Finance website at: http://www.fin.gov.bc.ca/ocg/pa/16_17/pa16_17.htm.

2.              Reporting Entity — The government reporting entity includes organizations that meet the criteria of control by the province as established under GAAP. This includes the Consolidated Revenue Fund, service delivery agencies, government partnerships, and self-supported Crown corporations. Service delivery agencies include school districts, post-secondary institutions, health authorities and hospital societies, and taxpayer-supported Crown corporations and agencies.

3.              Consolidation — The 2018/19 Estimates fully consolidates the Consolidated Revenue Fund with the individual assets, liabilities, revenues, and expenses of service delivery agencies on a line-by-line basis. Government’s interests in government partnerships are reported on a proportional consolidation basis. Self-supported Crown corporation results are consolidated using the modified equity basis, which reports net assets as an investment and net income/loss as revenue.

Significant Presentation Changes in the 2018/19 Estimates

For comparative purposes, the 2017/18 Estimates and Forecast amounts have been restated to be consistent with the 2018/19 Estimates presentation as follows:

1. Presentation of the General Fund Appropriations

Schedule A presents a detailed reconciliation of the restatement of the General Fund operating expenses and capital expenditures. These restatements reflect the government reorganizations since the 2017/18 Estimates were presented to the Legislative Assembly on September 11, 2017; incorporate a number of inter-ministry transfers and/or changes; and adjust total expense for presentation changes.

ESTIMATES, 18/19

ESTIMATED STATEMENT OF FINANCIAL POSITION 1

($000)

Estimates	Forecast		Estimates
2017/18	2017/18		2018/19
		Financial Assets[2]
2,994,000	3,378,000	Cash and temporary investments	2,790,000
5,444,000	5,564,000	Receivables and inventories for resale	5,383,000
5,123,000	5,067,000	Loans and other investments	5,440,000
1,107,000	1,292,000	Sinking Funds	738,000
8,338,000	7,275,000	Equity in self-supported Crown corporations	7,470,000
20,819,000	20,679,000	Financed assets of self-supported Crown corporations [3]	23,037,000
43,825,000	43,255,000	Total Financial Assets	44,858,000

		Liabilities
9,633,000	9,906,000	Accounts payable and accrued liabilities	10,039,000
10,046,000	9,936,000	Deferred revenue	10,253,000
19,679,000	19,842,000		20,292,000
		Debt [4]
66,477,000	65,164,000	Total provincial debt	69,022,000
1,107,000	1,292,000	Add: Debt offset by sinking funds	738,000
(819,000)	(819,000)	Less: Guarantees and non-guaranteed debt	(801,000)
66,765,000	65,637,000	Financial statement debt before forecast allowance	68,959,000
300,000	100,000	Forecast allowance	350,000
67,065,000	65,737,000	Total Debt	69,309,000
86,744,000	85,579,000	Total Liabilities	89,601,000
(42,919,000)	(42,324,000)	Net Liabilities	(44,743,000)

		Non-Financial Assets[2]
46,923,000	46,265,000	Investment in capital assets (net) [5]	49,096,000
1,750,000	1,751,000	Restricted assets	1,805,000
874,000	875,000	Other assets	855,000
49,547,000	48,891,000	Total Non-Financial Assets	51,756,000
6,628,000	6,567,000	Accumulated Surplus (Deficit)	7,013,000

1   Figures have been rounded to the nearest million.

2   Includes assets not available to meet the government’s general obligations due to external restrictions on use or limitation in the rights of government to those assets in the event of disposal or discontinuation of the program or service to which those assets relate.

3   Includes loans to Crown corporations for the purchase of capital assets.

4   Under generally accepted accounting principles, total debt includes debt offset by sinking funds, but does not include loan guarantees and non-guaranteed debt of self-supported corporations under provincial government control. These amounts are disclosed separately for information purposes.

5   Investment in capital assets is reported net of amortization.

ESTIMATES, 18/19

ESTIMATED STATEMENT OF OPERATIONS 1

($000)

Estimates	Forecast		Estimates
2017/18	2017/18		2018/19
52,407,000	52,069,000	Total Revenue	54,193,000
51,861,000	51,818,000	Total Expense	53,624,000
546,000	251,000	Surplus (Deficit) before forecast allowance	569,000
(300,000)	(100,000)	Forecast allowance	(350,000)
246,000	151,000	Surplus (Deficit)	219,000
6,154,000	6,578,000	Accumulated surplus (deficit), beginning of year, excluding comprehensive income	6,729,000
6,400,000	6,729,000	Accumulated surplus (deficit) before comprehensive income	6,948,000
228,000	(162,000)	Accumulated comprehensive income of self-supported Crown corporations	65,000
6,628,000	6,567,000	Accumulated Surplus (Deficit), end of year	7,013,000

RECONCILIATION OF ESTIMATED SURPLUS/DEFICIT TO ESTIMATED CHANGE IN DEBT 1

($000)

Estimates	Forecast		Estimates
2017/18	2017/18		2018/19
(546,000)	(251,000)	(Surplus) Deficit before forecast allowance [2]	(569,000)
664,000	765,000	Adjustment for non-cash items [3]	(2,343,000)
835,000	(262,000)	Self-supported Crown corporation retained earnings for the year [4]	(32,000)
(385,000)	(275,000)	(Increase) decrease in deferred revenue	(317,000)
(258,000)	(256,000)	Increase (decrease) in restricted and other assets	34,000
(2,035,000)	(1,363,000)	Working capital changes (net)	(902,000)
(1,725,000)	(1,642,000)	Operating Requirement (Repayment)	(4,129,000)
769,000	272,000	Loans, investments and other requirements (Schedule D)	373,000
(361,000)	(361,000)	Liquidation of consolidated revenue fund investments	—
20,000	205,000	Increase (decrease) in debt sinking fund balances	(554,000)
428,000	116,000	Investing Requirement (Repayment)	(181,000)
4,956,000	4,197,000	Capital investment requirement of taxpayer-supported organizations (Schedule C)	5,174,000
(3,029,000)	(3,169,000)	Increase (decrease) in financed assets of self-supported Crown corporations	2,358,000
1,927,000	1,028,000	Financing Requirement	7,532,000

300,000	100,000	Forecast allowance	350,000

930,000	(398,000)	Net increase (decrease) in total debt	3,572,000
66,135,000	66,135,000	Total debt, beginning of year	65,737,000
67,065,000	65,737,000	Total Debt, end of year	69,309,000

1   Figures have been rounded to the nearest million.

2   For purposes of the debt reconciliation, a surplus is shown as a negative amount as it reduces government debt.

3   These adjustments include amortization of capital assets and valuation adjustments.

4   Represents self-supported Crown corporation income which is included in the surplus but has not been transferred to the Consolidated Revenue Fund.

ESTIMATES, 18/19

ESTIMATED REVENUE BY SOURCE 1

($000)

Estimates	Forecast		Estimates
2017/18	2017/18		2018/19
		Taxation Revenue
9,053,000	8,886,000	Personal income	9,836,000
4,303,000	4,156,000	Corporate income	4,096,000
—	—	Employer Health	463,000
7,042,000	7,129,000	Sales [2]	7,428,000
975,000	995,000	Fuel	1,003,000
1,228,000	1,248,000	Carbon	1,488,000
745,000	710,000	Tobacco	822,000
2,384,000	2,380,000	Property	2,626,000
1,875,000	2,135,000	Property transfer	2,235,000
575,000	585,000	Insurance premium	595,000
28,180,000	28,224,000	Total Taxation Revenue	30,592,000
		Natural Resource Revenue
237,000	145,000	Natural gas royalties	229,000
371,000	376,000	Crown land tenures	277,000
448,000	609,000	Other energy and minerals	441,000
890,000	992,000	Forests	992,000
467,000	464,000	Other natural resources	474,000
2,413,000	2,586,000	Total Natural Resource Revenue	2,413,000
		Other Revenue
2,248,000	2,264,000	Medical Services Plan premiums	1,361,000
3,814,000	3,928,000	Other fees and licences	4,002,000
1,183,000	1,191,000	Investment earnings	1,179,000
3,238,000	3,362,000	Miscellaneous [3]	3,152,000
10,483,000	10,745,000	Total Other Revenue	9,694,000
		Contributions from the Federal Government
6,672,000	6,691,000	Health and social transfers	6,921,000
1,700,000	1,857,000	Other federal government contributions [4]	2,009,000
8,372,000	8,548,000	Total Contributions from the Federal Government	8,930,000
		Self-supported Crown Corporations
698,000	698,000	British Columbia Hydro and Power Authority	712,000
1,095,000	1,101,000	Liquor Distribution Branch	1,106,000
1,301,000	1,365,000	British Columbia Lottery Corporation	1,300,000
(225,000)	(1,296,000)	Insurance Corporation of British Columbia	(684,000)
(31,000)	(31,000)	Transportation Investment Corporation	—
121,000	129,000	Other [5]	130,000
2,959,000	1,966,000	Net Earnings of Self-supported Crown Corporations	2,564,000
52,407,000	52,069,000	Total Revenue	54,193,000

1   Figures have been rounded to the nearest million.

2   Includes provincial sales tax, tax on designated property, HST/PST housing transition tax, and harmonized sales tax related to prior years.

3   Includes reimbursements for health care and other services provided to external agencies and other recoveries.

4   Includes contributions for health, education, community development, housing and social service programs, and transportation projects.

5   Includes Columbia Power Corporation, BC Railway Company, Columbia Basin Trust power projects, and other agencies’ self-supported subsidiaries.

ESTIMATES, 18/19

ESTIMATED EXPENSE BY FUNCTION 1

($000)

Estimates	Forecast [2]		Estimates
2017/18	2017/18		2018/19

		Health
4,768,000	4,768,000	Medical Services Plan	4,959,000
1,347,000	1,347,000	Pharmacare	1,393,000
13,831,000	14,196,000	Regional services	14,723,000
801,000	508,000	Other healthcare expenses	576,000
20,747,000	20,819,000	Total Health	21,651,000
		Education
6,935,000	6,852,000	Elementary and secondary	7,198,000
6,094,000	6,091,000	Post-secondary	6,343,000
347,000	348,000	Other education expenses	356,000
13,376,000	13,291,000	Total Education	13,897,000
		Social Services
1,985,000	1,985,000	Social assistance	2,180,000
1,485,000	1,480,000	Child welfare	1,757,000
250,000	232,000	Low income tax credit transfers	287,000
1,025,000	1,026,000	Community living and other services	1,093,000
4,745,000	4,723,000	Total Social Services	5,317,000

1,830,000	1,916,000	Protection of persons and property	1,650,000
2,068,000	2,019,000	Transportation	2,134,000
2,720,000	2,892,000	Natural resources and economic development	2,433,000
1,635,000	1,643,000	Other	1,817,000
600,000	600,000	Contingencies	550,000
1,465,000	1,337,000	General government	1,436,000
2,675,000	2,578,000	Debt servicing	2,739,000
51,861,000	51,818,000	Total Expense	53,624,000

1   Figures have been rounded to the nearest million.

2   The 2017/18 Forecast amounts have been restated to be consistent with the 2018/19 Estimates presentation. See Significant Presentation Changes for details.

ESTIMATES, 18/19

ESTIMATED EXPENSE BY ORGANIZATION 1

($000)

Estimates [2]	Forecast [2]		Estimates
2017/18	2017/18		2018/19

82,191	74,191	Legislative Assembly	77,408
90,476	92,476	Officers of the Legislature	59,549
11,011	11,011	Office of the Premier	11,305
2,153,707	2,153,707	Ministry of Advanced Education, Skills and Training	2,211,614
85,152	85,152	Ministry of Agriculture	93,143
535,772	535,772	Ministry of Attorney General	582,979
1,595,020	1,590,020	Ministry of Children and Family Development	1,792,612
551,199	551,199	Ministry of Citizens’ Services	524,149
6,099,997	6,102,997	Ministry of Education	6,340,751
97,267	94,267	Ministry of Energy, Mines and Petroleum Resources	60,320
173,200	173,200	Ministry of Environment and Climate Change Strategy	179,286
3,826,865	4,074,865	Ministry of Finance [3]	579,093
1,148,463	1,290,463	Ministry of Forests, Lands, Natural Resource Operations and Rural Development	734,181
18,922,639	18,907,639	Ministry of Health	19,753,914
90,957	90,957	Ministry of Indigenous Relations and Reconciliation	99,516
120,823	118,823	Ministry of Jobs, Trade and Technology	105,269
11,524	11,524	Ministry of Labour	12,638
4,941	2,941	Ministry of Mental Health and Addictions	9,983
689,963	689,963	Ministry of Municipal Affairs and Housing	674,224
1,002,693	1,113,693	Ministry of Public Safety and Solicitor General	786,466
3,105,460	3,105,460	Ministry of Social Development and Poverty Reduction	3,363,727
138,032	138,032	Ministry of Tourism, Arts and Culture	144,381
843,545	839,545	Ministry of Transportation and Infrastructure	890,092
1,249,666	1,208,666	Management of Public Funds and Debt	1,275,907
3,363,437	3,063,437	Other Appropriations	3,574,493

45,994,000	46,120,000	Total Appropriations	43,937,000
(53,000)	(55,000)	Elimination of transactions between appropriations [4]	(59,000)
—	(127,000)	Reversal of prior year over accruals	—
45,941,000	45,938,000	Consolidated Revenue Fund Expense	43,878,000
2,967,000	2,951,000	Expenses recovered from external entities [5]	3,337,000
(28,819,000)	(28,839,000)	Grants to service delivery agencies and other internal transfers [3,6]	(26,829,000)
20,089,000	20,050,000	Ministries and special offices program expense	20,386,000
		Service delivery agency expense [7]
6,415,000	6,387,000	School districts	6,651,000
5,926,000	5,946,000	Post-secondary institutions	6,136,000
14,687,000	14,901,000	Health authorities and hospital societies	15,370,000
4,744,000	4,534,000	Other service delivery agencies	5,081,000
31,772,000	31,768,000	Service delivery agency expense	33,238,000
51,861,000	51,818,000	Total Expense	53,624,000

1  Figures, other than appropriations, have been rounded to the nearest million.

2   The 2017/18 Estimates and Forecast amounts have been restated to be consistent with the 2018/19 Estimates presentation. See Significant Presentation Changes for details.

3   The 2017/18 Estimates provided statutory authority to extinguish the fiscal agency loan agreement between government and the Transportation Investment Corporation in response to the decision to cancel tolls on the Port Mann bridge.

4   Reflects payments under an agreement where an expense from a voted appropriation is recorded as revenue by a special account.

5   Consolidated Revenue Fund expenses are reported net of cost recoveries received from external entities in order to arrive at net Vote requirements. On consolidation, the cost recoveries are added to expense for purposes of reporting total spending by government.

6   Grants and other payments between the Consolidated Revenue Fund and the service delivery agencies are eliminated to avoid double counting.

7   See Schedule H for details on estimated revenues and expenses for the major service delivery agencies.

ESTIMATES, 18/19

ESTIMATED GENERAL FUND APPROPRIATIONS

($000)

Estimates [1]	Vote		Estimates
2017/18	No. [2]		2018/19

		Legislative Assembly
82,191	1	Legislative Assembly	77,408
82,191		Total Voted Appropriations	77,408
82,191		Total Appropriations	77,408

		Officers of the Legislature
17,339	2	Auditor General	17,666
743	3	Conflict of Interest Commissioner	718
46,154	4	Elections BC	13,846
6,064	5	Information and Privacy Commissioner	6,252
1,125	6	Merit Commissioner	1,141
6,653	7	Ombudsperson	6,893
3,428	8	Police Complaint Commissioner	3,615
8,970	9	Representative for Children and Youth	9,418
90,476		Total Voted Appropriations	59,549
90,476		Total Appropriations	59,549

		Office of the Premier
11,011	10	Office of the Premier	11,305
11,011		Total Voted Appropriations	11,305
11,011		Total Appropriations	11,305

		Ministry of Advanced Education, Skills and Training
2,153,707	11	Ministry Operations	2,211,614
2,153,707		Total Voted Appropriations	2,211,614
2,153,707		Total Appropriations	2,211,614

		Ministry of Agriculture
67,403	12	Ministry Operations	75,359
4,549	13	Agricultural Land Commission	4,584
71,952		Total Voted Appropriations	79,943

22,000	(S)	Production Insurance Account	22,000
(8,800)		Less: Transfer from Ministry Operations Vote	(8,800)
13,200		Total Statutory Appropriations	13,200
85,152		Total Appropriations	93,143

¹    For comparison purposes, amounts shown for 2017/18 operating expenses have been restated to be consistent with the presentation of the 2018/19 Estimates. Schedule A presents a detailed reconciliation.

²    An (S) in the Vote No. column denotes a Special Account (Statutory Appropriation). A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act. Schedule B presents a summary of all Special Accounts.

ESTIMATES, 18/19

ESTIMATED GENERAL FUND APPROPRIATIONS (Continued)

($000)

Estimates [1]	Vote		Estimates
2017/18	No. [2]		2018/19

		Ministry of Attorney General
429,310	14	Ministry Operations	470,469
74,388	15	Judiciary	79,254
24,500	16	Crown Proceeding Act	24,500
7,574	17	Independent Investigations Office	8,756
535,772		Total Voted Appropriations	582,979

8,909	(S)	Public Guardian and Trustee Operating Account	9,365
(8,909)		Less: Transfer from Ministry Operations Vote	(9,365)
—		Total Statutory Appropriations	—
535,772		Total Appropriations	582,979

		Ministry of Children and Family Development
1,595,020	18	Ministry Operations	1,792,612
1,595,020		Total Voted Appropriations	1,792,612
1,595,020		Total Appropriations	1,792,612

		Ministry of Citizens’ Services
551,199	19	Ministry Operations	524,149
551,199		Total Voted Appropriations	524,149
551,199		Total Appropriations	524,149

		Ministry of Education
6,054,376	20	Ministry Operations	6,302,620
6,054,376		Total Voted Appropriations	6,302,620

38,001	(S)	British Columbia Training and Education Savings Program special account	30,001
7,620	(S)	Teachers Act Special Account	8,130
45,621		Total Statutory Appropriations	38,131
6,099,997		Total Appropriations	6,340,751

		Ministry of Energy, Mines and Petroleum Resources
94,968	21	Ministry Operations	58,015
94,968		Total Voted Appropriations	58,015

2,299	(S)	Innovative Clean Energy Fund special account	2,305
2,299		Total Statutory Appropriations	2,305
97,267		Total Appropriations	60,320

¹    For comparison purposes, amounts shown for 2017/18 operating expenses have been restated to be consistent with the presentation of the 2018/19 Estimates. Schedule A presents a detailed reconciliation.

²    An (S) in the Vote No. column denotes a Special Account (Statutory Appropriation). A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act. Schedule B presents a summary of all Special Accounts.

ESTIMATES, 18/19

ESTIMATED GENERAL FUND APPROPRIATIONS (Continued)

($000)

Estimates [1]	Vote		Estimates
2017/18	No. [2]		2018/19

		Ministry of Environment and Climate Change Strategy
138,720	22	Ministry Operations	133,949
11,870	23	Environmental Assessment Office	11,902
150,590		Total Voted Appropriations	145,851

3,675	(S)	Park Enhancement Fund special account	9,800
18,935	(S)	Sustainable Environment Fund	23,635
22,610		Total Statutory Appropriations	33,435
173,200		Total Appropriations	179,286

		Ministry of Finance
170,312	24	Ministry Operations	172,581
34,205	25	Government Communications and Public Engagement	35,384
53,410	26	BC Public Service Agency	56,268
1	27	Benefits	1
257,928		Total Voted Appropriations	264,234

3,505,000		Financial Administration Act	—
37,636	(S)	Housing Priority Initiatives special account	283,225
4,180	(S)	Insurance and Risk Management Account	4,493
57,585	(S)	Long Term Disability Fund special account	66,750
(35,474)		Less: Transfer from Ministry Operations Vote	(39,619)
10	(S)	Provincial Home Acquisition Wind Up special account	10
3,568,937		Total Statutory Appropriations	314,859
3,826,865		Total Appropriations	579,093

		Ministry of Forests, Lands, Natural Resource Operations and Rural Development
458,976	28	Ministry Operations	473,452
506,293	29	Fire Management	63,986
965,269		Total Voted Appropriations	537,438

183,174	(S)	BC Timber Sales Account	196,723
20	(S)	Crown Land special account	20
—	(S)	Forest Stand Management Fund	—
183,194		Total Statutory Appropriations	196,743
1,148,463		Total Appropriations	734,181

		Ministry of Health
18,775,389	30	Ministry Operations	19,606,664
18,775,389		Total Voted Appropriations	19,606,664

147,250	(S)	Health Special Account	147,250
147,250		Total Statutory Appropriations	147,250
18,922,639		Total Appropriations	19,753,914

¹    For comparison purposes, amounts shown for 2017/18 operating expenses have been restated to be consistent with the presentation of the 2018/19 Estimates. Schedule A presents a detailed reconciliation.

²    An (S) in the Vote No. column denotes a Special Account (Statutory Appropriation). A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act. Schedule B presents a summary of all Special Accounts.

ESTIMATES, 18/19

ESTIMATED GENERAL FUND APPROPRIATIONS (Continued)

($000)

Estimates [1]	Vote		Estimates
2017/18	No. [2]		2018/19

		Ministry of Indigenous Relations and Reconciliation
40,883	31	Ministry Operations	43,914
41,002	32	Treaty and Other Agreements Funding	46,438
81,885		Total Voted Appropriations	90,352

1,850	(S)	First Citizens Fund	1,900
7,222	(S)	First Nations Clean Energy Business Fund special account	7,264
9,072		Total Statutory Appropriations	9,164
90,957		Total Appropriations	99,516

		Ministry of Jobs, Trade and Technology
120,323	33	Ministry Operations	104,769
120,323		Total Voted Appropriations	104,769

500	(S)	Northern Development Fund	500
500		Total Statutory Appropriations	500
120,823		Total Appropriations	105,269

		Ministry of Labour
11,524	34	Ministry Operations	12,638
11,524		Total Voted Appropriations	12,638
11,524		Total Appropriations	12,638

		Ministry of Mental Health and Addictions
4,941	35	Ministry Operations	9,983
4,941		Total Voted Appropriations	9,983
4,941		Total Appropriations	9,983

		Ministry of Municipal Affairs and Housing
244,539	36	Ministry Operations	196,910
422,098	37	Housing	453,988
666,637		Total Voted Appropriations	650,898

12,884	(S)	Housing Endowment Fund special account	12,884
10,442	(S)	University Endowment Lands Administration Account	10,442
23,326		Total Statutory Appropriations	23,326
689,963		Total Appropriations	674,224

¹    For comparison purposes, amounts shown for 2017/18 operating expenses have been restated to be consistent with the presentation of the 2018/19 Estimates. Schedule A presents a detailed reconciliation.

²    An (S) in the Vote No. column denotes a Special Account (Statutory Appropriation). A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act. Schedule B presents a summary of all Special Accounts.

ESTIMATES, 18/19

ESTIMATED GENERAL FUND APPROPRIATIONS (Continued)

($000)

Estimates [1]	Vote		Estimates
2017/18	No. [2]		2018/19

		Ministry of Public Safety and Solicitor General
747,945	38	Ministry Operations	755,457
237,968	39	Emergency Program Act	14,728
985,913		Total Voted Appropriations	770,185

1,995	(S)	Civil Forfeiture Account	1,496
1,281	(S)	Corrections Work Program Account	1,281
—	(S)	Criminal Asset Management Fund	—
13,504	(S)	Victim Surcharge Special Account	13,504
16,780		Total Statutory Appropriations	16,281
1,002,693		Total Appropriations	786,466

		Ministry of Social Development and Poverty Reduction
3,105,460	40	Ministry Operations	3,363,727
3,105,460		Total Voted Appropriations	3,363,727
3,105,460		Total Appropriations	3,363,727

		Ministry of Tourism, Arts and Culture
133,832	41	Ministry Operations	140,681
133,832		Total Voted Appropriations	140,681

2,500	(S)	BC Arts and Culture Endowment special account	2,500
1,700	(S)	Physical Fitness and Amateur Sports Fund	1,200
4,200		Total Statutory Appropriations	3,700
138,032		Total Appropriations	144,381

		Ministry of Transportation and Infrastructure
843,545	42	Ministry Operations	890,092
843,545		Total Voted Appropriations	890,092
843,545		Total Appropriations	890,092

		Management of Public Funds and Debt
1,249,666	43	Management of Public Funds and Debt	1,275,907
1,249,666		Total Voted Appropriations	1,275,907
1,249,666		Total Appropriations	1,275,907

¹    For comparison purposes, amounts shown for 2017/18 operating expenses have been restated to be consistent with the presentation of the 2018/19 Estimates. Schedule A presents a detailed reconciliation.

²    An (S) in the Vote No. column denotes a Special Account (Statutory Appropriation). A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act. Schedule B presents a summary of all Special Accounts.

ESTIMATES, 18/19

ESTIMATED GENERAL FUND APPROPRIATIONS (Continued)

($000)

Estimates [1]	Vote		Estimates
2017/18	No. [2]		2018/19

		Other Appropriations
600,000	44	Contingencies (All Ministries) and New Programs	550,000
1,591,024	45	Capital Funding	1,772,046
1	46	Commissions on Collection of Public Funds	1
1	47	Allowances for Doubtful Revenue Accounts	1
1,166,000	48	Tax Transfers	1,246,000
2,594	49	Auditor General for Local Government	2,600
3,817	50	Forest Practices Board	3,845
3,363,437		Total Voted Appropriations	3,574,493

3,363,437		Total Appropriations	3,574,493

		Summary
41,957,011		Total Voted Appropriations	43,138,106
4,036,989		Total Statutory Appropriations	798,894
45,994,000		Total Appropriations	43,937,000

¹    For comparison purposes, amounts shown for 2017/18 operating expenses have been restated to be consistent with the presentation of the 2018/19 Estimates. Schedule A presents a detailed reconciliation.

²    An (S) in the Vote No. column denotes a Special Account (Statutory Appropriation). A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act. Schedule B presents a summary of all Special Accounts.

ESTIMATES OF SPECIAL OFFICES,

MINISTRIES AND OTHER APPROPRIATIONS

Legislative Assembly

Officers of the Legislature

Office of the Premier

Ministry of Advanced Education, Skills and Training

Ministry of Agriculture

Ministry of Attorney General

Ministry of Children and Family Development

Ministry of Citizens’ Services

Ministry of Education

Ministry of Energy, Mines and Petroleum Resources

Ministry of Environment and Climate Change Strategy

Ministry of Finance

Ministry of Forests, Lands, Natural Resource Operations and Rural Development

Ministry of Health

Ministry of Indigenous Relations and Reconciliation

Ministry of Jobs, Trade and Technology

Ministry of Labour

Ministry of Mental Health and Addictions

Ministry of Municipal Affairs and Housing

Ministry of Public Safety and Solicitor General

Ministry of Social Development and Poverty Reduction

Ministry of Tourism, Arts and Culture

Ministry of Transportation and Infrastructure

Management of Public Funds and Debt

Other Appropriations

LEGISLATIVE ASSEMBLY

SUMMARY

($000)

	Estimates	Estimates
	2017/18[1]	2018/19
VOTED APPROPRIATION
Vote 1 — Legislative Assembly	82,191	77,408

OPERATING EXPENSES	82,191	77,408

CAPITAL EXPENDITURES [2]	3,836	4,378
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1   For comparative purposes, figures shown for the 2017/18 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2018/19 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.

2   A listing of estimated capital expenditures by ministry is presented in Schedule C.

3   A summary of loans, investments and other requirements by ministry is presented in Schedule D.

4   A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

LEGISLATIVE ASSEMBLY

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2017/18	2018/19

VOTE 1 — LEGISLATIVE ASSEMBLY

This vote provides for the operation and administration of the Legislative Assembly and its parliamentary committees; and it also includes provisions for Members’ and staff compensation, constituency office allowances, caucus support services, Parliament Buildings and precinct maintenance, the issue of grants, and other related costs. Costs may be recovered from ministries, officers of the Legislature, government organizations, and individuals for activities described within this vote.

OPERATING EXPENSES
Members’ Services	46,458	39,965
Caucus Support Services	7,606	7,795
Office of the Speaker	360	389
Office of the Clerk	867	1,041
Clerk of the Committees	724	886
Legislative Operations	14,610	15,598
Sergeant-at-Arms	5,533	5,740
Hansard	3,891	3,792
Legislative Library	2,142	2,202
	82,191	77,408

CAPITAL EXPENDITURES
Legislative Operations	3,836	4,378

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	47,932	44,153
Operating Costs	12,421	12,169
Government Transfers	20	20
Other Expenses	22,445	21,705
Internal Recoveries	(47)	(47)
External Recoveries	(580)	(592)
TOTAL OPERATING EXPENSES	82,191	77,408

OFFICERS OF THE LEGISLATURE

SUMMARY

($000)

	Estimates	Estimates
	2017/18[1]	2018/19
VOTED APPROPRIATIONS
Vote 2 — Auditor General	17,339	17,666
Vote 3 — Conflict of Interest Commissioner	743	718
Vote 4 — Elections BC	46,154	13,846
Vote 5 — Information and Privacy Commissioner	6,064	6,252
Vote 6 — Merit Commissioner	1,125	1,141
Vote 7 — Ombudsperson	6,653	6,893
Vote 8 — Police Complaint Commissioner	3,428	3,615
Vote 9 — Representative for Children and Youth	8,970	9,418

OPERATING EXPENSES	90,476	59,549

CAPITAL EXPENDITURES [2]	1,150	1,200
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1   For comparative purposes, figures shown for the 2017/18 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2018/19 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.

2   A listing of estimated capital expenditures by ministry is presented in Schedule C.

3   A summary of loans, investments and other requirements by ministry is presented in Schedule D.

4   A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

OFFICERS OF THE LEGISLATURE

SUMMARY BY VOTE

($000)

	2017/18	2018/19 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net
Auditor General	17,339	17,666	—	17,666
Conflict of Interest Commissioner	743	718	—	718
Elections BC	46,154	13,846	—	13,846
Information and Privacy Commissioner	6,064	6,254	(2)	6,252
Merit Commissioner	1,125	1,141	—	1,141
Ombudsperson	6,653	6,958	(65)	6,893
Police Complaint Commissioner	3,428	3,616	(1)	3,615
Representative for Children and Youth	8,970	9,420	(2)	9,418

TOTAL OPERATING EXPENSES	90,476	59,619	(70)	59,549

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net
Auditor General	350	250	—	250
Conflict of Interest Commissioner	25	25	—	25
Elections BC	550	700	—	700
Information and Privacy Commissioner	45	45	—	45
Merit Commissioner	15	15	—	15
Ombudsperson	75	75	—	75
Police Complaint Commissioner	40	40	—	40
Representative for Children and Youth	50	50	—	50

TOTAL CAPITAL EXPENDITURES	1,150	1,200	—	1,200

OFFICERS OF THE LEGISLATURE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2017/18	2018/19

VOTE 2 — AUDITOR GENERAL

This vote provides for the operations of the office of the Auditor General. The Auditor General, an officer of the Legislature under the authority of the Auditor General Act, exists to help Members of the Legislative Assembly hold the government accountable. Through audit opinions, the Auditor General gives legislators audit assessments about the fairness and reliability of the financial statements and public accounts of the government. The Auditor General also assesses the operations and performance of the government’s programs and services. The reports of the Auditor General are tabled with the Legislative Assembly and discussed, in a public forum, with the Public Accounts Committee of the Legislature.

OPERATING EXPENSES
Auditor General	17,339	17,666

CAPITAL EXPENDITURES
Auditor General	350	250

VOTE 3 — CONFLICT OF INTEREST COMMISSIONER

This vote provides for the operations of the office of the Conflict of Interest Commissioner. The commissioner is an officer of the Legislature with a mandate under the Members’ Conflict of Interest Act to meet the requirements under the Act.

OPERATING EXPENSES
Conflict of Interest Commissioner	743	718

CAPITAL EXPENDITURES
Conflict of Interest Commissioner	25	25

VOTE 4 — ELECTIONS BC

This vote provides for the ongoing operating costs of the office of the Chief Electoral Officer and provides for the administration of provincial elections, plebiscites, voter registration and list maintenance, enumerations, referenda, electoral boundaries, provincial and local election financing, registration of political parties and constituency associations, recall petitions, initiative petitions and initiative votes, and other aspects of the electoral process. The chief electoral officer is an officer of the Legislature and is responsible for the administration of the Election Act, the Recall and Initiative Act, and the Local Elections Campaign Financing Act.

OPERATING EXPENSES
Elections BC	46,154	13,846

CAPITAL EXPENDITURES
Elections BC	550	700

OFFICERS OF THE LEGISLATURE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2017/18	2018/19

VOTE 5 — INFORMATION AND PRIVACY COMMISSIONER

This vote provides for the salaries, benefits, and expenses of the office of the Information and Privacy Commissioner and provides for other duties and functions given to the commissioner by statute. The commissioner is an officer of the Legislature under the Freedom of Information and Protection of Privacy Act and under the Personal Information Protection Act, with a broad mandate to protect the rights given to the public under the Freedom of Information and Protection of Privacy Act and the Personal Information Protection Act. This includes conducting reviews of access to information requests, investigating complaints, monitoring general compliance with the Acts, promoting freedom of information and protection of privacy principles, and overseeing and enforcing the Lobbyist Registry program pursuant to the Lobbyists Registration Act. This vote also provides for freedom of information and protection of privacy conferences sponsored or hosted by the office of the Information and Privacy Commissioner. Costs may be recovered from ministries, participants, and sponsoring organizations for activities described within this vote.

OPERATING EXPENSES
Information and Privacy Commissioner	6,064	6,252

CAPITAL EXPENDITURES
Information and Privacy Commissioner	45	45

VOTE 6 — MERIT COMMISSIONER

This vote provides for the salaries, benefits, and expenses for the operation of the office of the Merit Commissioner. The merit commissioner is an officer of the Legislature with a mandate to monitor the principle of merit in appointments to and within the BC Public Service as defined in the Public Service Act.

OPERATING EXPENSES
Merit Commissioner	1,125	1,141

CAPITAL EXPENDITURES
Merit Commissioner	15	15

VOTE 7 — OMBUDSPERSON

This vote provides for the salaries, benefits, and expenses for the operation of the office of the Ombudsperson. The Ombudsperson is an officer of the Legislature under the authority of the Ombudsperson Act. The office of the Ombudsperson fairly and impartially investigates the actions and the decisions of government bodies. The jurisdiction of the Ombudsperson extends to provincial ministries, agencies, boards and commissions, Crown corporations, local governments, health authorities, school districts, colleges, universities, governing bodies of professional and occupational associations, and other authorities listed in the schedule to the Ombudsperson Act. The Ombudsperson may undertake initiatives to increase public understanding of the role of the Ombudsperson and to improve government’s and other public bodies’ commitment to respect the principles of administrative fairness and natural justice. This vote also provides for the delivery of corporate shared services to other officers of the Legislature and database application services to other jurisdictions. Costs may be recovered from officers of the Legislature, other jurisdictions, and external organizations for activities described within this vote.

OPERATING EXPENSES
Ombudsperson	6,653	6,893

CAPITAL EXPENDITURES
Ombudsperson	75	75

OFFICERS OF THE LEGISLATURE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2017/18	2018/19

VOTE 8 — POLICE COMPLAINT COMMISSIONER

This vote provides for the salaries, benefits, and expenses of the police complaint commissioner and staff and the costs incurred by the office of the Police Complaint Commissioner in dealing with complaints against municipal police and members of policing units designated by the Lieutenant Governor in Council. The police complaint commissioner is an officer of the Legislature under the authority of the Police Act. Costs may be recovered from external organizations for activities described within this vote.

OPERATING EXPENSES
Police Complaint Commissioner	3,428	3,615

CAPITAL EXPENDITURES
Police Complaint Commissioner	40	40

VOTE 9 — REPRESENTATIVE FOR CHILDREN AND YOUTH

This vote provides for the salaries, benefits, and expenses for the operation of the office of the Representative for Children and Youth. The representative is an officer of the Legislature appointed under the authority of the Representative for Children and Youth Act. The representative reviews, investigates, and reports on the critical injuries and deaths of children in care or children receiving reviewable services from public bodies; advocates on behalf of children and their families and young adults up to age 24 who are eligible to receive services from Community Living British Columbia with respect to designated services; and monitors, reviews, and audits the provision of designated services. This vote also provides for conferences and events hosted or sponsored by the Representative for Children and Youth. Costs may be recovered from ministries, participants, and sponsoring organizations for activities described within this vote.

OPERATING EXPENSES
Representative for Children and Youth	8,970	9,418

CAPITAL EXPENDITURES
Representative for Children and Youth	50	50

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	59,574	41,554
Operating Costs	30,863	17,963
Government Transfers	74	80
Other Expenses	853	850
Internal Recoveries	(818)	(828)
External Recoveries	(70)	(70)
TOTAL OPERATING EXPENSES	90,476	59,549

OFFICE OF THE PREMIER

The mission of the Office of the Premier is to provide leadership across government and Crown agencies to ensure timely decision making and effective service delivery, supported by the transparency and accountability of government practices.

SUMMARY

($000)

	Estimates	Estimates
	2017/18[1]	2018/19
VOTED APPROPRIATION
Vote 10 — Office of the Premier	11,011	11,305

OPERATING EXPENSES	11,011	11,305

CAPITAL EXPENDITURES ²	1	1
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1   For comparative purposes, figures shown for the 2017/18 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2018/19 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.

2   A listing of estimated capital expenditures by ministry is presented in Schedule C.

3   A summary of loans, investments and other requirements by ministry is presented in Schedule D.

4   A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

OFFICE OF THE PREMIER

SUMMARY BY CORE BUSINESS

($000)

	2017/18	2018/19 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Intergovernmental Relations Secretariat	2,818	3,784	(701)	3,083
Executive and Support Services	8,193	8,223	(1)	8,222

TOTAL OPERATING EXPENSES	11,011	12,007	(702)	11,305

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	1	1	—	1

TOTAL CAPITAL EXPENDITURES	1	1	—	1

OFFICE OF THE PREMIER

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2017/18	2018/19

VOTE 10 — OFFICE OF THE PREMIER

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Intergovernmental Relations Secretariat and Executive and Support Services.

INTERGOVERNMENTAL RELATIONS SECRETARIAT

Voted Appropriation
Intergovernmental Relations Secretariat	2,818	3,083

Voted Appropriation Description: This sub-vote provides for management and administrative support for the Executive Council (Cabinet) in the development and coordination of advice, policy, negotiations, issues management, and public consultation relating to federal-provincial, interprovincial, and international relations initiatives. This sub-vote includes support for the Premier and Cabinet participation in First Ministers’ Conferences, Premiers’ Conferences, Joint Cabinet Meetings with neighbouring jurisdictions, and ministerial conferences. This sub-vote manages the Canada-British Columbia Agreement on French-Language Services. This sub-vote also provides for the Office of Protocol; and for costs of official ceremonies, programs for visiting dignitaries, government-hosted functions, and government honours and awards by authority of the Provincial Symbols and Honours Act. Costs may be recovered from ministries, organizations within the government reporting entity, and parties external to government for activities described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Premier’s Office	3,062	3,078
Executive Operations	5,131	5,144
	8,193	8,222

Voted Appropriations Description: This sub-vote provides for the office of the Premier and includes salaries, benefits, allowances, and operating expenses for the Premier and staff; the management of cross-government issues and corporate planning; funding for cross-government and other initiatives that support the government’s mandate; support of the Executive Council, including government administration, and Executive Council Committees, as well as the salaries, benefits, allowances, and operating expenses for the deputy ministers’ offices; salaries, benefits, and other expenses incurred in providing policy, planning, and operational support to the Executive Council and its committees; and for the planning and coordination of legislative priorities. Costs may be recovered from ministries, Crown agencies, and other organizations within government for activities described within this sub-vote.

VOTE 10 — OFFICE OF THE PREMIER	11,011	11,305

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	9,268	9,312
Operating Costs	1,733	1,771
Government Transfers	862	1,112
Other Expenses	658	659
Internal Recoveries	(809)	(847)
External Recoveries	(701)	(702)
TOTAL OPERATING EXPENSES	11,011	11,305

MINISTRY OF ADVANCED EDUCATION, SKILLS AND TRAINING

The mission of the Ministry of Advanced Education, Skills and Training is to champion innovation, inclusive and sustainable communities, within an integrated, coordinated post-secondary education and skills training system that is affordable and accessible to empower British Columbians from all backgrounds to thrive.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2017/18[1]	2018/19
VOTED APPROPRIATION
Vote 11 — Ministry Operations	2,153,707	2,211,614

OPERATING EXPENSES	2,153,707	2,211,614

CAPITAL EXPENDITURES [2]	2,397	504
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1   For comparative purposes, figures shown for the 2017/18 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2018/19 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.

2   A listing of estimated capital expenditures by ministry is presented in Schedule C.

3   A summary of loans, investments and other requirements by ministry is presented in Schedule D.

4   A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF ADVANCED EDUCATION, SKILLS AND TRAINING

SUMMARY BY CORE BUSINESS

($000)

	2017/18	2018/19 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Educational Institutions and Organizations	1,957,700	2,006,011	(2)	2,006,009
Student Services Programs	72,076	70,397	(2)	70,395
Private Training Institutions	1	3,502	(3,501)	1
Labour Market and Information	6,600	122,295	(105,389)	16,906
Transfers to Crown Corporations and Agencies	96,974	97,679	—	97,679
Executive and Support Services	20,356	21,142	(518)	20,624

TOTAL OPERATING EXPENSES	2,153,707	2,321,026	(109,412)	2,211,614

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	2,397	504	—	504

TOTAL CAPITAL EXPENDITURES	2,397	504	—	504

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	Net	Disbursements	Receipts	Net

Core Business
Educational Institutions and Organizations	—	66,771	(66,771)	—
TOTAL REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	—	66,771	(66,771)	—

MINISTRY OF ADVANCED EDUCATION, SKILLS AND TRAINING

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2017/18	2018/19

VOTE 11 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Educational Institutions and Organizations, Student Services Programs, Private Training Institutions, Labour Market and Information, Transfers to Crown Corporations and Agencies, and Executive and Support Services.

EDUCATIONAL INSTITUTIONS AND ORGANIZATIONS

Voted Appropriation
Educational Institutions and Organizations	1,957,700	2,006,009

Voted Appropriation Description: This sub-vote provides funding to universities, colleges, institutes, educational agencies, and other organizations to support the post-secondary education system and for initiatives that enhance student performance and access. Costs may be recovered from ministries, educational organizations, and the federal government for activities described within this sub-vote.

STUDENT SERVICES PROGRAMS

Voted Appropriation
Student Services Programs	72,076	70,395

Voted Appropriation Description: This sub-vote provides for the administration, operations, and delivery of student services programs. This sub-vote also provides financial, income, and other assistance to and for students, including scholarships, bursaries, loan forgiveness programs, transfers to students, and transfers for initiatives that enhance student performance and access. Costs may be recovered from educational organizations, the federal government, and parties external to government for activities described within this sub-vote.

PRIVATE TRAINING INSTITUTIONS

Voted Appropriation
Private Training Institutions	1	1

Voted Appropriation Description: This sub-vote provides for the policy, administration, operations, and compliance related to providing for quality education standards for private post-secondary institutions. This sub-vote also provides for the administration of the Student Tuition Protection Fund. Costs may be recovered from ministries, government organizations, and private post-secondary institutions for activities described within this sub-vote.

LABOUR MARKET AND INFORMATION

Voted Appropriations
Strategy and Planning	1,431	1,449
Labour Market Information and Policy	2,565	2,599
Labour Market and Skills Training Programs	2,604	12,858
	6,600	16,906

Voted Appropriations Description: This sub-vote provides for the development and implementation of policy and programs to support the development and training of British Columbia’s workforce. It includes oversight of the Industry Training Authority and the negotiation and implementation of federal/provincial agreements related to workforce development and training. This sub-vote also provides for the development of labour market information that is disseminated through the WorkBC and WelcomeBC websites and development of industry-led workforce development strategies and strategic initiatives. Costs may be recovered from ministries, Crown agencies, boards and commissions, the federal government, and parties external to government for activities described within this sub-vote.

TRANSFERS TO CROWN CORPORATIONS AND AGENCIES

Voted Appropriation
Industry Training Authority	96,974	97,679

Voted Appropriation Description: This sub-vote provides for transfers to Crown corporations and agencies including the Industry Training Authority.

MINISTRY OF ADVANCED EDUCATION, SKILLS AND TRAINING

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2017/18	2018/19

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	735	735
Corporate Services	19,621	19,889
	20,356	20,624

Voted Appropriations Description: This sub-vote provides for ministry leadership and direction, establishment of policy and accountability, and provides program support for the post-secondary system and student services programs. This sub-vote also provides for quality assessment for public and private post-secondary degree-granting institutions. This sub-vote also provides for the office of the Minister of Advanced Education, Skills and Training and includes salaries, benefits, allowances, and operating expenses for the minister and the minister’s staff; and for corporate services to the ministry. Costs may be recovered from ministries, government organizations, the federal government, and parties external to government for activities described within this sub-vote.

VOTE 11 — MINISTRY OPERATIONS	2,153,707	2,211,614

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	29,913	33,852
Operating Costs	18,739	22,159
Government Transfers	2,206,217	2,297,164
Other Expenses	225	220
Internal Recoveries	(32,363)	(32,369)
External Recoveries	(69,024)	(109,412)
TOTAL OPERATING EXPENSES	2,153,707	2,211,614

MINISTRY OF ADVANCED EDUCATION, SKILLS AND TRAINING

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES BY CORE BUSINESS

($000)

Estimates	Estimates
2017/18	2018/19

EDUCATIONAL INSTITUTIONS AND ORGANIZATIONS

POST-SECONDARY INSTITUTIONS — Disbursements are provided by the province to post-secondary institutions for capital projects under the federal Strategic Investment Fund. Federal funding is received by the Ministry of Advanced Education, Skills and Training on the post-secondary institutions’ behalf. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	128,031	66,771
Receipts	(128,031)	(66,771)
Net Cash Requirement (Source)	—	—

MINISTRY OF AGRICULTURE

The mission of the Ministry of Agriculture is to cultivate a competitive and socially responsible agrifood sector.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2017/18[1]	2018/19
VOTED APPROPRIATIONS
Vote 12 — Ministry Operations	67,403	75,359
Vote 13 — Agricultural Land Commission	4,549	4,584

STATUTORY APPROPRIATIONS
Production Insurance Account Special Account	22,000	22,000
Less: Transfer from Ministry Operations Vote	(8,800)	(8,800)

OPERATING EXPENSES	85,152	93,143

CAPITAL EXPENDITURES [2]	540	1,191
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1 For comparative purposes, figures shown for the 2017/18 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2018/19 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.

2 A listing of estimated capital expenditures by ministry is presented in Schedule C.

3 A summary of loans, investments and other requirements by ministry is presented in Schedule D.

4 A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF AGRICULTURE

SUMMARY BY CORE BUSINESS

($000)

	2017/18	2018/19 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Agriculture Science and Policy	16,343	32,733	(13,867)	18,866
Business Development	43,089	58,966	(10,552)	48,414
BC Farm Industry Review Board	1,214	1,235	(2)	1,233
Executive and Support Services	6,757	6,848	(2)	6,846
Agricultural Land Commission	4,549	4,586	(2)	4,584
Production Insurance Account Special Account	13,200	13,201	(1)	13,200

TOTAL OPERATING EXPENSES	85,152	117,569	(24,426)	93,143

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	540	1,191	—	1,191

TOTAL CAPITAL EXPENDITURES	540	1,191	—	1,191

MINISTRY OF AGRICULTURE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2017/18	2018/19

VOTE 12 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Agriculture Science and Policy, Business Development, BC Farm Industry Review Board, and Executive and Support Services.

AGRICULTURE SCIENCE AND POLICY

Voted Appropriation
Agriculture Science and Policy	16,343	18,866

Voted Appropriation Description: This sub-vote provides for surveillance, diagnostic services, and management systems, including licensing and inspection to monitor and improve plant, animal, and public health. It also provides for improving public health protection and consumer and retail confidence in the safety of British Columbia’s meat, seafood, and agrifood products through inspection and regulatory compliance, education and awareness, surveillance, risk assessment, and development of policy, programs, and strategies to address identified risks. This sub-vote also provides for planning, establishing, and ensuring program compliance with federal-provincial trade agreements and legislation related to a competitive and profitable agriculture sector; policy and regulatory development; economic and statistical analysis for the agrifood and seafood sectors; and corporate leadership related to business transformation. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, and individuals for activities described within this sub-vote.

BUSINESS DEVELOPMENT

Voted Appropriation
Business Development	43,089	48,414

Voted Appropriation Description: This sub-vote provides for provincial and federal-provincial agricultural risk management programs, insurance schemes, and funding of programs and trusts; regional sector support in emergency management; support for agrifood industry growth, agrifood business development, youth development, and agroforestry; and promotion of public support for the agriculture food sector. This sub-vote also funds initiatives related to strengthening farming programs, including partnerships with industry, local governments, and others to manage land use planning, resolve management issues, and identify opportunities. This sub-vote also provides for agri-environmental initiatives supporting program development and addressing environmental risks to and from the sector; development of beneficial management practices, innovation, and domestic and international marketing programs; climate adaptation; and development and implementation of a premise identification registry. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, and individuals for activities described within this sub-vote.

BC FARM INDUSTRY REVIEW BOARD

Voted Appropriation
BC Farm Industry Review Board	1,214	1,233

Voted Appropriation Description: This sub-vote provides for the supervision of the marketing boards and commissions formed under the Natural Products Marketing (BC) Act, the hearing of appeals of marketing board and commission orders, decisions and determinations, the hearing of complaints and conducting inquiries related to farm practices under the Farm Practices Protection (Right to Farm) Act, and the hearing of animal seizure appeals under the Prevention of Cruelty to Animals Act. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, and individuals for activities described within this sub-vote.

MINISTRY OF AGRICULTURE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2017/18	2018/19

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	638	638
Corporate Services	6,119	6,208
	6,757	6,846

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Agriculture, including salaries, benefits, allowances, and operating expenses for the minister and the minister’s staff; and executive support, including the deputy minister’s office and corporate administration. This sub-vote also provides for executive direction to the ministry; finance, administrative, strategic human resources, and information management services and systems; information and privacy; revenue collection; and trust fund management for ministry operations, programs, and clients. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, and individuals for activities described within this sub-vote.

VOTE 12 — MINISTRY OPERATIONS	67,403	75,359

MINISTRY OF AGRICULTURE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2017/18	2018/19

VOTE 13 — AGRICULTURAL LAND COMMISSION

This vote provides for the programs, operations, and other activities described in the voted appropriation under the following core business: Agricultural Land Commission.

AGRICULTURAL LAND COMMISSION

Voted Appropriation
Agricultural Land Commission	4,549	4,584

Voted Appropriation Description: This sub-vote provides for the operation of the Agricultural Land Commission. Under the Agricultural Land Commission Act, the commission is responsible for preserving the scarce supply of agricultural land in the province through policies, programs, and compliance and enforcement activities that foster long-term sustainability and encourage farm businesses. The commission responds to the needs of farmers, landowners, applicants, local governments, and others. A portion of the fees for the applications made under the Agricultural Land Commission Act is retained by local governments for services provided in the application process. Fees may be refunded if service standards are not met. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, and individuals for activities described within this sub-vote.

VOTE 13 — AGRICULTURAL LAND COMMISSION	4,549	4,584

MINISTRY OF AGRICULTURE

STATUTORY DESCRIPTIONS

($000)

Estimates	Estimates
2017/18	2018/19

STATUTORY APPROPRIATIONS

This statutory appropriation provides for the programs, operations, and other activities of the following special account: Production Insurance Account.

PRODUCTION INSURANCE ACCOUNT

Statutory Appropriation
Production Insurance Account	22,000	22,000
Less: Transfer from Ministry Operations Vote	(8,800)	(8,800)
	13,200	13,200

Statutory Appropriation Description: This statutory appropriation provides for the Production Insurance Account which is governed under the Special Accounts Appropriation and Control Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	30,797	31,832
Operating Costs	15,860	15,905
Government Transfers	35,757	42,617
Other Expenses	27,173	27,224
Internal Recoveries	(9)	(9)
External Recoveries	(24,426)	(24,426)
TOTAL OPERATING EXPENSES	85,152	93,143

MINISTRY OF AGRICULTURE

SPECIAL ACCOUNTS¹

($000)

Estimates	Estimates
2017/18	2018/19

PRODUCTION INSURANCE ACCOUNT

This account was established as a special account in 2005 by section 9.2 of the Special Accounts Appropriation and Control Act and replaces the Crop Insurance Fund created by a regulation under the Insurance for Crops Act. Production Insurance is an insurance scheme that stabilizes farm income by minimizing, at an individual level, the detrimental economic effects of losses due to uncontrollable natural perils. The purpose of this account is to receive premiums from the federal government, the province, producers, and indemnity and other payments through reinsurance. This account also earns interest on accumulated funds. Expenses include indemnification payments to producers, reinsurance premiums to third parties, and any third party costs of adjustments. Costs may be recovered from external organizations for reinsurance proceeds.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	33,410	38,110
OPERATING TRANSACTIONS
Revenue	17,900	17,900
Expense	(22,001)	(22,001)
Internal and External Recoveries	1	1
Transfer from Ministry Operations Vote	8,800	8,800
Net Revenue (Expense)	4,700	4,700

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	38,110	42,810

NOTES

¹      A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

²      The Spending Authority Available at the Beginning of the Fiscal Year 2017/18 is based on the 2016/17 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF ATTORNEY GENERAL

The mission of the Ministry of Attorney General is to administer justice and provide legal advice to government, administer regulations for the liquor industry, and ensure that the public has confidence in British Columbia’s gaming sector.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2017/18[1]	2018/19
VOTED APPROPRIATIONS
Vote 14 — Ministry Operations	429,310	470,469
Vote 15 — Judiciary	74,388	79,254
Vote 16 — Crown Proceeding Act	24,500	24,500
Vote 17 — Independent Investigations Office	7,574	8,756

STATUTORY APPROPRIATIONS
Public Guardian and Trustee Operating Account Special Account	8,909	9,365
Less: Transfer from Ministry Operations Vote	(8,909)	(9,365)

OPERATING EXPENSES	535,772	582,979

CAPITAL EXPENDITURES [2]	5,248	5,562
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1     For comparative purposes, figures shown for the 2017/18 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2018/19 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.

2     A listing of estimated capital expenditures by ministry is presented in Schedule C.

3     A summary of loans, investments and other requirements by ministry is presented in Schedule D.

4     A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF ATTORNEY GENERAL

SUMMARY BY CORE BUSINESS

($000)

	2017/18	2018/19 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Justice Services	113,049	129,491	(3,302)	126,189
Prosecution Services	127,756	140,019	(1)	140,018
Court Services	103,261	112,760	(2,852)	109,908
Legal Services	21,894	28,170	(300)	27,870
Agencies, Boards, Commissions and Other Tribunals	23,537	34,648	(9,414)	25,234
Liquor Control and Licensing	1	11,749	(11,748)	1
Gaming Policy and Enforcement	19,146	135,107	(115,872)	19,235
Executive and Support Services	20,666	22,016	(2)	22,014
Judiciary	74,388	79,254	—	79,254
Crown Proceeding Act	24,500	24,500	—	24,500
Independent Investigations Office	7,574	8,756	—	8,756
Public Guardian and Trustee Operating Account Special Account	—	19,373	(19,373)	—

TOTAL OPERATING EXPENSES	535,772	745,843	(162,864)	582,979

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Agencies, Boards, Commissions and Other Tribunals	10	10	—	10
Liquor Control and Licensing	187	—	—	—
Executive and Support Services	4,118	4,619	—	4,619
Judiciary	570	570	—	570
Public Guardian and Trustee Operating Account Special Account	363	363	—	363

TOTAL CAPITAL EXPENDITURES	5,248	5,562	—	5,562

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	—	—	—	—
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	—	—	—	—

MINISTRY OF ATTORNEY GENERAL

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2017/18	2018/19

VOTE 14 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Justice Services; Prosecution Services; Court Services; Legal Services; Agencies, Boards, Commissions and Other Tribunals; Liquor Control and Licensing; Gaming Policy and Enforcement; and Executive and Support Services.

JUSTICE SERVICES

Voted Appropriation
Justice Services	113,049	126,189

Voted Appropriation Description: This sub-vote provides for the administration, management, and transformation of justice services throughout the province, including administrative justice reform; Indigenous justice, public, criminal, civil, and family law reform; and broad justice system policy development to support a more accessible, efficient, and effective justice system. This sub-vote also provides for legal aid, human rights, and other publicly-funded legal counsel services; development and management of legislation; access to justice services; support for the federal/provincial/territorial process for discussion of national justice issues and negotiations between the various levels of government; the investigations of matters relating to the administration of the Correction Act and court services; maintenance enforcement and services associated with inter-jurisdictional support court orders; information and alternative-to-court dispute resolution services for separating and divorcing parents and their children; preparation of Provincial and Supreme Court ordered parenting assessments and views of the child reports in Family Law Act matters; parenting after separation programs; provision of mediation services for Child, Family and Community Services Act child protection matters; developing and promoting non-adversarial dispute resolution options within the justice system and throughout the government; and public legal education and information coordination. Costs may be recovered from ministries, the Legal Services Society, the federal government, and parties external to government for activities described within this sub-vote.

PROSECUTION SERVICES

Voted Appropriation
Prosecution Services	127,756	140,018

Voted Appropriation Description: This sub-vote provides for the operation of Crown counsel services, including approval and conduct of criminal prosecutions and appeals of offences; advice to government on all criminal law matters; and responsibility for all other matters mandated by the Crown Counsel Act. Costs may be recovered from the Victim Surcharge Special Account to enable compliance with the Victims of Crime Act. Costs may also be recovered from the federal government for activities described within this sub-vote.

COURT SERVICES

Voted Appropriation
Court Services	103,261	109,908

Voted Appropriation Description: This sub-vote provides for court registry operations, court administration, juror support services, prisoner escort, and court security support to the Court of Appeal, Supreme Court, and Provincial Court. Costs may be recovered from ministries for activities described within this sub-vote; from the federal and municipal governments for costs related to ticket enforcement, circuit courts, and other justice-related initiatives; from contracted bailiffs for civil execution services; and from parties or the public for costs associated with activities described within this sub-vote.

LEGAL SERVICES

Voted Appropriation
Legal Services	21,894	27,870

Voted Appropriation Description: This sub-vote provides for legal and related services, including legal advice; representation in civil litigation; and drafting, preparing, filing, and publishing statutes, regulations, and Orders in Council to the province and various agencies, boards and commissions, and other organizations. This sub-vote also provides for administration of Orders in Council and appeals to the Executive Council. Costs may be recovered from ministries, Crown agencies, boards and commissions, and other organizations for activities described within this sub-vote.

MINISTRY OF ATTORNEY GENERAL

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2017/18	2018/19

AGENCIES, BOARDS, COMMISSIONS AND OTHER TRIBUNALS

Voted Appropriations
Agencies, Boards, Commissions and Other Tribunals	23,536	25,233
British Columbia Utilities Commission	1	1
	23,537	25,234

Voted Appropriations Description: This sub-vote provides for the costs of the British Columbia Ferry Commission and partial funding of the Public Guardian and Trustee Operating Account. This sub-vote also provides for the operation, administration, and support services of the following tribunals: British Columbia Civil Resolution Tribunal; British Columbia Human Rights Tribunal; British Columbia Review Board; British Columbia Utilities Commission; Building Code Appeal Board; Community Care and Assisted Living Appeal Board; Employment Standards Tribunal; Environmental Appeal Board; Financial Services Tribunal; Forest Appeals Commission; Health Professions Review Board; Hospital Appeal Board; Industry Training Appeal Board; Labour Relations Board; Mental Health Review Board; Oil and Gas Appeal Tribunal; Property Assessment Appeal Board; Safety Standards Appeal Board; and Surface Rights Board; including budgeting, expenditure management, human resources, information and systems management, performance management, appointments coordination, fees and expenses of appointees, and their governing legislation. Costs may be recovered from ministries, health authorities, regulated entities, Crown agencies, boards, commissions and other tribunals, other levels of government, parties external to government, public bodies, organizations, and individuals for activities described within this sub-vote.

LIQUOR CONTROL AND LICENSING

Voted Appropriation
Liquor Control and Licensing	1	1

Voted Appropriation Description: This sub-vote provides for the overall policy development, administration, licensing, and enforcement of cannabis and in support of the Liquor Control and Licensing Act and regulations, and to establish and operate ongoing programs to reduce the incidence of underage consumption and increase public awareness about responsible consumption. Costs may be recovered from ministries, Crown agencies, licensing applications, renewal and change request fees, and from the Liquor Distribution Branch for other activities described within this sub-vote.

GAMING POLICY AND ENFORCEMENT

Voted Appropriations
Gaming Policy and Enforcement Operations	19,145	19,234
Distribution of Gaming Proceeds	1	1
	19,146	19,235

Voted Appropriations Description: This sub-vote provides for the administration of gaming in the province, including horse racing and lotteries, and includes development and administration of legislation, policy, standards, and regulations; licensing gaming events; oversight of horse racing events and teletheatres; registration; equipment and product certification; auditing all forms of gambling activities for compliance, investigation, and enforcement activities concerning legal gaming venues and illegal gaming; the management of the province’s gaming initiatives; the province’s responsible gambling strategy and problem gambling program; and the distribution of gaming proceeds. This sub-vote also provides for the activities of the Cross Government Compliance and Enforcement Secretariat. Costs related to the Secretariat’s activities may be recovered from ministries and Crown agencies. Costs may be recovered from revenues paid into the General Fund of the Consolidated Revenue Fund by the British Columbia Lottery Corporation, from processing fees for gaming event licence applications, from the Canadian Pari-Mutuel Agency for horse race testing, from external entities for horse race betting, and from gaming registrants for direct costs incurred in the processing of registration applications for activities described within this sub-vote. Costs may also be recovered from ministries for activities described within this sub-vote.

MINISTRY OF ATTORNEY GENERAL

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2017/18	2018/19

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	891	891
Corporate Services	19,775	21,123
	20,666	22,014

Voted Appropriations Description: This sub-vote provides for the office of the Attorney General, including salaries, benefits, allowances, and operating expenses for the minister and the minister’s staff; executive direction of the ministry, including the Deputy Attorney General’s office; general services to support program delivery; policy development; oversight of Crown corporations; and management services for the ministry and the Ministry of Public Safety and Solicitor General, including information and systems management and service planning. This sub-vote also provides for other initiatives sponsored by the Attorney General and the ministry. This sub-vote also provides for the development and implementation of a regulatory framework for cannabis, including cannabis distribution. Costs may be recovered from ministries, Crown agencies, boards and commissions, other levels of government, organizations, and individuals for activities described within this sub-vote.

VOTE 14 — MINISTRY OPERATIONS	429,310	470,469

MINISTRY OF ATTORNEY GENERAL

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2017/18	2018/19

VOTE 15 — JUDICIARY

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core business: Judiciary.

JUDICIARY

Voted Appropriations
Superior Courts	17,512	18,022
Provincial Courts	56,876	61,232
	74,388	79,254

Voted Appropriations Description: This sub-vote provides for administrative and support services for the Court of Appeal and Supreme Court located in the province and provides for the operational budget for the Provincial Court of British Columbia.

VOTE 15 — JUDICIARY	74,388	79,254

MINISTRY OF ATTORNEY GENERAL

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2017/18	2018/19

VOTE 16 — CROWN PROCEEDING ACT

This vote provides for the programs, operations, and other activities described in the voted appropriation under the following core business: Crown Proceeding Act.

CROWN PROCEEDING ACT

Voted Appropriation
Crown Proceeding Act	24,500	24,500

Voted Appropriation Description: This sub-vote provides for the payments made under the authority of the Crown Proceeding Act.

VOTE 16 — CROWN PROCEEDING ACT	24,500	24,500

MINISTRY OF ATTORNEY GENERAL

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2017/18	2018/19

VOTE 17 — INDEPENDENT INVESTIGATIONS OFFICE

This vote provides for the programs, operations, and other activities described in the voted appropriation under the following core business: Independent Investigations Office.

INDEPENDENT INVESTIGATIONS OFFICE

Voted Appropriation
Independent Investigations Office	7,574	8,756

Voted Appropriation Description: This sub-vote provides for the operation of the Independent Investigations Office which operates under the provisions of the Police Act. This office conducts investigations into all incidents where the actions of police may have caused serious injury or death to any person. This includes all on and off duty police who are members of the Royal Canadian Mounted Police in British Columbia, a municipal police force, and on duty special provincial constables. When such investigations result in Crown counsel laying charges under the Criminal Code of Canada or any other statute, the Independent Investigations Office supports prosecution of the charges.

VOTE 17 — INDEPENDENT INVESTIGATIONS OFFICE	7,574	8,756

MINISTRY OF ATTORNEY GENERAL

STATUTORY DESCRIPTIONS

($000)

Estimates	Estimates
2017/18	2018/19

STATUTORY APPROPRIATIONS

This statutory appropriation provides for the programs, operations, and other activities of the following special account: Public Guardian and Trustee Operating Account.

PUBLIC GUARDIAN AND TRUSTEE OPERATING ACCOUNT

Statutory Appropriation
Public Guardian and Trustee Operating Account	8,909	9,365
Less: Transfer from Ministry Operations Vote	(8,909)	(9,365)
	—	—

Statutory Appropriation Description: This statutory appropriation provides for the Public Guardian and Trustee Operating Account which is governed under the Public Guardian and Trustee Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	422,416	457,819
Operating Costs	108,822	120,674
Government Transfers	220,890	226,879
Other Expenses	31,327	31,375
Internal Recoveries	(83,694)	(90,904)
External Recoveries	(163,989)	(162,864)
TOTAL OPERATING EXPENSES	535,772	582,979

MINISTRY OF ATTORNEY GENERAL

SPECIAL ACCOUNTS¹

($000)

Estimates	Estimates
2017/18	2018/19

PUBLIC GUARDIAN AND TRUSTEE OPERATING ACCOUNT

This account was established as a special account by the Public Trustee Amendment Act in 1989 and is governed by section 24 of the Public Guardian and Trustee Act. The account’s revenue sources are transfers from the Ministry Operations Vote. Approved expenses provide for services to clients and for the administration of the Public Guardian and Trustee. Costs may be recovered from clients and parties external to government and from fees, commissions, and charges earned.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	23,636	24,156
OPERATING TRANSACTIONS
Revenue	—	—
Expense	(26,870)	(28,738)
Internal and External Recoveries	17,961	19,373
Transfer from Ministry Operations Vote	8,909	9,365
Net Revenue (Expense)	—	—

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	(363)	(363)
Net Cash Source (Requirement)	(363)	(363)
Working Capital Adjustments and Other Spending Authority Committed³	883	883
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	24,156	24,676

NOTES

1     A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2     The Spending Authority Available at the Beginning of the Fiscal Year 2017/18 is based on the 2016/17 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

3     The Working Capital Adjustments and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, and the recognition of deferred revenues.

MINISTRY OF ATTORNEY GENERAL

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

($000)

Estimates	Estimates
2017/18	2018/19

EXECUTIVE AND SUPPORT SERVICES

INTEREST ON TRUSTS AND DEPOSITS — Interest earnings are credited (disbursed) to certain trust funds and deposits belonging to third parties, which are held by and are under the general administration or trusteeship of the province, on the basis of earnings received (receipts) from the investment of these funds or as specified by provincial statutes. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	2,900	—
Receipts	(2,900)	—
Net Cash Requirement (Source)	—	—

MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

The mission of the Ministry of Children and Family Development is to work together to deliver inclusive, culturally respectful, responsive, and accessible services to support the well-being of children, youth, and families.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2017/18[1]	2018/19
VOTED APPROPRIATION
Vote 18 — Ministry Operations	1,595,020	1,792,612

OPERATING EXPENSES	1,595,020	1,792,612

CAPITAL EXPENDITURES ²	4,005	4,580
LOANS, INVESTMENTS AND OTHER REQUIREMENTS ³	(31)	(31)
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1     For comparative purposes, figures shown for the 2017/18 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2018/19 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.

2     A listing of estimated capital expenditures by ministry is presented in Schedule C.

3     A summary of loans, investments and other requirements by ministry is presented in Schedule D.

4     A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

SUMMARY BY CORE BUSINESS

($000)

	2017/18	2018/19 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Early Childhood Development and Child Care Services	285,450	504,726	(61,002)	443,724
Services for Children and Youth with Special Needs	349,335	378,534	(22,285)	356,249
Child and Youth Mental Health Services	96,864	99,700	(775)	98,925
Child Safety, Family Support and Children in Care Services	620,719	709,065	(63,012)	646,053
Adoption Services	31,522	31,701	(2)	31,699
Youth Justice Services	44,292	63,875	(17,985)	45,890
Service Delivery Support	149,093	151,830	(199)	151,631
Executive and Support Services	17,745	19,122	(681)	18,441

TOTAL OPERATING EXPENSES	1,595,020	1,958,553	(165,941)	1,792,612

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Service Delivery Support	4,005	4,580	—	4,580

TOTAL CAPITAL EXPENDITURES	4,005	4,580	—	4,580

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	(31)	—	(31)	(31)
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	(31)	—	(31)	(31)

MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2017/18	2018/19

VOTE 18 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Early Childhood Development and Child Care Services; Services for Children and Youth with Special Needs; Child and Youth Mental Health Services; Child Safety, Family Support and Children in Care Services; Adoption Services; Youth Justice Services; Service Delivery Support; and Executive and Support Services.

EARLY CHILDHOOD DEVELOPMENT AND CHILD CARE SERVICES

Voted Appropriation
Early Childhood Development and Child Care Services	285,450	443,724

Voted Appropriation Description: This sub-vote provides funding for early childhood development and child care programs and services primarily aimed at infants, young children, and their families. This sub-vote also provides for funding to enable the director of the Early Childhood Educator Registry to fulfill legislated obligations under the Community Care and Assisted Living Act; and provides for subsidies to parents under the Child Care Subsidy Act and payments to organizations which provide or support child care services under the Child Care BC Act. Costs may be recovered from ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

SERVICES FOR CHILDREN AND YOUTH WITH SPECIAL NEEDS

Voted Appropriation
Services for Children and Youth with Special Needs	349,335	356,249

Voted Appropriation Description: This sub-vote provides funding for programs and services dedicated to children and youth with special needs and their families. These include early intervention programs; supported child development; family support services; residential and guardianship services for children and youth with special needs in the care of the ministry as provided for under the Child, Family and Community Service Act; and specialized provincial services. Costs may be recovered from ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

CHILD AND YOUTH MENTAL HEALTH SERVICES

Voted Appropriation
Child and Youth Mental Health Services	96,864	98,925

Voted Appropriation Description: This sub-vote provides funding for specialized and community-based intervention, treatment, and support services to mentally ill children, youth, and their families. This includes the operation of the Maples provincial adolescent mental health facility and services as provided for under the Mental Health Act. Costs may be recovered from ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

CHILD SAFETY, FAMILY SUPPORT AND CHILDREN IN CARE SERVICES

Voted Appropriation
Child Safety, Family Support and Children in Care Services	620,719	646,053

Voted Appropriation Description: This sub-vote provides funding for the welfare of children and youth through programs and services provided for under the Child, Family and Community Service Act, the Community Care and Assisted Living Act, the Employment and Assistance Act, and the Infants Act. These include family supports; collaborative planning and decision-making services; child protection; children and youth in care; alternatives to care; services for youth and young adults; and for the support of organizations serving Indigenous children, youth, and families. Costs may be recovered from ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2017/18	2018/19

ADOPTION SERVICES

Voted Appropriation
Adoption Services	31,522	31,699

Voted Appropriation Description: This sub-vote provides funding for adoption services as provided for under the Adoption Act and to facilitate the adoption of children in care. This includes funding for recruitment of adoptive families, promotion of adoptions, planning for permanency, and post adoption assistance. Costs may be recovered from ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

YOUTH JUSTICE SERVICES

Voted Appropriation
Youth Justice Services	44,292	45,890

Voted Appropriation Description: This sub-vote provides funding for youth justice services as provided for under the Forensic Psychiatry Act, the Mental Health Act, the Youth Justice Act, and the federal Youth Criminal Justice Act. These include specialized community-based and provincial facility-based programs and services which promote crime prevention and rehabilitation and support law-abiding behaviour among youth who have been charged with or found guilty of a criminal offence; youth custody centres and youth forensic psychiatric services; and other supportive programs. Costs may be recovered from ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

SERVICE DELIVERY SUPPORT

Voted Appropriation
Service Delivery Support	149,093	151,631

Voted Appropriation Description: This sub-vote provides funding for strategic and operational services which support ministry practices. These include service delivery administration; policy development; integrated case management system; quality assurance; and other supporting services under the Adoption Act, the Child, Family and Community Service Act, the Employment and Assistance Act, the Mental Health Act, the Youth Justice Act, and the federal Youth Criminal Justice Act. Costs may be recovered from ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2017/18	2018/19

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Ministers’ Offices	860	861
Corporate Services	16,885	17,580
	17,745	18,441

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Children and Family Development; the Minister of State for Child Care; program coordination and administration of services related to the Columbia River Treaty; overall direction, development, and corporate support for all ministry services; and for the administration of the Human Resource Facility Act. Costs may be recovered from ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

VOTE 18 — MINISTRY OPERATIONS	1,595,020	1,792,612

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	351,425	388,093
Operating Costs	49,787	57,959
Government Transfers	1,236,734	1,482,243
Other Expenses	30,583	33,942
Internal Recoveries	(3,024)	(3,684)
External Recoveries	(70,485)	(165,941)
TOTAL OPERATING EXPENSES	1,595,020	1,792,612

MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

($000)

Estimates	Estimates
2017/18	2018/19

EXECUTIVE AND SUPPORT SERVICES

HUMAN SERVICES PROVIDERS FINANCING PROGRAM — Receipts represent repayment of loans provided in previous fiscal years for capital purposes to stimulate investment in efficiencies and innovation by British Columbia community social services providers, including funds under the Human Resource Facility Act. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	—	—
Receipts	(31)	(31)
Net Cash Requirement (Source)	(31)	(31)

MINISTRY OF CITIZENS’ SERVICES

The mission of the Ministry of Citizens’ Services is to enable cost-effective, accessible, and responsive service delivery to the public through multiple access points and provide efficient services to government.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2017/18[1]	2018/19
VOTED APPROPRIATION
Vote 19 — Ministry Operations	551,199	524,149

OPERATING EXPENSES	551,199	524,149

CAPITAL EXPENDITURES ²	289,723	313,056
LOANS, INVESTMENTS AND OTHER REQUIREMENTS ³	(1,500)	500
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1     For comparative purposes, figures shown for the 2017/18 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2018/19 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.

2     A listing of estimated capital expenditures by ministry is presented in Schedule C.

3     A summary of loans, investments and other requirements by ministry is presented in Schedule D.

4     A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF CITIZENS’ SERVICES

SUMMARY BY CORE BUSINESS

($000)

	2017/18	2018/19 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Services to Citizens and Businesses	17,642	30,347	(12,214)	18,133
Office of the Chief Information Officer	45,270	9,001	(3,606)	5,395
Procurement and Supply Services	2,835	54,464	(51,191)	3,273
Real Property	296,316	409,966	(104,902)	305,064
Technology Solutions	150,326	173,727	(22,963)	150,764
Corporate Information and Records Management Office	18,951	22,744	(1,293)	21,451
Executive and Support Services	19,859	20,104	(35)	20,069

TOTAL OPERATING EXPENSES	551,199	720,353	(196,204)	524,149

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Office of the Chief Information Officer	93,130	93,100	—	93,100
Procurement and Supply Services	317	158	—	158
Real Property	184,622	163,971	—	163,971
Technology Solutions	11,644	55,493	—	55,493
Executive and Support Services	10	334	—	334

TOTAL CAPITAL EXPENDITURES	289,723	313,056	—	313,056

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Real Property	(1,500)	4,000	(3,500)	500
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	(1,500)	4,000	(3,500)	500

MINISTRY OF CITIZENS’ SERVICES

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2017/18	2018/19

VOTE 19 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Services to Citizens and Businesses, Office of the Chief Information Officer, Procurement and Supply Services, Real Property, Technology Solutions, Corporate Information and Records Management Office, and Executive and Support Services.

SERVICES TO CITIZENS AND BUSINESSES

Voted Appropriations
Service BC Operations	16,830	17,310
BC Online	811	822
BC Registry Services	1	1
	17,642	18,133

Voted Appropriations Description: This sub-vote provides for service delivery to the public through multiple access points, including over-the-counter, telephone, and online; and implementation of cross-government service delivery initiatives to improve service delivery to citizens and businesses. In addition, this sub-vote provides for corporate, personal property, manufactured home, and business registry services for citizens and the business community. Costs may be recovered from ministries, Crown agencies, boards and commissions, the federal government, other public sector organizations, public and private organizations, and the public for products and activities described within this sub-vote.

OFFICE OF THE CHIEF INFORMATION OFFICER

Voted Appropriation
Office of the Chief Information Officer	45,270	5,395

Voted Appropriation Description: This sub-vote provides for strategic planning and technology governance and direction for government. This includes the development of strategy, standards, policies, and programs to support government initiatives; planning and strategic administration of telecommunications services procurement; promotion and facilitation of increased access to high-speed internet and other telecommunications services across the province; review and prioritization of government technology initiatives and investments; and the promotion and integration of information technology to improve citizen-centred service delivery. This sub-vote also includes services, advice, and support to government in relation to digital services and the transformation of information technology and business processes, and funding may be provided to other organizations to support these initiatives. Costs may be recovered from ministries, Crown agencies, boards and commissions, and other parties both internal and external to government for activities described within this sub-vote.

PROCUREMENT AND SUPPLY SERVICES

Voted Appropriation
Procurement and Supply Services	2,835	3,273

Voted Appropriation Description: This sub-vote provides for procurement and supply services as outlined under the Procurement Services Act, including warehousing, product distribution, asset disposition services, mail distribution, print and publications, and intellectual property services to ministries and certain external customers. This sub-vote also provides for procurement transformation and advisory services to government ministries as well as support to a portfolio of alternative service delivery contracts and other complex, high-value service contracts across government. Costs may be recovered from ministries, Crown agencies, boards and commissions, other public sector organizations, public and private organizations, and the public for products and activities described within this sub-vote.

REAL PROPERTY

Voted Appropriation
Real Property	296,316	305,064

Voted Appropriation Description: This sub-vote provides for the delivery of property and real estate services, client services, strategic infrastructure planning, supply management, and project coordination services related to facilities, including property management, environmental, and technical services, as well as the purchase and disposal of properties as outlined under the Public Agency Accommodation Act. Property and real estate services may include the acquisition and/or disposal of properties on behalf of government and government organizations. Costs associated with the successful disposal of property are recovered from the proceeds of disposal. Costs may also be recovered from ministries, Crown agencies, boards and commissions, and other parties both internal and external to government for activities described within this sub-vote.

MINISTRY OF CITIZENS’ SERVICES

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2017/18	2018/19

TECHNOLOGY SOLUTIONS

Voted Appropriation
Technology Solutions	150,326	150,764

Voted Appropriation Description: This sub-vote provides for strategic infrastructure planning, supply management, operational support and governance; programs in support of digital government and project coordination services related to information technology; corporate business application management; and information technology infrastructure, including network services, device services, identity management, security policy and operations, voice and data communications, application hosting, data services, and enterprise architecture and standards. Costs may be recovered from ministries, Crown agencies, boards and commissions, and other parties both internal and external to government for products and activities described within this sub-vote.

CORPORATE INFORMATION AND RECORDS MANAGEMENT OFFICE

Voted Appropriation
Corporate Information and Records Management Office	18,951	21,451

Voted Appropriation Description: This sub-vote provides for advising government on information management, including information access, records management, and privacy protection. It also provides for strategic corporate information management governance and the general operations of the Corporate Information and Records Management Office, including the administration of the Freedom of Information and Protection of Privacy Act, the Personal Information Protection Act, the Information Management Act, and related standards, policies, and operational tools. This may also include the development of new legislation and administrative tools to support government’s strategic initiatives in information management. This sub-vote also provides for government’s information management, including records management services, privacy protection, and information access services to government and government organizations; as well as activities to assure compliance with legislation, standards, policies, programs, and practices; and leading continuous improvement in government’s information management practices. Costs may be recovered from ministries, Crown agencies, boards and commissions, other levels of government, and other parties both internal and external to government for activities described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	689	688
Corporate Services	19,170	19,381
	19,859	20,069

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Citizens’ Services and includes salaries, benefits, allowances, and operating expenses for the minister and the minister’s staff. This sub-vote provides for executive direction of the ministry and administrative support services, including legislative and policy support, corporate planning, performance management, corporate human resource strategies, including employee engagement and employee communications; and other administrative services, including financial, information technology, information management, and facility and security management. Costs may be recovered from ministries, Crown agencies, boards and commissions, and other parties both internal and external to government for activities described within this sub-vote.

VOTE 19 — MINISTRY OPERATIONS	551,199	524,149

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	133,996	141,176
Operating Costs	626,797	637,173
Government Transfers	40,500	500
Other Expenses	114,965	114,872
Internal Recoveries	(173,366)	(173,368)
External Recoveries	(191,693)	(196,204)
TOTAL OPERATING EXPENSES	551,199	524,149

MINISTRY OF CITIZENS’ SERVICES

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

($000)

Estimates	Estimates
2017/18	2018/19

REAL PROPERTY

STRATEGIC REAL ESTATE SERVICES — Disbursements represent expenditures associated with the development and sale of surplus properties and/or buildings on behalf of the province. Receipts represent the proceeds of the sale of the properties and/or buildings applied to costs. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	4,500	4,000
Receipts	(6,000)	(3,500)
Net Cash Requirement (Source)	(1,500)	500

MINISTRY OF EDUCATION

The mission of the Ministry of Education is to set legal, financial, curricular, and accountability frameworks to achieve the vision of capable young people thriving in a rapidly changing world.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2017/18[1]	2018/19
VOTED APPROPRIATION
Vote 20 — Ministry Operations	6,054,376	6,302,620

STATUTORY APPROPRIATIONS
British Columbia Training and Education Savings Program Special Account	38,001	30,001
Teachers Act Special Account	7,620	8,130

OPERATING EXPENSES	6,099,997	6,340,751

CAPITAL EXPENDITURES [2]	924	828
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1 For comparative purposes, figures shown for the 2017/18 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2018/19 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.

2 A listing of estimated capital expenditures by ministry is presented in Schedule C.

3 A summary of loans, investments and other requirements by ministry is presented in Schedule D.

4 A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF EDUCATION

SUMMARY BY CORE BUSINESS

($000)

	2017/18	2018/19 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Public Schools	5,525,163	5,771,473	(17,000)	5,754,473
Independent Schools	398,500	426,500	(200)	426,300
Transfers to Other Partners	86,475	82,063	(5,756)	76,307
Executive and Support Services	44,238	53,238	(7,698)	45,540
British Columbia Training and Education Savings Program Special Account	38,001	30,001	—	30,001
Teachers Act Special Account	7,620	8,130	—	8,130

TOTAL OPERATING EXPENSES	6,099,997	6,371,405	(30,654)	6,340,751

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	924	828	—	828

TOTAL CAPITAL EXPENDITURES	924	828	—	828

MINISTRY OF EDUCATION

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2017/18	2018/19

VOTE 20 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Public Schools, Independent Schools, Transfers to Other Partners, and Executive and Support Services.

PUBLIC SCHOOLS

Voted Appropriations
Public Schools Instruction	5,110,359	5,331,153
Public Schools Administration	370,804	401,945
Learning Improvement Fund	44,000	21,375
	5,525,163	5,754,473

Voted Appropriations Description: This sub-vote provides for funding to support public schools instructional services, including support for K-12 education, early learning, and the Official Languages in Education Protocol. This sub-vote also provides for funding to support public school administrative services and funding to address class organization issues in public schools. Costs may be recovered from ministries, boards of education, and the federal government for activities described within this sub-vote.

INDEPENDENT SCHOOLS

Voted Appropriation
Independent Schools	398,500	426,300

Voted Appropriation Description: This sub-vote provides for funding to support eligible independent schools. Costs may be recovered from independent schools and the federal government for activities described within this sub-vote.

TRANSFERS TO OTHER PARTNERS

Voted Appropriation
Transfers to Other Partners	86,475	76,307

Voted Appropriation Description: This sub-vote provides for funding to support K-12 education, the public library system, early learning and literacy, and the Official Languages in Education Protocol. Costs may be recovered from public sector agencies and the federal government for activities described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	707	710
Education and Corporate Services	43,531	44,830
	44,238	45,540

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Education and includes salaries, benefits, allowances, and operating expenses for the minister and the minister’s staff; and for corporate services to the ministry and the boards, agencies, and commissions supported by the ministry. This sub-vote also provides for executive direction for the ministry and management and support for ministry programs and initiatives. Costs may be recovered from special accounts, ministries, public sector agencies, other levels of government, private organizations, and the general public for activities described within this sub-vote.

VOTE 20 — MINISTRY OPERATIONS	6,054,376	6,302,620

MINISTRY OF EDUCATION

STATUTORY DESCRIPTIONS

($000)

Estimates	Estimates
2017/18	2018/19

STATUTORY APPROPRIATIONS

These statutory appropriations provide for the programs, operations, and other activities of the following special accounts: British Columbia Training and Education Savings Program and Teachers Act Special Account.

BRITISH COLUMBIA TRAINING AND EDUCATION SAVINGS PROGRAM

Statutory Appropriation
British Columbia Training and Education Savings Program special account	38,001	30,001

Statutory Appropriation Description: This statutory appropriation provides for the British Columbia Training and Education Savings Program special account which is governed under the Special Accounts Appropriation and Control Act.

TEACHERS ACT SPECIAL ACCOUNT

Statutory Appropriation
Teachers Act Special Account	7,620	8,130

Statutory Appropriation Description: This statutory appropriation provides for the Teachers Act Special Account which is governed under the Teachers Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	30,733	31,378
Operating Costs	36,628	38,561
Government Transfers	6,062,755	6,300,947
Other Expenses	1,181	1,165
Internal Recoveries	(646)	(646)
External Recoveries	(30,654)	(30,654)
TOTAL OPERATING EXPENSES	6,099,997	6,340,751

MINISTRY OF EDUCATION

SPECIAL ACCOUNTS¹

($000)

Estimates	Estimates
2017/18	2018/19

BRITISH COLUMBIA TRAINING AND EDUCATION SAVINGS PROGRAM SPECIAL ACCOUNT

This account was established as a special account under the Special Accounts Appropriation and Control Act in 2007. The British Columbia Training and Education Savings Program special account provides funding for a grant program for the benefit of eligible students born on or after January 1, 2006. Expenses also include program administration costs recovered by the Ministry Operations Vote from the special account. Revenues represent investment earnings on the fund balance.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	460,956	470,682
OPERATING TRANSACTIONS
Revenue	2,700	7,492
Expense	(38,001)	(30,001)
Net Revenue (Expense)	(35,301)	(22,509)

Difference Between 2017/18 Estimates and Projected Actual Net Revenue (Expense)	(1,273)

Transfer from (to) the General Fund	46,300	47,124

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	470,682	495,297

NOTES

¹ A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

² The Spending Authority Available at the Beginning of the Fiscal Year 2017/18 is based on the 2016/17 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF EDUCATION

SPECIAL ACCOUNTS¹

($000)

Estimates	Estimates
2017/18	2018/19

TEACHERS ACT SPECIAL ACCOUNT

This account was established as a special account under the Teachers Act in 2012. The Teachers Act Special Account provides funding for costs and expenses incurred in connection with the administration of the Teachers Act and any debts, obligations, and liabilities transferred to the government under the dissolution of the British Columbia College of Teachers. Revenues include money transferred to government under section 87 of the Teachers Act; proceeds realized on disposition of rights, property, and assets transferred to government under section 87 of the Teachers Act; and fees, remittances, and costs paid to government under the Teachers Act, the School Act, and the Independent School Act.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	4,304	3,104
OPERATING TRANSACTIONS
Revenue	6,420	6,454
Expense	(7,620)	(8,130)
Net Revenue (Expense)	(1,200)	(1,676)

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	3,104	1,428

NOTES

¹ A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

² The Spending Authority Available at the Beginning of the Fiscal Year 2017/18 is based on the 2016/17 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF ENERGY, MINES AND PETROLEUM RESOURCES

The mission of the Ministry of Energy, Mines and Petroleum Resources is to facilitate thriving, safe, environmentally responsible, and competitive natural gas, oil, energy, and mining sectors for the benefit of British Columbians, and for effective service delivery in all areas of business.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2017/18[1]	2018/19
VOTED APPROPRIATION
Vote 21 — Ministry Operations	94,968	58,015

STATUTORY APPROPRIATION
Innovative Clean Energy Fund Special Account	2,299	2,305

OPERATING EXPENSES	97,267	60,320

CAPITAL EXPENDITURES [2]	409	245
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1 For comparative purposes, figures shown for the 2017/18 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2018/19 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.

2 A listing of estimated capital expenditures by ministry is presented in Schedule C.

3 A summary of loans, investments and other requirements by ministry is presented in Schedule D.

4 A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF ENERGY, MINES AND PETROLEUM RESOURCES

SUMMARY BY CORE BUSINESS

($000)

	2017/18	2018/19 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Mines and Mineral Resources	21,355	26,045	(3,151)	22,894
Electricity and Alternative Energy	43,124	4,237	(2)	4,235
Oil and Gas	16,703	16,786	(2)	16,784
Strategic and Indigenous Affairs	3,046	3,053	(2)	3,051
Implementation Initiatives	1,020	1,032	(2)	1,030
Executive and Support Services	9,720	10,027	(6)	10,021
Innovative Clean Energy Fund Special Account	2,299	2,307	(2)	2,305

TOTAL OPERATING EXPENSES	97,267	63,487	(3,167)	60,320

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	409	245	—	245

TOTAL CAPITAL EXPENDITURES	409	245	—	245

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	Net	Disbursements	Receipts	Net

Core Business
Oil and Gas	—	41,400	(41,400)	—
TOTAL REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	—	41,400	(41,400)	—

MINISTRY OF ENERGY, MINES AND PETROLEUM RESOURCES

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2017/18	2018/19

VOTE 21 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Mines and Mineral Resources, Electricity and Alternative Energy, Oil and Gas, Strategic and Indigenous Affairs, Implementation Initiatives, and Executive and Support Services.

MINES AND MINERAL RESOURCES

Voted Appropriation
Mines and Mineral Resources	21,355	22,894

Voted Appropriation Description: This sub-vote provides for the management and responsible development of the province’s mineral and coal resources through fair, effective, and transparent regulatory oversight, including developing and delivering geoscience databases and surveys; providing secure mineral and coal tenure systems and processes; regulating health and safety on all mine sites through exploration, development, production, reclamation, and closure; developing and implementing policies and legislation to deliver timely permitting decisions; ensuring robust compliance and enforcement; collecting fees associated with permits and tenures; advising provincial government agencies on mineral and coal resources and their potential; profiling British Columbia’s mineral and coal opportunities; engaging with First Nations, stakeholders, local and federal governments, and the public. Costs may be recovered from ministries, Crown agencies, other levels of government, and parties external to government for activities described within this sub-vote.

ELECTRICITY AND ALTERNATIVE ENERGY

Voted Appropriation
Electricity and Alternative Energy	43,124	4,235

Voted Appropriation Description: This sub-vote provides for development of legislation, policies, and programs to support all forms of electrical power generation, transmission, distribution, and marketing; regional electricity trading and electric system reliability and coordination, including the Columbia River Treaty; province-wide energy conservation and efficiency measures and programs; alternative energy resource development; the advancement of leading edge energy technologies; and the management of geothermal resources. This sub-vote also includes regulatory initiatives to reduce the carbon intensity of transportation fuels and expand the production and use of renewable fuels. This sub-vote supports the provision of policy advice or direction to electrical and gas utilities and the regulator, British Columbia Utilities Commission; ministers’ governance role in respect of Crown corporations; private sector and community investment in new electricity and alternative energy resources; and strategic policy development for clean, renewable energy producers. Costs may be recovered from ministries, including activities related to the Columbia River Treaty, Columbia Basin Trust, and Columbia Power Corporation; Crown agencies; other levels of government; and parties external to government for activities described within this sub-vote.

MINISTRY OF ENERGY, MINES AND PETROLEUM RESOURCES

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2017/18	2018/19

OIL AND GAS

Voted Appropriation
Oil and Gas	16,703	16,784

Voted Appropriation Description: This sub-vote provides for the management of the province’s oil and gas resources, including issuing and administrating Crown petroleum and natural gas subsurface rights; facilitating infrastructure development to improve access to oil and gas resources; undertaking economic, market, engineering, environmental, volume, and pricing analysis to develop and implement policies and programs, including the province’s royalty regime; identifying, stimulating, and facilitating development and market opportunities; developing provincial statutes and regulations that apply to the oil and gas sector; representing the province’s interests before energy regulatory tribunals; developing and maintaining petroleum geology databases; consulting with First Nations and other stakeholders; and engaging in external relations and providing information to the public. This sub-vote also provides for negotiating and implementing agreements with other governments, First Nations, and non-governmental organizations regarding the fiscal, regulatory, scientific, health, safety, environmental, socio-economic, and financial aspects of oil and gas development. This sub-vote allows for the provision of assistance and advice to the oil and gas industries on issuance, administration, and management of tenures and underground storage rights; maintains tenure registries and collects fees associated with the subsurface tenures; ensures compliance with provincial tenure legislation and regulations; and receives funds to support Surface Rights Board orders relating to private land by oil and gas companies. This sub-vote also provides for the development of the province’s liquefied natural gas industry and other industries that add value to British Columbia’s oil and gas resources to strengthen and further diversify the provincial economy, including engagement with proponents, joint venture and investment interests, and liquefied natural gas and value-added gas importing countries; development and maintenance of the overarching strategic framework for ministries and Crown agencies on policies, programs, and decisions supporting the liquefied natural gas industry; project implementation; and the development of a value-added oil and gas industry. This sub-vote also provides for support for engagement on cross-jurisdictional issues relating to liquefied natural gas and value-added oil and gas, including financial and economic analysis; and relationship building with stakeholders and participation in relevant conferences and forums. This sub-vote also provides for work related to natural gas taxation, power supply pricing, and transmission infrastructure requirements in relation to the oil and gas sector. Costs may be recovered from ministries, Crown agencies, other levels of government, and parties external to government for activities described within this sub-vote.

STRATEGIC AND INDIGENOUS AFFAIRS

Voted Appropriation
Strategic and Indigenous Affairs	3,046	3,051

Voted Appropriation Description: This sub-vote provides for leadership and support in areas of strategic and cross-ministry policy, Indigenous relations, intergovernmental relations, environmental stewardship initiatives, business review and planning, and the legislative and legal affairs of the ministry, liaising on Indigenous policy with the Oil and Gas Commission and the British Columbia Hydro and Power Authority. Costs may be recovered from ministries, Crown agencies, other levels of government, and parties external to government for activities described within this sub-vote.

IMPLEMENTATION INITIATIVES

Voted Appropriation
Implementation Initiatives	1,020	1,030

Voted Appropriation Description: This sub-vote provides for facilitating the development and implementation of interprovincial oil pipelines and related infrastructure projects that benefit British Columbia through liaising with oil transmission pipeline proponents; providing the central point of contact on proposed interprovincial oil transmission pipelines to British Columbia’s coast; and supporting the province in federal regulatory tribunals. Costs may be recovered from ministries, Crown agencies, other levels of government, and parties external to government for activities described within this sub-vote.

MINISTRY OF ENERGY, MINES AND PETROLEUM RESOURCES

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2017/18	2018/19

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	574	574
Corporate Services	9,146	9,447
	9,720	10,021

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Energy, Mines and Petroleum Resources, including salaries, benefits, allowances, and operating expenses for the minister and the minister’s staff; executive support, including the deputy minister’s office; and coordination of legislation and the management and delivery of programs that report information to the public on the state of energy, mines, and petroleum resources. This sub-vote also provides for corporate services and corporate business innovation, including strategic planning, legislation, internal communications, correspondence, records management, economic and regulatory impact analysis, and information and privacy. This sub-vote also provides for executive direction to the ministry; finance, administrative, and strategic human resources; information management services and systems; revenue collection; and trust fund management for ministry operations, programs, and clients. Costs may be recovered from ministries, Crown agencies, other levels of government, and parties external to government for activities described within this sub-vote.

VOTE 21 — MINISTRY OPERATIONS	94,968	58,015

MINISTRY OF ENERGY, MINES AND PETROLEUM RESOURCES

STATUTORY DESCRIPTIONS

($000)

Estimates	Estimates
2017/18	2018/19

STATUTORY APPROPRIATIONS

This statutory appropriation provides for the programs, operations, and other activities of the following special account: Innovative Clean Energy Fund.

INNOVATIVE CLEAN ENERGY FUND

Statutory Appropriation
Innovative Clean Energy Fund special account	2,299	2,305

Statutory Appropriation Description: This statutory appropriation provides for the Innovative Clean Energy Fund special account which is governed under the Special Accounts Appropriation and Control Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	35,083	37,371
Operating Costs	22,196	23,110
Government Transfers	41,578	1,578
Other Expenses	1,436	1,437
Internal Recoveries	(9)	(9)
External Recoveries	(3,017)	(3,167)
TOTAL OPERATING EXPENSES	97,267	60,320

MINISTRY OF ENERGY, MINES AND PETROLEUM RESOURCES

SPECIAL ACCOUNTS¹

($000)

Estimates	Estimates
2017/18	2018/19

INNOVATIVE CLEAN ENERGY FUND SPECIAL ACCOUNT

This account was created by the Finance Statutes (Innovative Clean Energy Fund) Amendment Act in 2007 and is continued under the Special Accounts Appropriation and Control Act. The purpose of the account is to support government’s energy and environmental priorities through programs, projects, and initiatives that promote the expanded use of clean energy resources and technologies, energy efficiency and conservation initiatives, and the accelerated commercialization of emerging clean energy technologies. Revenues credited to the account come from a levy applied to all final purchases of specified ‘energy products’ in British Columbia administered under the Provincial Sales Tax Act or any amount received for payment into the special account. Program expenses are recovered from the special account and are limited to those permitted within the scope of the Special Accounts Appropriation and Control Act, including administration of the account. Costs may be recovered from ministries, Crown agencies, other levels of government, and parties external to government for activities described within this account.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	8,797	11,998
OPERATING TRANSACTIONS
Revenue	5,500	5,000
Expense	(2,302)	(2,308)
Internal and External Recoveries	3	3
Net Revenue (Expense)	3,201	2,695
FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	11,998	14,693

NOTES

¹ A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

² The Spending Authority Available at the Beginning of the Fiscal Year 2017/18 is based on the 2016/17 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF ENERGY, MINES AND PETROLEUM RESOURCES

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES BY CORE BUSINESS

($000)

Estimates	Estimates
2017/18	2018/19

OIL AND GAS

OIL AND GAS COMMISSION — Disbursements are provided by the province to the Oil and Gas Commission with respect to oil and gas industry fees, levies, and taxes assessed and collected on behalf of the Commission under the Oil and Gas Activities Act and the Fee, Levy and Security Regulation. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	35,226	41,400
Receipts	(35,226)	(41,400)
Net Cash Requirement (Source)	—	—

MINISTRY OF ENVIRONMENT AND CLIMATE CHANGE STRATEGY

The mission of the Ministry of Environment and Climate Change Strategy is to provide leadership in ensuring our natural legacy for future generations and to support positive economic outcomes for British Columbia.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2017/18[1]	2018/19
VOTED APPROPRIATIONS
Vote 22 — Ministry Operations	138,720	133,949
Vote 23 — Environmental Assessment Office	11,870	11,902

STATUTORY APPROPRIATIONS
Park Enhancement Fund Special Account	3,675	9,800
Sustainable Environment Fund Special Account	18,935	23,635

OPERATING EXPENSES	173,200	179,286

CAPITAL EXPENDITURES [2]	22,485	27,549
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	10,000	10,000
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1 For comparative purposes, figures shown for the 2017/18 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2018/19 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.

2 A listing of estimated capital expenditures by ministry is presented in Schedule C.

3 A summary of loans, investments and other requirements by ministry is presented in Schedule D.

4 A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF ENVIRONMENT AND CLIMATE CHANGE STRATEGY

SUMMARY BY CORE BUSINESS

($000)

	2017/18	2018/19 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Environmental Protection	11,531	12,001	(200)	11,801
Environmental Sustainability	22,730	27,474	(3,502)	23,972
BC Parks	49,386	40,712	(234)	40,478
Conservation Officer Service	15,476	18,328	(121)	18,207
Climate Action	16,535	15,683	(83)	15,600
Executive and Support Services	23,062	23,893	(2)	23,891
Environmental Assessment Office	11,870	12,803	(901)	11,902
Park Enhancement Fund Special Account	3,675	10,300	(500)	9,800
Sustainable Environment Fund Special Account	18,935	23,635	—	23,635

TOTAL OPERATING EXPENSES	173,200	184,829	(5,543)	179,286

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	22,085	27,149	—	27,149
Park Enhancement Fund Special Account	400	400	—	400

TOTAL CAPITAL EXPENDITURES	22,485	27,549	—	27,549

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Climate Action	10,000	10,000	—	10,000
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	10,000	10,000	—	10,000

MINISTRY OF ENVIRONMENT AND CLIMATE CHANGE STRATEGY

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2017/18	2018/19

VOTE 22 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Environmental Protection, Environmental Sustainability, BC Parks, Conservation Officer Service, Climate Action, and Executive and Support Services.

ENVIRONMENTAL PROTECTION

Voted Appropriation
Environmental Protection	11,531	11,801

Voted Appropriation Description: This sub-vote provides for clean, healthy, and safe water, land, and air for all living things through programs, including administering the Sustainable Environment Fund Act; setting emission and discharge standards, monitoring and reporting on ambient air and water quality, reducing and removing contaminating toxins and waste, managing pesticide use, responding to high-risk environmental emergencies, and administering industry product stewardship programs. Transfers are provided for activities concerned with protecting and managing the environment. Eligible costs are recovered from the Sustainable Environment Fund. Costs may be recovered from special accounts, ministries, other entities within government, other levels of government, organizations, and individuals for activities described within this sub-vote.

ENVIRONMENTAL SUSTAINABILITY

Voted Appropriation
Environmental Sustainability	22,730	23,972

Voted Appropriation Description: This sub-vote provides for the development of legislation, policy, standards, and governance framework for the conservation, management, and utilization of the province’s surface and ground water, watershed management, source and ground water protection, biodiversity, fish and wildlife species and their habitats, and endangered species, including the protection, inventory, enhancement, maintenance, and restoration of terrestrial and aquatic ecosystems; supporting and leading research, science, and threat abatement programs to support conservation, management, and protection of all natural resource values, such as the aquatic invasive species defence program; supporting and leading outreach programs to integrate water and natural resource management into industry, municipal, and regional planning and development programs; and fostering public and stakeholder awareness and understanding of the state and wise use of water and natural resources. This sub-vote also provides for the acquisition, collection, recording, managing, interpretation, standards, and coordination of air, water, snow, climate, and natural resource related inventories and data within the ministry and from other ministries; provision of social science expertise and services in economic and survey methodology; development of knowledge management networks and environmental information management systems internal and external to the ministry; laboratory services to ministry-related vote activities; library service to the natural resource sector; and effectiveness monitoring and reporting of activities and outcomes related to activities in this vote. Transfers are provided for access, protection, and management of the environment and related environmental information gathering and management for services provided for in this sub-vote. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, licensees, and individuals for activities described within this sub-vote.

BC PARKS

Voted Appropriation
BC Parks	49,386	40,478

Voted Appropriation Description: This sub-vote provides for the acquisition, planning, management, administration, recreation, conservation, and utilization of special areas, including provincial parks and protected areas through programs and the planning, protection, inventory, maintenance, and restoration of terrestrial and aquatic ecosystems in BC Parks and Protected Areas; wildfire planning, prevention, and awareness; initiating compliance and enforcement activities; provision of commercial and non-commercial recreational opportunities; development and maintenance of provincial park facilities supporting public use of the front country, back country, and marine areas; promotion and management of recreation services; monitoring and reporting on park attendance, visitor satisfaction, and land status and condition; provision of information, marketing, education, community engagement, volunteers, and stewardship activities; promoting use and awareness of the protected areas system; and raising funding from external sources to support program delivery. Transfers are provided for stewardship, information and education, and management and administration of parks and protected areas by third parties. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, licensees, and individuals for activities described within this sub-vote.

MINISTRY OF ENVIRONMENT AND CLIMATE CHANGE STRATEGY

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2017/18	2018/19

CONSERVATION OFFICER SERVICE

Voted Appropriation
Conservation Officer Service	15,476	18,207

Voted Appropriation Description: This sub-vote provides for activities related to upholding British Columbia laws and supporting the continuous improvement in compliance with requirements established by government to protect the environment, the province’s natural resources, and related human health and safety, including education and promotion, inspections, investigations, and enforcement of standards for the protection of fish, wildlife, habitat, and the environment; enforcing environmental standards for natural resources management for government; enforcing revenue policies; combating natural resources crimes; public safety issues related to regulated activities; the management of human/wildlife conflicts; the management of predator/livestock issues; and enforcing rules governing the use of forest service recreation sites and trails and fire bans. Costs may be recovered from ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

CLIMATE ACTION

Voted Appropriation
Climate Action	16,535	15,600

Voted Appropriation Description: This sub-vote provides for support for the activities required to meet the province’s climate action targets under the Greenhouse Gas Reduction Targets Act, along with British Columbia’s climate policies, the requirements under the Greenhouse Gas Industrial Reporting and Control Act, and for adapting to the impacts of climate change. This includes leading engagement processes across ministries, other governments, a diverse range of stakeholders, and the general public. Activities include research and policy development on climate action measures; education and communication on impacts of climate change; advising and supporting Executive Council and its committees on matters of climate action and clean energy; the management and delivery of cross-government initiatives; and developing greenhouse gas requirements for industry, standardized offsets program, Carbon Neutral Government, and all related legislation and regulations. This sub-vote also provides for policy, planning, coordination and operational support, consultations, outreach, partnerships, education, research, and the procurement of carbon offsets. Costs may be recovered from special accounts, ministries, other entities within government, other levels of government, organizations, and individuals for activities described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	628	628
Corporate Services	22,434	23,263
	23,062	23,891

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Environment and Climate Change Strategy, including salaries, benefits, allowances, and operating expenses of the minister and minister’s staff; executive support, including the deputy ministers’ offices and corporate administration; corporate business innovation, including strategic planning, systems planning, business review and planning, corporate policy development, coordination of legislation and intergovernmental relations, program evaluation, and economic and regulatory impact analysis; and the management and delivery of programs that report information to the public on the state of the environment and environmental trends. This sub-vote also provides for executive direction to the ministry; finance, administrative, strategic human resources, and information management services and systems; information and privacy; revenue collection; and trust fund management for ministry operations, programs, and clients. Transfers are provided for activities concerned with access, protection, and management of the environment. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, and individuals for activities described within this sub-vote.

VOTE 22 — MINISTRY OPERATIONS	138,720	133,949

MINISTRY OF ENVIRONMENT AND CLIMATE CHANGE STRATEGY

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2017/18	2018/19

VOTE 23 — ENVIRONMENTAL ASSESSMENT OFFICE

This vote provides for the programs, operations, and other activities described in the voted appropriation under the following core business: Environmental Assessment Office.

ENVIRONMENTAL ASSESSMENT OFFICE

Voted Appropriation
Environmental Assessment Office	11,870	11,902

Voted Appropriation Description: This sub-vote provides for the administration and continuous improvement of an objective, publicly accessible, and neutrally administered process under the Environmental Assessment Act. The process assesses environmental, economic, social, heritage, and health effects of major project proposals in British Columbia; identifies means for preventing or reducing adverse effects; and oversees certified projects to ensure that potential adverse effects of projects are avoided or mitigated and purported benefits are achieved. The Environmental Assessment Office provides the facilitation, coordination, and resources for project assessments, including First Nations engagement, consultation, and where possible, collaboration; consultation with members of the public, interest groups, and other levels of government; and compliance and effectiveness monitoring and management in collaboration with other government agencies. Costs may be recovered from ministries, other entities within government, other levels of government, organizations, and individuals for activities described within this sub-vote.

VOTE 23 — ENVIRONMENTAL ASSESSMENT OFFICE	11,870	11,902

MINISTRY OF ENVIRONMENT AND CLIMATE CHANGE STRATEGY

STATUTORY DESCRIPTIONS

($000)

Estimates	Estimates
2017/18	2018/19

STATUTORY APPROPRIATIONS

These statutory appropriations provide for the programs, operations, and other activities of the following special accounts: Park Enhancement Fund and Sustainable Environment Fund.

PARK ENHANCEMENT FUND

Statutory Appropriation
Park Enhancement Fund special account	3,675	9,800

Statutory Appropriation Description: This statutory appropriation provides for the Park Enhancement Fund special account which is governed under the Special Accounts Appropriation and Control Act.

SUSTAINABLE ENVIRONMENT FUND

Statutory Appropriation
Sustainable Environment Fund	18,935	23,635

Statutory Appropriation Description: This statutory appropriation provides for the Sustainable Environment Fund which is governed under the Sustainable Environment Fund Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	91,545	98,283
Operating Costs	57,374	67,641
Government Transfers	21,307	9,707
Other Expenses	29,108	34,989
Internal Recoveries	(21,091)	(25,791)
External Recoveries	(5,043)	(5,543)
TOTAL OPERATING EXPENSES	173,200	179,286

MINISTRY OF ENVIRONMENT AND CLIMATE CHANGE STRATEGY

SPECIAL ACCOUNTS¹

($000)

Estimates	Estimates
2017/18	2018/19

PARK ENHANCEMENT FUND SPECIAL ACCOUNT

This account was created by the Special Accounts Appropriation and Control Act in 2008. It provides for enhanced management, facilities, and services benefiting parks and protected areas, including increased information, education, and interpretation programs; higher levels of natural and cultural resource assessment, management, research, and restoration; additional capital investments supporting the conservation and recreation goals of the ministry; improved volunteer program support; supplementary recreation program delivery; regional systems planning for conservation and recreation; and development and production of promotional, educational, and partnership products. Transfers are provided to support the programs, services, and activities provided for in this account. Revenues are received from ministries, other levels of government, organizations, businesses, licensees, and individuals; from stumpage from tree removal in parks and protected areas; from the sale or licensing of promotional and educational goods and services; from park reservation service charges; as donations, bequests, and contributions from agreements under the Act; and as earnings on account balances.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	4,776	4,476
OPERATING TRANSACTIONS
Revenue	3,775	9,900
Expense	(3,675)	(10,300)
Internal and External Recoveries	—	500
Net Revenue (Expense)	100	100

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	(400)	(400)
Net Cash Source (Requirement)	(400)	(400)
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	4,476	4,176

NOTES

¹      A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

²      The Spending Authority Available at the Beginning of the Fiscal Year 2017/18 is based on the 2016/17 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF ENVIRONMENT AND CLIMATE CHANGE STRATEGY

SPECIAL ACCOUNTS¹

($000)

Estimates	Estimates
2017/18	2018/19

SUSTAINABLE ENVIRONMENT FUND

This account was created in 1990 by the Sustainable Environment Fund Act and subsequent amendments. It provides for the protection of the air, land, and water and for environmental renewal by preventing pollution, controlling pollutants, and undertaking remediation activities through administration of the Environmental Management Act, the Integrated Pest Management Act, and related regulations. Revenue is derived from environmental levies, fees, licences, contributions from the federal government, other organizations, and individuals. Expenses represent transfers to the Ministry of Environment and Climate Change Strategy for administration; the development of policies, legislation and regulations, standards, and criteria for discharges and emissions; monitoring and understanding the receiving environment; education and encouragement of activities to prevent pollution; waste reduction; air and water quality; clean-up of contaminated sites; hazardous waste management; soil and water remediation projects; and transfers to local governments, other organizations, and individuals to assist in waste management, clean-up of contaminated sites, and to support various environmental protection initiatives.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	17,269	17,734
OPERATING TRANSACTIONS
Revenue	19,400	24,100
Expense	(18,935)	(23,635)
Net Revenue (Expense)	465	465
FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	17,734	18,199

NOTES

¹      A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

²      The Spending Authority Available at the Beginning of the Fiscal Year 2017/18 is based on the 2016/17 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF ENVIRONMENT AND CLIMATE CHANGE STRATEGY

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

($000)

Estimates	Estimates
2017/18	2018/19

CLIMATE ACTION

GREENHOUSE GAS EMISSIONS OFFSETS — Disbursements represent the purchase of greenhouse gas emissions offsets for extinguishment in accordance with government’s carbon neutral initiative. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	10,000	10,000
Receipts	—	—
Net Cash Requirement (Source)	10,000	10,000

MINISTRY OF FINANCE

The mission of the Ministry of Finance is to provide fiscal policies and regulatory frameworks that support the sound and transparent management of government’s finances; provide a strong, competitive, and vibrant economy; lead fair, efficient, and effective tax and royalty programs to support government services; provide human resource leadership and services that contribute to better business performance of ministries and government as a whole; and enhance access to government services and information for citizens, lead the commitment to open government by informing citizens about government policies, programs, and services, and directly engaging with citizens on issues and decisions made by government.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2017/18[1]	2018/19
VOTED APPROPRIATIONS
Vote 24 — Ministry Operations	170,312	172,581
Vote 25 — Government Communications and Public Engagement	34,205	35,384
Vote 26 — BC Public Service Agency	53,410	56,268
Vote 27 — Benefits	1	1

STATUTORY APPROPRIATIONS
Financial Administration Act	3,505,000	—
Housing Priority Initiatives Special Account	37,636	283,225
Insurance and Risk Management Account Special Account	4,180	4,493
Long Term Disability Fund Special Account	57,585	66,750
Less: Transfer from Ministry Operations Vote	(35,474)	(39,619)
Provincial Home Acquisition Wind Up Special Account	10	10

OPERATING EXPENSES	3,826,865	579,093

CAPITAL EXPENDITURES ²	320	654
LOANS, INVESTMENTS AND OTHER REQUIREMENTS ³	156,860	175,017
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1     For comparative purposes, figures shown for the 2017/18 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2018/19 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.

2     A listing of estimated capital expenditures by ministry is presented in Schedule C.

3     A summary of loans, investments and other requirements by ministry is presented in Schedule D.

4     A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF FINANCE

SUMMARY BY CORE BUSINESS

($000)

	2017/18	2018/19 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Treasury Board Staff	6,701	7,033	(7)	7,026
Office of the Comptroller General	21,130	21,475	(209)	21,266
Treasury	1	35,356	(35,355)	1
Revenue Division	89,762	179,629	(89,084)	90,545
Policy and Legislation	6,307	32,413	(26,130)	6,283
Public Sector Employers’ Council Secretariat	16,637	16,860	(21)	16,839
Crown Agencies and Board Resourcing Office	852	857	(2)	855
Executive and Support Services	28,922	29,768	(2)	29,766
Government Communications	25,943	27,133	(103)	27,030
Government Digital Experience	8,262	8,356	(2)	8,354
BC Public Service Agency	53,410	57,808	(1,540)	56,268
Benefits	1	75,290	(75,289)	1
Financial Administration Act	3,505,000	—	—	—
Housing Priority Initiatives Special Account	37,636	283,225	—	283,225
Insurance and Risk Management Account Special Account	4,180	6,914	(2,421)	4,493
Long Term Disability Fund Special Account	22,111	33,636	(6,505)	27,131
Provincial Home Acquisition Wind Up Special Account	10	10	—	10

TOTAL OPERATING EXPENSES	3,826,865	815,763	(236,670)	579,093

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	310	644	—	644
BC Public Service Agency	10	10	—	10

TOTAL CAPITAL EXPENDITURES	320	654	—	654

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Revenue Division	156,860	379,515	(204,498)	175,017
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	156,860	379,515	(204,498)	175,017

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	Net	Disbursements	Receipts	Net
Core Business
Revenue Division	—	1,304,800	(1,304,800)	—
TOTAL REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	—	1,304,800	(1,304,800)	—

MINISTRY OF FINANCE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2017/18	2018/19

VOTE 24 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Treasury Board Staff, Office of the Comptroller General, Treasury, Revenue Division, Policy and Legislation, Public Sector Employers’ Council Secretariat, Crown Agencies and Board Resourcing Office, and Executive and Support Services.

TREASURY BOARD STAFF

Voted Appropriation
Treasury Board Staff	6,701	7,026

Voted Appropriation Description: This sub-vote provides for financial management advice to government on management of ministry, service delivery agency, and commercial Crown corporation operating and capital spending; economic performance, revenue, and debt, including development of economic, revenue, and spending forecasts; development and management of the provincial government’s budget and three-year fiscal plan, including production of the Budget and Fiscal Plan, the Estimates, Quarterly Reports, and other related documents; advice and recommendations to Treasury Board on financial and capital management issues, including development of standards, policies, and programs to support government initiatives; and review and approval of ministry, service delivery agency, and commercial Crown corporation plans. Costs may be recovered from ministries, Crown corporations and agencies, and parties external to government for activities described within this sub-vote.

OFFICE OF THE COMPTROLLER GENERAL

Voted Appropriations
Office of the Comptroller General	18,726	18,848
Internal Audit and Advisory Services	2,404	2,418
	21,130	21,266

Voted Appropriations Description: This sub-vote provides for a corporate governance and control framework over financial management, procurement, accounting, performance management, and general and unclaimed property administration for the provincial government. Activities include legislation and policy development, capacity development and monitoring, reporting, and continuous improvement. This sub-vote also provides for investigations; management advisory services; preparation of the Public Accounts, financial statements, and management reports; financial compliance monitoring and reporting; payment diversion; and the Corporate Services Secretariat. This sub-vote also provides for the operation, maintenance, and upgrading of the Corporate Financial System. This sub-vote provides for the operation of Internal Audit and Advisory Services. Services include internal audit and management advisory services pertaining to the economy, efficiency, and effectiveness of government operations; financial and management controls; performance management, accountability, and risk management; and reviews requested by Treasury Board. Costs may be recovered from ministries, organizations within the government reporting entity, and parties external to government for activities described within this sub-vote.

TREASURY

Voted Appropriation
Treasury	1	1

Voted Appropriation Description: This sub-vote provides for debt management and banking and cash management services to government, government bodies, and other authorized organizations. Debt management services include management of the government’s borrowing and fiscal agency loan programs; investments related to those programs; advisory and arranger services in relation to corporate and project finance initiatives; investor and rating agency relations; accounting, reporting, forecasting, and analysis services relating to the debt of the government reporting entity and the organizations within it; and related financing and liability management services. Banking and cash management services include negotiation and management of banking contracts and credit arrangements; development of government banking policy; cash management of the Central Deposit Program, the Consolidated Revenue Fund, and related funds, including investment of those funds; payment and revenue consolidation services; management of government compliance with payment card industry data security standards; and banking and cash management related services. Costs may be recovered from ministries, including Management of Public Funds and Debt, Crown corporations and agencies, and parties external to government for activities described within this sub-vote.

MINISTRY OF FINANCE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2017/18	2018/19

REVENUE DIVISION

Voted Appropriation
Revenue Division	89,762	90,545

Voted Appropriation Description: This sub-vote provides for the administration and enforcement of revenue statutes, including the related revenue, royalties, interest, refunds, rebates, and benefit programs that are the responsibility of the Ministry of Finance. This sub-vote also provides for the administration of various revenue and loan programs, including invoicing, payment processing, account receivables management, and collections; costs resulting from the administration of loans and grants issued under student financial assistance programs; the ongoing administration of the reconstruction loan portfolio under the Homeowner Protection Act; and the collection of Medical Services Plan premiums. Costs may be recovered from revenue administered by the ministry. Costs may also be recovered from ministries, Crown corporations and agencies, other levels of government, public bodies, and parties external to government for activities described within this sub-vote.

POLICY AND LEGISLATION

Voted Appropriations
Policy and Legislation	4,972	4,874
Financial Institutions Commission	1,334	1,408
Office of the Superintendent of Real Estate	1	1
	6,307	6,283

Voted Appropriations Description: This sub-vote provides for the legislative frameworks for the corporate and personal property registries, as well as the regulation of financial services, capital markets, occupational pension plans, real estate services, and societies. This sub-vote is also responsible for the coordination of non-budget legislation for the ministry. In addition, this sub-vote provides for advising the Minister of Finance and government on tax policy and intergovernmental fiscal relations; for negotiations of financial, tax, and fiscal arrangements with First Nations, the federal government, and other levels of government; and supports the implementation of government tax policy through legislation and regulation. This sub-vote also provides for operation and related administrative costs of the Office of the Superintendent of Real Estate, the Financial Institutions Commission, and the Credit Union Deposit Insurance Corporation. Costs may be recovered from ministries, Crown corporations and agencies, other levels of government, public bodies, and parties external to government for activities described within this sub-vote.

PUBLIC SECTOR EMPLOYERS’ COUNCIL SECRETARIAT

Voted Appropriation
Public Sector Employers’ Council Secretariat	16,637	16,839

Voted Appropriation Description: This sub-vote provides for the operation of the Public Sector Employers’ Council and the Council Secretariat, as established under the Public Sector Employers Act, and includes government’s financial contributions to employers’ associations established under the Public Sector Employers Act. The Secretariat develops and coordinates strategic direction for issues in labour relations and advises government with respect to labour relations and compensation-related issues in the public sector. The Secretariat also performs functions related to the Public Sector Pension Plans Act. Costs may be recovered from pension boards for activities described within this sub-vote. Costs may also be recovered from ministries, Crown corporations and agencies, other levels of government, public bodies, and parties external to government for activities described within this sub-vote.

CROWN AGENCIES AND BOARD RESOURCING OFFICE

Voted Appropriation
Crown Agencies and Board Resourcing Office	852	855

Voted Appropriation Description: This sub-vote provides for the Crown Agencies and Board Resourcing Office which provides the recruitment and recommendation of candidates for appointments to all Crown corporations, agencies, boards, and commissions and oversight of governance and corporate accountability across all public sector organizations. Costs may be recovered from ministries, organizations within the government reporting entity, and parties external to government for activities described within this sub-vote.

MINISTRY OF FINANCE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2017/18	2018/19

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	726	730
Corporate Services	28,196	29,036
	28,922	29,766

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Finance; the deputy minister’s office; Government House; and executive, strategic, and administrative support for the ministry, including financial, strategic human resources, business planning, information and systems management, and records services. Corporate services are provided to the BC Public Service Agency, Government Communications and Public Engagement, Office of the Premier, and other entities. This sub-vote also provides for payment of authorized travel and other expenses and allowances for Members of the Executive Council, Parliamentary Secretaries, Members of the Legislative Assembly performing executive functions, personal attendants, and ministerial staff. Costs may be recovered from ministries, Crown corporations and agencies, other levels of government, public bodies, and parties external to government for activities described within this sub-vote.

VOTE 24 — MINISTRY OPERATIONS	170,312	172,581

MINISTRY OF FINANCE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2017/18	2018/19

VOTE 25 — GOVERNMENT COMMUNICATIONS AND PUBLIC ENGAGEMENT

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Government Communications and Government Digital Experience.

GOVERNMENT COMMUNICATIONS

Voted Appropriation
Government Communications	25,943	27,030

Voted Appropriation Description: This sub-vote provides for research, planning, coordination, and delivery of communications programs, policies, and services for ministries and certain public bodies. This sub-vote is also responsible for the operation of the Confidence and Supply Agreement Secretariat. Transfers may be provided to ministries, Crown corporations, other levels of government, and private bodies for communications-related activities. Costs may be recovered from ministries, Crown agencies, boards and commissions, and other parties both internal and external to government for activities described within this sub-vote.

GOVERNMENT DIGITAL EXPERIENCE

Voted Appropriation
Government Digital Experience	8,262	8,354

Voted Appropriation Description: This sub-vote provides for corporate leadership, cross-government planning, policy development, and innovation in the delivery of common web services for government; service design; and citizen engagement activities. Costs may be recovered from ministries, Crown agencies, boards and commissions, and other parties both internal and external to government for activities described within this sub-vote.

VOTE 25 — GOVERNMENT COMMUNICATIONS AND PUBLIC ENGAGEMENT	34,205	35,384

MINISTRY OF FINANCE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2017/18	2018/19

VOTE 26 — BC PUBLIC SERVICE AGENCY

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core business: BC Public Service Agency.

BC PUBLIC SERVICE AGENCY

Voted Appropriations
Business Performance	22,094	22,144
Service Operations	13,824	15,181
Talent Management	11,392	12,434
Employee Relations	4,008	4,214
Corporate Services	2,092	2,295
	53,410	56,268

Voted Appropriations Description: This sub-vote provides for the BC Public Service Agency programs and operations, including a full range of human resource services to assist clients in meeting their business goals, including consulting, compensation and classification, payroll, learning services, performance management, development, diversity, inclusiveness, recognition and engagement programs, succession management, hiring, and other human resource related programs. This sub-vote also provides for a full range of labour relations and employment services, including negotiation and administration of collective agreements, severance, and labour relations advice and dispute resolution. This sub-vote also provides for the executive direction of the BC Public Service Agency, including management services for the Benefits Vote, along with administrative support services, policy and program development, financial services, communications, corporate human resource application management, strategic planning, and information systems. Costs may be recovered from special accounts, ministries, Crown agencies, boards and commissions, and other parties both internal and external to government for activities described within this sub-vote.

VOTE 26 — BC PUBLIC SERVICE AGENCY	53,410	56,268

MINISTRY OF FINANCE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2017/18	2018/19

VOTE 27 — BENEFITS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core business: Benefits.

BENEFITS

Voted Appropriations
Pension Contribution and Retirement Benefits	333,030	342,102
Employee Health Benefits	134,958	121,414
Long Term Disability	34,626	38,719
Other Benefits	5,623	5,341
Benefits Administration	8,288	7,808
Recoveries	(516,524)	(515,383)
	1	1

Voted Appropriations Description: This sub-vote provides for services in pension, retirement, employee health benefits, workforce adjustment services and severance costs, and related policy, program development, and administration for these business lines. This sub-vote also provides for the delivery of Disability Management and Workplace Health and Safety Programs and the management of the Provincial Employees Community Services Fund. Costs may be recovered from special accounts, ministries, Crown agencies, boards and commissions, and other parties both internal and external to government for activities described within this sub-vote.

VOTE 27 — BENEFITS	1	1

MINISTRY OF FINANCE

STATUTORY DESCRIPTIONS

($000)

Estimates	Estimates
2017/18	2018/19

STATUTORY APPROPRIATIONS

These statutory appropriations provide for the programs, operations, and other activities of the Financial Administration Act and the following special accounts: Housing Priority Initiatives, Insurance and Risk Management Account, Long Term Disability Fund, and Provincial Home Acquisition Wind Up.

FINANCIAL ADMINISTRATION ACT

Statutory Appropriation
Financial Administration Act	3,505,000	—

Statutory Appropriation Description: This statutory appropriation provides for the extinguishment of the fiscal agency loan agreement between government and Transportation Investment Corporation.

HOUSING PRIORITY INITIATIVES SPECIAL ACCOUNT

Statutory Appropriation
Housing Priority Initiatives special account	37,636	283,225

Statutory Appropriation Description: This statutory appropriation provides for the Housing Priority Initiatives special account which is governed under the Special Accounts Appropriation and Control Act.

INSURANCE AND RISK MANAGEMENT ACCOUNT

Statutory Appropriation
Insurance and Risk Management Account	4,180	4,493

Statutory Appropriation Description: This statutory appropriation provides for the Insurance and Risk Management Account which is governed under the Financial Administration Act.

LONG TERM DISABILITY FUND SPECIAL ACCOUNT

Statutory Appropriation
Long Term Disability Fund special account	57,585	66,750
Less: Transfer from Ministry Operations Vote	(35,474)	(39,619)
	22,111	27,131

Statutory Appropriation Description: This statutory appropriation provides for the Long Term Disability Fund special account which is governed under the Public Service Benefit Plan Act.

PROVINCIAL HOME ACQUISITION WIND UP

Statutory Appropriation
Provincial Home Acquisition Wind Up special account	10	10

Statutory Appropriation Description: This statutory appropriation provides for the Provincial Home Acquisition Wind Up special account which is governed under the Special Accounts Appropriation and Control Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	800,085	816,801
Operating Costs	168,295	169,845
Government Transfers	59,171	304,760
Other Expenses	3,626,119	134,407
Internal Recoveries	(595,455)	(610,050)
External Recoveries	(231,350)	(236,670)
TOTAL OPERATING EXPENSES	3,826,865	579,093

MINISTRY OF FINANCE

SPECIAL ACCOUNTS¹

($000)

Estimates	Estimates
2017/18	2018/19

HOUSING PRIORITY INITIATIVES SPECIAL ACCOUNT

This account was established under the Special Accounts Appropriation and Control Act effective July 28, 2016, for the purposes of supporting housing, rental, and shelter programs as set out under the Act. Expenses include acquisition, construction, maintenance, renovation, support payments, and administrative costs; revenue and recoveries include transfers, receipts, and interest allocated; receipts include repayment of loans issued and interest paid on those loans; and disbursements include loans issued, support payments, and payments in respect of loan guarantees.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	76,687	76,687
OPERATING TRANSACTIONS
Revenue	37,636	283,225
Expense	(37,636)	(283,225)
Net Revenue (Expense)	—	—

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	76,687	76,687

NOTES

¹ A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

² The Spending Authority Available at the Beginning of the Fiscal Year 2017/18 is based on the 2016/17 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF FINANCE

SPECIAL ACCOUNTS¹

($000)

Estimates	Estimates
2017/18	2018/19

INSURANCE AND RISK MANAGEMENT ACCOUNT

This account was established by the Financial Administration Amendment Act in 1989, for the purpose of providing insurance and/or risk management services to or for participants consisting of government bodies, ministries, public authorities, persons, and classes of persons or public authorities designated by regulation. This account is administered by the Ministry of Finance and also provides for the operation of the Risk Management Branch and Government Security Office which provides risk management; risk financing, including claims and litigation management; and security, advisory, and consulting services to the provincial public sector. Revenue and recoveries represent amounts paid into the account in respect of agreements or arrangements with or for participants, amounts required to be paid into it under regulations, amounts appropriated for the account by a Supply Act, and earnings of the account. Expenses represent the amounts payable from the account in respect of agreements or arrangements with or for participants and amounts payable from the account in accordance with regulations, including the cost of providing insurance and risk management services, and the operation of the account.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	520,337	538,338
OPERATING TRANSACTIONS
Revenue	21,790	23,773
Expense	(53,611)	(54,980)
Internal and External Recoveries	49,431	50,487
Net Revenue (Expense)	17,610	19,280

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
Working Capital Adjustments and Other Spending Authority Committed³	391	247
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	538,338	557,865

NOTES

1 A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2 The Spending Authority Available at the Beginning of the Fiscal Year 2017/18 is based on the 2016/17 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

3 The Working Capital Adjustments and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, and the recognition of deferred revenues.

MINISTRY OF FINANCE

SPECIAL ACCOUNTS¹

($000)

Estimates	Estimates
2017/18	2018/19

LONG TERM DISABILITY FUND SPECIAL ACCOUNT

This account was established under the Public Service Benefit Plan Act effective April 1, 2017, for the purpose of continuing the operations of the Long Term Disability Plan. Revenues and recoveries include premiums paid into the special account by participating employers and interest amounts credited to the special account balance as prescribed by regulation. Expenses of the special account include benefit payments, expenses relating to changes in the actuarial estimate of plan liabilities, and plan administrative costs.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	636,163	639,552
OPERATING TRANSACTIONS
Revenue	37,315	38,170
Expense	(65,059)	(73,375)
Internal and External Recoveries	7,474	6,625
Transfer from Ministry Operations Vote	35,474	39,619
Net Revenue (Expense)	15,204	11,039

Difference Between 2017/18 Estimates and Projected Actual Net Revenue (Expense)	(11,815)

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	639,552	650,591

NOTES

¹ A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

² The opening balance of the Long Term Disability Fund special account was established effective April 1, 2017 by section 6.1(3) of the Public Service Benefit Plan Act. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF FINANCE

SPECIAL ACCOUNTS¹

($000)

Estimates	Estimates
2017/18	2018/19

PROVINCIAL HOME ACQUISITION WIND UP SPECIAL ACCOUNT

This account was established under the Special Accounts Appropriation and Control Act effective April 1, 2004, for the purpose of providing for expenditures for the winding up of the loan and financial assistance programs under the Home Conversion and Leasehold Loan Act, the Home Mortgage Assistance Program Act, the Home Purchase Assistance Act, the Homeowner Interest Assistance Act, and the Provincial Home Acquisition Act. The latter Acts were repealed effective March 31, 2004. Revenue consists of interest on outstanding mortgage principal. Expenses include statutory rebates and other miscellaneous program costs. Receipts represent repayment of outstanding mortgage loan principal. Disbursements represent repurchased mortgage accounts and guarantee claims paid under the mortgage assistance programs.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	15,469	15,464
OPERATING TRANSACTIONS
Revenue	5	5
Expense	(10)	(10)
Net Revenue (Expense)	(5)	(5)

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	15,464	15,459

NOTES

¹ A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

² The Spending Authority Available at the Beginning of the Fiscal Year 2017/18 is based on the 2016/17 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF FINANCE

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

($000)

Estimates	Estimates
2017/18	2018/19

REVENUE DIVISION

INTERNATIONAL FUEL TAX AGREEMENT (MOTOR FUEL TAX ACT) — Disbursements are provided by the province to other International Fuel Tax Agreement jurisdictions in respect of the receipts collected on their behalf. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	3,000	3,000
Receipts	(14,000)	(14,500)
Net Cash Requirement (Source)	(11,000)	(11,500)

LAND TAX DEFERMENT ACT — Disbursements are made to municipalities by the province to pay for property taxes deferred under this Act by those property owners who qualify for the regular Tax Deferment Program (over 55 years of age and other qualified property owners) or who qualify for either the Financial Hardship Tax Deferment Program or the Families with Children Tax Deferment Program. The property owner or the estate is required to repay to the province all deferred taxes, interest, and an administration fee on the termination of the agreement. Property owners qualifying under the Financial Hardship Tax Deferment Program are not required to pay an administration fee. Receipts represent repayments of outstanding principal (taxes deferred exclusive of interest). Interest and fee revenues are credited to the General Fund of the Consolidated Revenue Fund. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	132,000	145,000
Receipts	(64,000)	(70,000)
Net Cash Requirement (Source)	68,000	75,000

LOCAL GOVERNMENT ACT — Disbursements are made to Improvement Districts by the province to purchase capital assets and are charged interest and an administration fee. The minister may authorize that the amount required to be collected from property owners benefiting from the use of the assets, including interest and administration fees, be levied over a number of years and in the manner that the minister considers appropriate. Receipts represent repayments of outstanding principal recovered by rural property tax levy. Interest and fee revenues recovered by the levy are credited to the General Fund of the Consolidated Revenue Fund. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	2,000	1,500
Receipts	(1,660)	(1,498)
Net Cash Requirement (Source)	340	2

RECONSTRUCTION LOAN PORTFOLIO — Disbursements are made to individuals, including strata property owners, who qualify for loans under the reconstruction loan program as set out in the Homeowner Protection Act. Receipts represent principle repayments on outstanding loans. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	20	15
Receipts	(4,500)	(3,500)
Net Cash Requirement (Source)	(4,480)	(3,485)

STUDENTAID BC LOAN PROGRAM — Disbursements represent expenditures associated with loans under the StudentAid BC Loan Program. Receipts represent principal repayments on outstanding loans. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	224,000	230,000
Receipts	(120,000)	(115,000)
Net Cash Requirement (Source)	104,000	115,000

MINISTRY OF FINANCE

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES BY CORE BUSINESS

($000)

Estimates	Estimates
2017/18	2018/19

REVENUE DIVISION

BC TRANSIT — Disbursements are provided by the province to British Columbia Transit (BCT) in respect of the British Columbia Transit Act fuel tax (receipts) collected on BCT’s behalf. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	12,000	19,000
Receipts	(12,000)	(19,000)
Net Cash Requirement (Source)	—	—

BC TRANSPORTATION FINANCING AUTHORITY — Disbursements are provided by the province to the BC Transportation Financing Authority (BCTFA) in respect of the fuel tax (receipts) and the provincial sales tax (receipts) on short-term rentals of passenger vehicles collected on BCTFA’s behalf under the Transportation Act. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	467,000	476,000
Receipts	(467,000)	(476,000)
Net Cash Requirement (Source)	—	—

COWICHAN TRIBES — Disbursements are provided by the province to the Cowichan Tribes in respect of tobacco tax (receipts) collected on their behalf under the Cowichan Tribes Agreement. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	3,000	3,000
Receipts	(3,000)	(3,000)
Net Cash Requirement (Source)	—	—

MUNICIPALITIES OR ELIGIBLE ENTITIES — Disbursements are provided by the province to municipalities, regional districts, or eligible entities in respect of municipal and regional district tax (receipts) collected on their behalf under the Provincial Sales Tax Act. Interest and fee revenue is deposited to the General Fund of the Consolidated Revenue Fund. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	56,000	65,000
Receipts	(56,000)	(65,000)
Net Cash Requirement (Source)	—	—

RURAL AREAS — Disbursements are provided by the province to local governments and entities in rural areas in respect of local property taxes and levies (receipts) collected on their behalf under the Taxation (Rural Area) Act. Interest and fee revenue is deposited to the General Fund of the Consolidated Revenue Fund. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	352,000	353,800
Receipts	(352,000)	(353,800)
Net Cash Requirement (Source)	—	—

SOUTH COAST BRITISH COLUMBIA TRANSPORTATION AUTHORITY — Disbursements are provided by the province to the South Coast British Columbia Transportation Authority (SCBCTA) in respect of the fuel tax (receipts) collected on SCBCTA’s behalf under the South Coast British Columbia Transportation Authority Act. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	386,000	388,000
Receipts	(386,000)	(388,000)
Net Cash Requirement (Source)	—	—

MINISTRY OF FORESTS, LANDS, NATURAL RESOURCE

OPERATIONS AND RURAL DEVELOPMENT

The mission of the Ministry of Forests, Lands, Natural Resource Operations and Rural Development is to make, support, and advise on stewardship decisions for British Columbia’s land and resources and deliver services to provide environmental, economic, cultural, and social benefits for all British Columbians. Our work supports a sustainable economy in all parts of the province and provides a foundation for true and lasting reconciliation with Indigenous people.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2017/18[1]	2018/19
VOTED APPROPRIATIONS
Vote 28 — Ministry Operations	458,976	473,452
Vote 29 — Fire Management	506,293	63,986

STATUTORY APPROPRIATIONS
BC Timber Sales Account Special Account	183,174	196,723
Crown Land Special Account	20	20
Forest Stand Management Fund Special Account	—	—

OPERATING EXPENSES	1,148,463	734,181

CAPITAL EXPENDITURES [2]	95,944	74,414
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	101,858	103,948
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1     For comparative purposes, figures shown for the 2017/18 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2018/19 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.

2     A listing of estimated capital expenditures by ministry is presented in Schedule C.

3     A summary of loans, investments and other requirements by ministry is presented in Schedule D.

4     A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF FORESTS, LANDS, NATURAL RESOURCE OPERATIONS AND RURAL DEVELOPMENT

SUMMARY BY CORE BUSINESS

($000)

	2017/18	2018/19 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Integrated Resource Operations	60,658	73,573	(1,936)	71,637
Resource Stewardship	99,420	161,323	(59,647)	101,676
Office of the Chief Forester	16,858	19,459	(2,375)	17,084
Rural Development, Lands and Innovation	56,357	56,720	(752)	55,968
Timber Operations, Pricing and First Nations	12,456	24,636	(11,002)	13,634
Regional Operations	140,177	144,491	(5,213)	139,278
Executive and Support Services	73,050	74,605	(430)	74,175
Fire Management	506,293	76,257	(12,271)	63,986
BC Timber Sales Account Special Account	183,174	196,725	(2)	196,723
Crown Land Special Account	20	8,933	(8,913)	20
Forest Stand Management Fund Special Account	—	1,574	(1,574)	—

TOTAL OPERATING EXPENSES	1,148,463	838,296	(104,115)	734,181

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	52,852	28,599	—	28,599
Fire Management	525	525	—	525
BC Timber Sales Account Special Account	42,567	45,290	—	45,290

TOTAL CAPITAL EXPENDITURES	95,944	74,414	—	74,414

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Integrated Resource Operations	600	600	—	600
Rural Development, Lands and Innovation	6,382	6,382	—	6,382
BC Timber Sales Account Special Account	94,876	96,966	—	96,966
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	101,858	103,948	—	103,948

REVENUE COLLECTED FOR, AND TRANSFERRED TO,
OTHER ENTITIES	Net	Disbursements	Receipts	Net

Core Business
Regional Operations	—	6,500	(6,500)	—
TOTAL REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	—	6,500	(6,500)	—

MINISTRY OF FORESTS, LANDS, NATURAL RESOURCE OPERATIONS AND RURAL DEVELOPMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2017/18	2018/19

VOTE 28 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Integrated Resource Operations; Resource Stewardship; Office of the Chief Forester; Rural Development, Lands and Innovation; Timber Operations, Pricing and First Nations; Regional Operations; and Executive and Support Services.

INTEGRATED RESOURCE OPERATIONS

Voted Appropriation
Integrated Resource Operations	60,658	71,637

Voted Appropriation Description: This sub-vote provides for the stewardship and management of heritage and natural resource operations, including compliance and enforcement of provincial and First Nation laws relating to resource use; provincial resource information and mapping; legal registry of all natural resource tenures; fire prevention and control; resort development; recreation sites and trails; archaeological permitting and site registry and management; and heritage property management and conservation. Costs may be recovered from special accounts, ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

RESOURCE STEWARDSHIP

Voted Appropriation
Resource Stewardship	99,420	101,676

Voted Appropriation Description: This sub-vote provides for resource stewardship activities, including legislation, policies, and practices that support sustainable management of forests, water, fish, wildlife, and habitat; land-based investment; silviculture/ecosystem stewardship; forest health; climate change adaptation and mitigation; monitoring the effectiveness of resource values; and land and marine use planning. This sub-vote also provides for stewardship activities related to invasive plants and species, fish, wildlife, and habitat; ocean policy; water rental remissions; river forecasts; water use regulation, planning, and licensing; and safety, including dams and dikes. Costs may be recovered from special accounts, ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

OFFICE OF THE CHIEF FORESTER

Voted Appropriation
Office of the Chief Forester	16,858	17,084

Voted Appropriation Description: This sub-vote provides for forest management activities, including timber supply planning and allowable annual cut determinations; tree improvement; land-based research program; growth and yield; forest carbon; forest genetics; forest inventory; climate change adaptation and mitigation; forest carbon initiative; and integrated investment planning silviculture, forest health, and forest management legislation. Costs may be recovered from special accounts, ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

RURAL DEVELOPMENT, LANDS AND INNOVATION

Voted Appropriation
Rural Development, Lands and Innovation	56,357	55,968

Voted Appropriation Description: This sub-vote provides for activities that promote forest industry competitiveness and innovation, as well as tenure policy and administration; forest and Crown land policy and legislation; off-road vehicle program management; major Crown land allocation, including the management of development projects; remediation of contaminated sites on Crown land and other lands that affect provincial interests; compensation; research and development related to wood products and processes; the delivery of rural development programs and services; and rural economic development. Costs may be recovered from fees received from log exports, special accounts, ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

MINISTRY OF FORESTS, LANDS, NATURAL RESOURCE OPERATIONS AND RURAL DEVELOPMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2017/18	2018/19

TIMBER OPERATIONS, PRICING AND FIRST NATIONS

Voted Appropriation
Timber Operations, Pricing and First Nations	12,456	13,634

Voted Appropriation Description: This sub-vote provides for pricing activities, including establishing policies and administering the province’s timber measurement, pricing, revenue forecasting and billing systems; forest tenure policy and administration; Forest Act related compensation; log export policy; forest industry competition policy and tenure transfer competition analysis; forest sector economic analysis, investor support, and forestry intelligence; resource worker safety; forest service road and bridge construction, maintenance, and infrastructure; resource road policy and legislation; management of British Columbia’s participation in Softwood Lumber trade litigation and negotiations; and developing First Nation related policy and procedures to meet legal obligations and enhance First Nations participation in the natural resource economy. Costs may be recovered from fees received from log exports, special accounts, ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

REGIONAL OPERATIONS

Voted Appropriation
Regional Operations	140,177	139,278

Voted Appropriation Description: This sub-vote provides for licensing, permitting, administration, monitoring, reporting, stewardship management, research, treatment, protection, and other operational activities in relation to forests, lands, fish and wildlife, invasive species, rangeland, water, soil, mining resources, and recreation; biodiversity; species at risk; hunting, angling, and trapping; watershed restoration; habitat and ecosystem management; aquaculture, marine planning, and regional dam and dike safety and regulation; regional drought and flood management; traceability and eco-certification; regional geographic information and sales; and provincial Crown land sales. This sub-vote also provides for forest service road and bridge engineering, timber pricing, forest and range tenure administration, First Nations consultation, land use initiatives, and for the operation of regional offices that provide client assistance with access to natural resource authorizations. Costs may be recovered from special accounts, ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	792	797
Corporate Services	72,258	73,378
	73,050	74,175

Voted Appropriations Description: This sub-vote provides for executive direction and related support services to the ministry, including the office of the Minister of Forests, Lands, Natural Resource Operations and Rural Development, including salaries, benefits, allowances, and operating expenses for the minister and the minister’s staff; the deputy minister’s office; corporate governance and service delivery activities for strategic human resources, asset and infrastructure, finance, information management and information technology, executive and executive support, and corporate and strategic policy, legislation, and initiatives; and revenue collection. Corporate services are also provided to other natural resource ministries. Costs may be recovered from special accounts, ministries, other entities within government, other levels of government, agencies, organizations, and individuals for activities described within this sub-vote.

VOTE 28 — MINISTRY OPERATIONS	458,976	473,452

MINISTRY OF FORESTS, LANDS, NATURAL RESOURCE OPERATIONS AND RURAL DEVELOPMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2017/18	2018/19

VOTE 29 — FIRE MANAGEMENT

This vote provides for the programs, operations, and other activities described in the voted appropriation under the following core business: Fire Management.

FIRE MANAGEMENT

Voted Appropriation
Fire Management	506,293	63,986

Voted Appropriation Description: This sub-vote provides for authorized expenditures under the Wildfire Act, including direct fire control, abatement of public safety risks as a result of fire control, abatement of public safety risks on Crown land as a result of fire, rehabilitation of land damaged by fire control, rehabilitation of Crown land damaged by fire, abatement of fire hazard risks on Crown land, compensation to the owner of private land and any tenant of private land for damage caused to the private land by the government in carrying out the fire control, and fire prevention and fire preparedness. Costs may be recovered from special accounts, ministries, Crown corporations, other governments, agencies, organizations, and individuals for activities described within this sub-vote.

VOTE 29 — FIRE MANAGEMENT	506,293	63,986

MINISTRY OF FORESTS, LANDS, NATURAL RESOURCE OPERATIONS AND RURAL DEVELOPMENT

STATUTORY DESCRIPTIONS

($000)

Estimates	Estimates
2017/18	2018/19

STATUTORY APPROPRIATIONS

These statutory appropriations provide for the programs, operations, and other activities of the following special accounts: BC Timber Sales Account, Crown Land, and Forest Stand Management Fund.

BC TIMBER SALES ACCOUNT

Statutory Appropriation
BC Timber Sales Account	183,174	196,723

Statutory Appropriation Description: This statutory appropriation provides for the BC Timber Sales Account which is governed under the Forest Act.

CROWN LAND

Statutory Appropriation
Crown Land special account	20	20

Statutory Appropriation Description: This statutory appropriation provides for the Crown Land special account which is governed under the Ministry of Lands, Parks and Housing Act.

FOREST STAND MANAGEMENT FUND

Statutory Appropriation
Forest Stand Management Fund	—	—

Statutory Appropriation Description: This statutory appropriation provides for the Forest Stand Management Fund which is governed under the Special Accounts Appropriation and Control Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	529,265	341,649
Operating Costs	563,144	337,256
Government Transfers	52,624	51,574
Other Expenses	147,417	157,617
Internal Recoveries	(44,299)	(49,800)
External Recoveries	(99,688)	(104,115)
TOTAL OPERATING EXPENSES	1,148,463	734,181

MINISTRY OF FORESTS, LANDS, NATURAL RESOURCE OPERATIONS AND RURAL DEVELOPMENT

SPECIAL ACCOUNTS¹

($000)

Estimates	Estimates
2017/18	2018/19

BC TIMBER SALES ACCOUNT

This account was originally established in 1988 as the Small Business Forest Enterprise Account and became the BC Timber Sales Account in 2003 through an amendment to section 109 of the Forest Act. The purpose of the account is to identify all revenues for BC Timber Sales and to provide an ongoing source of funds to defray the costs of the program. Revenue is collected from the following sources: upset stumpage; bonus stumpage; waste billings; annual fees and billings (annual rent, trespass charges, extension fees, forfeited deposits, and scaling fees), and the proceeds from the sale of hard or soft assets incidental to the operation of the program; and sales of logs. Expenditures are for preparing forest development plans and logging plans; assessments required to formulate these plans for timber sales licences; costs of meeting requirements of applicable legislation; construction and maintenance of logging roads, bridges, and log dumps; costs of developing timber sales for auction; protection of forests; administration; costs of selling timber and logs; the costs associated with BC Timber Sales disposition agreements entered into under the Forest Act; and other forest management requirements incidental to the program, including certification and safety initiatives. Costs of supplies and services may be recovered from ministries, other levels of government, agencies, organizations, and individuals. Revenue in excess of current expenditures and outstanding obligations may be transferred to the General Fund as directed by Treasury Board. Disbursements reflect capitalized costs incurred for development of timber for sale in future years. These costs are recovered from future sales revenue.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	431,734	404,200
OPERATING TRANSACTIONS
Revenue	312,066	345,880
Expense	(198,976)	(217,826)
Internal and External Recoveries	15,802	21,103
Net Revenue (Expense)	128,892	149,157
Difference Between 2017/18 Estimates and Projected Actual Net Revenue (Expense)	2,105
Transfer from (to) the General Fund	(100,000)	(125,000)

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	(94,876)	(96,966)
Capital Expenditures	(42,567)	(45,290)
Net Cash Source (Requirement)	(137,443)	(142,256)
Difference Between 2017/18 Estimates and Projected Actual Net Cash Source (Requirement)	(30,019)	—
Working Capital Adjustments and Other Spending Authority Committed³	108,931	107,688
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	404,200	393,789

NOTES

1     A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2     The Spending Authority Available at the Beginning of the Fiscal Year 2017/18 is based on the 2016/17 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

3     The Working Capital Adjustments and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, and the recognition of deferred revenues.

MINISTRY OF FORESTS, LANDS, NATURAL RESOURCE OPERATIONS AND RURAL DEVELOPMENT

SPECIAL ACCOUNTS¹

($000)

Estimates	Estimates
2017/18	2018/19

CROWN LAND SPECIAL ACCOUNT

This account was originally created as a fund by authority of section 7 of the Department of Housing Act in 1973, was replaced by the Crown Land Fund in 1979 pursuant to the Ministry of Lands, Parks and Housing Act, was changed to a special account under the Special Appropriations Act in 1982, and provisions were modified under the Special Accounts Appropriation and Control Act in 1988. Revenues include land sales, exchanges, tenures, royalties, interest, rental income, and fees. Costs of development include costs directly associated with the acquisition and development of Crown land for sale or tenure. Expenses include costs for Crown land clean-up and servicing. This special account also provides Free Crown Grants and Nominal Rent Tenures of land at less than fair market value. In accordance with generally accepted accounting principles, upon disposition Free Crown Grants are expensed at net book value if no consideration is received or are expensed at fair market value if a consideration is received, and Nominal Rent Tenures are expensed at fair market value. As Crown land is shown on the balance sheet as the nominal value of $1, the revaluation of Crown land to fair market value is shown as a recovery against the expenses. Financing transaction receipts represent repayment of outstanding loans and deposits made on pending sales.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	50,000	50,000
OPERATING TRANSACTIONS
CROWN LAND
Revenue	138,394	135,929
Less: Cost of Development	(551)	(1,279)
	137,843	134,650
Expense	(20)	(20)
Net Revenue (Expense)	137,823	134,630
FREE CROWN GRANTS AND NOMINAL RENT TENURES³
Expense:[4]
– Ministry of Advanced Education, Skills and Training	(1)	(1)
– Ministry of Attorney General	(2)	(1)
– Ministry of Education	(1)	(1)
– Ministry of Energy, Mines and Petroleum Resources	(1)	—
– Ministry of Environment and Climate Change Strategy	(1)	(1)
– Ministry of Forests, Lands, Natural Resource Operations and Rural Development	(1,801)	(240)
– Ministry of Health	(1)	(1)
– Ministry of Jobs, Trade and Technology	(1)	(1)
– Ministry of Municipal Affairs and Housing	(1,001)	(1,000)
– Ministry of Social Development and Poverty Reduction	(1)	(1)
– Ministry of Transportation and Infrastructure	(1)	(1)
– Renewal of Nominal Rent Tenures	(3,149)	(7,664)
– Contingency	(2)	(1)
Total Expense	(5,963)	(8,913)
Internal and External Recoveries	5,963	8,913
Net Revenue (Expense)	—	—

Transfer from (to) the General Fund	(137,823)	(134,630)

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	50,000	50,000

NOTES

1     A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2     The Spending Authority Available at the Beginning of the Fiscal Year 2017/18 is based on the 2016/17 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

3     Expenses and recoveries reflect the net difference between the fair market value and book value of Crown land granted free or leased for a nominal fee.

4     The amounts shown reflect the projected value of free Crown grants to be issued on behalf of the individual ministries shown, and the anticipated value of nominal rent tenures to be renewed in the 2018/19 fiscal year. A Contingency amount has been added to reflect potential unanticipated requests.

MINISTRY OF FORESTS, LANDS, NATURAL RESOURCE OPERATIONS AND RURAL DEVELOPMENT

SPECIAL ACCOUNTS¹

($000)

Estimates	Estimates
2017/18	2018/19

FOREST STAND MANAGEMENT FUND

This account was originally established as a fund by the Forest Stand Management Fund Act in 1986 and was changed to a special account under the Special Accounts Appropriation and Control Act in 1988. Expenses provide for enhanced management of British Columbia’s forest and rangelands, silviculture work, and costs related to environmental remediation performed in accordance with applicable legislation, the costs of investigating contraventions of applicable legislation, fire suppression costs related to contraventions of applicable legislation where a penalty has been levied in respect of the contravention, reforestation, and road deactivation in areas subject to stumpage levies. Recoveries include funds collected in accordance with applicable legislation, penalties levied in accordance with application legislation, and stumpage levies.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	12,612	12,612
OPERATING TRANSACTIONS
Revenue	—	—
Expense	(1,574)	(1,574)
Internal and External Recoveries	1,574	1,574
Net Revenue (Expense)	—	—

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	12,612	12,612

NOTES

¹      A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

²      The Spending Authority Available at the Beginning of the Fiscal Year 2017/18 is based on the 2016/17 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF FORESTS, LANDS, NATURAL RESOURCE OPERATIONS AND RURAL DEVELOPMENT

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

($000)

Estimates	Estimates
2017/18	2018/19

INTEGRATED RESOURCE OPERATIONS

TOURISM DEVELOPMENT — Disbursements represent expenditures for preparing land development plans, survey costs, and costs of developing land for sale and tenure disposition to resort developers. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	600	600
Receipts	—	—
Net Cash Requirement (Source)	600	600

RURAL DEVELOPMENT, LANDS AND INNOVATION

CROWN LAND ADMINISTRATION — Disbursements represent expenditures for servicing, developing, tenuring, and disposing of Crown land. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	6,382	6,382
Receipts	—	—
Net Cash Requirement (Source)	6,382	6,382

MINISTRY OF FORESTS, LANDS, NATURAL RESOURCE OPERATIONS AND RURAL DEVELOPMENT

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES BY CORE BUSINESS

($000)

Estimates	Estimates
2017/18	2018/19

REGIONAL OPERATIONS

HABITAT CONSERVATION TRUST — Disbursements are provided by the province to the Habitat Conservation Trust Fund (HCTF) in respect of surcharges on hunting and angling licences collected on HCTF’s behalf under the Wildlife Act. Administration costs are funded through the ministry’s voted appropriations.

Disbursements	6,500	6,500
Receipts	(6,500)	(6,500)
Net Cash Requirement (Source)	—	—

MINISTRY OF HEALTH

The mission of the Ministry of Health is to guide and enhance the province’s health services to ensure British Columbians are supported in their efforts to maintain and improve their health.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2017/18[1]	2018/19
VOTED APPROPRIATION
Vote 30 — Ministry Operations	18,775,389	19,606,664

STATUTORY APPROPRIATION
Health Special Account	147,250	147,250

OPERATING EXPENSES	18,922,639	19,753,914

CAPITAL EXPENDITURES ²	2,566	1,432
LOANS, INVESTMENTS AND OTHER REQUIREMENTS ³	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1   For comparative purposes, figures shown for the 2017/18 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2018/19 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.

2   A listing of estimated capital expenditures by ministry is presented in Schedule C.

3   A summary of loans, investments and other requirements by ministry is presented in Schedule D.

4   A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF HEALTH

SUMMARY BY CORE BUSINESS

($000)

	2017/18	2018/19 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Health Programs	18,693,605	20,011,608	(489,821)	19,521,787
Recoveries from Health Special Account	(147,250)	(147,250)	—	(147,250)
Executive and Support Services	229,034	243,783	(11,656)	232,127
Health Special Account	147,250	147,250	—	147,250

TOTAL OPERATING EXPENSES	18,922,639	20,255,391	(501,477)	19,753,914

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	2,566	1,432	—	1,432

TOTAL CAPITAL EXPENDITURES	2,566	1,432	—	1,432

MINISTRY OF HEALTH

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2017/18	2018/19

VOTE 30 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Health Programs, Recoveries from Health Special Account, and Executive and Support Services.

HEALTH PROGRAMS

Voted Appropriations
Regional Services	12,838,715	13,391,679
Medical Services Plan	4,582,881	4,811,531
PharmaCare	1,226,782	1,272,400
Health Benefits Operations	45,227	46,177
	18,693,605	19,521,787

Voted Appropriations Description: This sub-vote provides funding for the administration, operation, and delivery of health programs. Regional Services provides funding for the management and delivery of health services, including mental health services to adults, public and preventive health services, acute care services, emergency medical services, provincial programs, home and community care services, multidisciplinary comprehensive self-care and health services information to British Columbians and health care providers, and other health services. Medical Services Plan provides funding for eligible services provided by medical practitioners, health care practitioners, diagnostic facilities, and human resource and planning initiatives with respect to physicians and other providers of health care. PharmaCare provides funding to individuals, agencies, or other organizations for the full or partial cost of designated prescription drugs, dispensing fees, and other approved items and services that complement PharmaCare programs. Health Benefits Operations provides funding for the administration of the Medical Services Plan and PharmaCare programs, including enrolment. Costs may be recovered from the federal government under the Home and Community Care and Mental Health and Addictions funding agreement. Costs may also be recovered from ministries, health authorities, other levels of government, organizations, and individuals for activities described within this sub-vote.

RECOVERIES FROM HEALTH SPECIAL ACCOUNT

Voted Appropriation
Recoveries from Health Special Account	(147,250)	(147,250)

Voted Appropriation Description: This sub-vote provides for recoveries from the Health Special Account.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	769	774
Stewardship and Corporate Services	228,265	231,353
	229,034	232,127

Voted Appropriations Description: This sub-vote provides funding for the office of the Minister of Health, including salaries, benefits, allowances, and operating expenses for the minister and the minister’s staff; and for the Parliamentary Secretary for Seniors. This sub-vote also provides for stewardship and corporate services functions, including direction to health authorities and other health providers; support to partners in delivering health care services; monitoring of health authority compliance and performance; central financial and operational management services of the ministry; general services to support program delivery; development of the policy and legislative framework for the health care system; development of long-term health plans; monitoring and regulation of professional associations; administration, registration, record maintenance, certification, statistical analysis, and reporting births, deaths, and marriages occurring in the province through Vital Statistics; public health reports on population health through the Provincial Health Officer; and monitoring and reporting on a range of services for seniors related to health care, personal care, housing, transportation, and income support through the Office of the Seniors Advocate. Costs may be recovered from ministries, health authorities, other levels of government, organizations, and individuals for activities described within this sub-vote.

VOTE 30 — MINISTRY OPERATIONS	18,775,389	19,606,664

MINISTRY OF HEALTH

STATUTORY DESCRIPTIONS

($000)

Estimates	Estimates
2017/18	2018/19

STATUTORY APPROPRIATIONS

This statutory appropriation provides for the programs, operations, and other activities of the following special account: Health Special Account.

HEALTH SPECIAL ACCOUNT

Statutory Appropriation
Health Special Account	147,250	147,250

Statutory Appropriation Description: This statutory appropriation provides for the Health Special Account which is governed under the Health Special Account Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	114,378	117,086
Operating Costs	169,524	190,755
Government Transfers	19,075,533	19,968,227
Other Expenses	150,009	150,008
Internal Recoveries	(147,589)	(170,685)
External Recoveries	(439,216)	(501,477)
TOTAL OPERATING EXPENSES	18,922,639	19,753,914

MINISTRY OF HEALTH

SPECIAL ACCOUNTS¹

($000)

Estimates	Estimates
2017/18	2018/19

HEALTH SPECIAL ACCOUNT

This account was established by the Health Special Account Act in 1992. Administered by the Ministry of Health, the account provides for the allocation of a portion of British Columbia Lottery Corporation revenues to fund the administration, operation, and delivery of health care; health research; health promotion; and health education services. Expenses of the special account represent transfers to the Ministry Operations Vote.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	—	—
OPERATING TRANSACTIONS
Revenue	147,250	147,250
Expense	(147,250)	(147,250)
Net Revenue (Expense)	—	—

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	—	—

NOTES

¹    A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

²    The Spending Authority Available at the Beginning of the Fiscal Year 2017/18 is based on the 2016/17 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF INDIGENOUS RELATIONS AND RECONCILIATION

The mission of the Ministry of Indigenous Relations and Reconciliation is to lead the Province of British Columbia in efforts towards true, lasting reconciliation with Indigenous peoples in British Columbia. A key component of reconciliation involves enhancing relationships and respecting how communities choose to define themselves. The ministry works towards reconciliation with First Nations, Métis and Inuit people in British Columbia through treaties, agreements, partnerships, and other reconciliation initiatives such as support for culture and language revitalization, economic initiatives, community development, and capacity building.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2017/18[1]	2018/19
VOTED APPROPRIATIONS
Vote 31 — Ministry Operations	40,883	43,914
Vote 32 — Treaty and Other Agreements Funding	41,002	46,438

STATUTORY APPROPRIATIONS
First Citizens Fund Special Account	1,850	1,900
First Nations Clean Energy Business Fund Special Account	7,222	7,264

OPERATING EXPENSES	90,957	99,516

CAPITAL EXPENDITURES ²	5,341	3,901
LOANS, INVESTMENTS AND OTHER REQUIREMENTS ³	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1   For comparative purposes, figures shown for the 2017/18 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2018/19 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.

2   A listing of estimated capital expenditures by ministry is presented in Schedule C.

3   A summary of loans, investments and other requirements by ministry is presented in Schedule D.

4   A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF INDIGENOUS RELATIONS AND RECONCILIATION

SUMMARY BY CORE BUSINESS

($000)

	2017/18	2018/19 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net
Core Business
Negotiations and Regional Operations Division	12,422	12,870	(58)	12,812
Strategic Partnerships and Initiatives Division	19,285	22,308	(402)	21,906
Reconciliation Transformation and Strategies Division	1,709	1,711	(2)	1,709
Executive and Support Services	7,467	7,489	(2)	7,487
Treaty and Other Agreements Funding	41,002	105,936	(59,498)	46,438
First Citizens Fund Special Account	1,850	1,900	—	1,900
First Nations Clean Energy Business Fund Special Account	7,222	7,266	(2)	7,264

TOTAL OPERATING EXPENSES	90,957	159,480	(59,964)	99,516

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net
Core Business
Executive and Support Services	5,341	3,901	—	3,901

TOTAL CAPITAL EXPENDITURES	5,341	3,901	—	3,901

MINISTRY OF INDIGENOUS RELATIONS AND RECONCILIATION

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2017/18	2018/19

VOTE 31 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Negotiations and Regional Operations Division, Strategic Partnerships and Initiatives Division, Reconciliation Transformation and Strategies Division, and Executive and Support Services.

NEGOTIATIONS AND REGIONAL OPERATIONS DIVISION

Voted Appropriation
Negotiations and Regional Operations Division	12,422	12,812

Voted Appropriation Description: This sub-vote provides for the participation in the negotiation of treaties, incremental treaty agreements, revenue-sharing agreements, reconciliation agreements and other agreements with First Nations, Indigenous peoples and organizations, and the federal government. It also provides for the negotiation of agreements with the federal government to cost share treaties and other arrangements with First Nations. This sub-vote also provides for cross-government coordination of engagements with First Nations and Indigenous peoples, including development of government-to-government resource management protocols, cross-government coordination of First Nations and Indigenous peoples consultation and accommodation, and treaty implementation and treaty-related measures. This sub-vote also provides for the operation of Victoria-based and regional offices that provide direct service with supporting information and First Nations and stakeholder engagement on division initiatives and priorities, including guidelines on consultation, accommodation, and non-treaty policy and negotiations. Regional offices support agencies across government at the regional level to coordinate engagements with First Nations and Indigenous peoples, including providing day-to-day advice on relationships with First Nations and Indigenous peoples, negotiation mandate development, negotiation leadership and support, and implementation to ensure that provincial government obligations are met. Costs may be recovered from ministries, other entities within government, and parties external to government for activities described within this sub-vote.

STRATEGIC PARTNERSHIPS AND INITIATIVES DIVISION

Voted Appropriation
Strategic Partnerships and Initiatives Division	19,285	21,906

Voted Appropriation Description: This sub-vote provides for the support and enhancement of the government’s approach to reconciliation with First Nations and Indigenous peoples through negotiations both inside and outside the treaty process considered strategically important to furthering the socio-cultural and socio-economic priorities of government, including revenue sharing and shared decision making, supporting indigenous self-government, and by liaising with key indigenous business groups and organizations. This sub-vote also supports critical incidents and emergency management; provides for implementation of agreements with the federal government to cost share treaties and other arrangements with First Nations; provides for all activities supporting the closing and bringing into effect of agreements with First Nations, including the development of legislation, the closing and implementation of agreements under the British Columbia Treaty Commission process, and the transfer of Crown land; supports other agencies across government to implement treaties and other agreements and ensure provincial obligations within the treaty and other agreements are addressed; and facilitates engagement and negotiation among First Nations, indigenous communities and organizations, provincial ministries, and key stakeholders with the aim of accommodating First Nation and indigenous interests and promoting collaboration and coordination on indigenous issues across sectors and orders of government. This sub-vote also provides for initiatives to close the socio-economic gaps between Indigenous peoples and other British Columbians, including the identification of opportunities, removal of barriers, the cross-ministry coordination of resources and services provided to Indigenous peoples, and support for data development and reporting out on progress. This sub-vote also provides for leadership in fiscal and socio-cultural/socio-economic policy development, relationship building, cultural initiatives, community development and innovation, support to indigenous leadership and advisory bodies, and for administration of the First Citizens Fund, the First Nations Clean Energy Business Fund special account, and related transfers. Costs may be recovered from ministries, other entities within government, and parties external to government for activities described within this sub-vote.

MINISTRY OF INDIGENOUS RELATIONS AND RECONCILIATION

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2017/18	2018/19

RECONCILIATION TRANSFORMATION AND STRATEGIES DIVISION

Voted Appropriation
Reconciliation Transformation and Strategies Division	1,709	1,709

Voted Appropriation Description: This sub-vote works across government to guide the adoption of the United Nations Declaration on the Rights of Indigenous Peoples, the Truth and Reconciliation of Canada’s Calls to Action, and the Tsilhqot’in Supreme Court decision, identifying and pursuing key cross-ministry and cross-government linkages to support alignment and collaboration, including the development of education, tools, and resources for the public service and external engagement approaches. This sub-vote provides for the engagement processes towards, and the development of, the government’s new reconciliation vision and to lead the necessary transformation associated with this vision, including policy, program, and legislative priorities. This sub-vote also supports the development of treaty and non-treaty-related policy, including governance mandates; collaboration with the federal government; reconciliation-based revenue sharing models; and provides leadership for Indigenous inclusion and increased capacity and competency. Costs may be recovered from ministries, other entities within government, and parties external to government for activities described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	683	682
Corporate Services	6,784	6,805
	7,467	7,487

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Indigenous Relations and Reconciliation, including salaries, benefits, allowances, and operating expenses for the minister and the minister’s staff; and executive support, including the deputy minister’s office and corporate administration. This sub-vote also funds the ministry’s planning efforts, including strategic, service, and business plans and performance monitoring, measurement, and reporting. This sub-vote also provides for executive direction to the ministry; finance, administrative, strategic human resources, and information management services and systems; and information and privacy. Costs may be recovered from ministries, other entities within government, and parties external to government for activities described within this sub-vote.

VOTE 31 — MINISTRY OPERATIONS	40,883	43,914

MINISTRY OF INDIGENOUS RELATIONS AND RECONCILIATION

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2017/18	2018/19

VOTE 32 — TREATY AND OTHER AGREEMENTS FUNDING

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core business: Treaty and Other Agreements Funding.

TREATY AND OTHER AGREEMENTS FUNDING

Voted Appropriations
Treaty and Other Agreements Funding	3,477	3,387
Non Treaty Funding	37,525	43,051
	41,002	46,438

Voted Appropriations Description: This sub-vote provides for transfers to First Nations, Indigenous peoples and organizations, and third parties as a result of the settlement of treaties, incremental treaty agreements, economic benefit agreements, forest consultation and revenue-sharing agreements, and other agreements, including as a result of the federal/provincial agreement as specified under the Fort Nelson Indian Reserve Minerals Revenue Sharing Act. Costs may be recovered from ministries, other entities within government, and parties external to government for transfers described within this sub-vote, and from revenue received from stumpage, petroleum, natural gas, and minerals extraction or other sources.

VOTE 32 — TREATY AND OTHER AGREEMENTS FUNDING	41,002	46,438

MINISTRY OF INDIGENOUS RELATIONS AND RECONCILIATION

STATUTORY DESCRIPTIONS

($000)

Estimates	Estimates
2017/18	2018/19

STATUTORY APPROPRIATIONS

These statutory appropriations provide for the programs, operations, and other activities of the following special accounts: First Citizens Fund and First Nations Clean Energy Business Fund.

FIRST CITIZENS FUND

Statutory Appropriation
First Citizens Fund	1,850	1,900

Statutory Appropriation Description: This statutory appropriation provides for the First Citizens Fund which is governed under the Special Accounts Appropriation and Control Act.

FIRST NATIONS CLEAN ENERGY BUSINESS FUND

Statutory Appropriation
First Nations Clean Energy Business Fund special account	7,222	7,264

Statutory Appropriation Description: This statutory appropriation provides for the First Nations Clean Energy Business Fund special account which is governed under the Clean Energy Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	22,867	23,398
Operating Costs	8,663	8,666
Government Transfers	70,797	125,525
Other Expenses	2,397	2,397
Internal Recoveries	(505)	(506)
External Recoveries	(13,262)	(59,964)
TOTAL OPERATING EXPENSES	90,957	99,516

MINISTRY OF INDIGENOUS RELATIONS AND RECONCILIATION

SPECIAL ACCOUNTS¹

($000)

Estimates	Estimates
2017/18	2018/19

FIRST CITIZENS FUND

This account was originally created as a fund under the Revenue Surplus Appropriation Act in 1969, was continued under the Funds Control Act in 1979, and was changed to a special account under the Special Accounts Appropriation and Control Act in 1988. The account promotes the economic, educational, and cultural well-being of Indigenous peoples who are normally residents of British Columbia by providing financial assistance through loan guarantees and government transfers. Interest attributable to the account balance is credited to the account as revenue. Expenses consist of government transfers in support of cultural, educational, and economic opportunities, including student bursaries; heritage, language, and culture programs; Aboriginal friendship centre program delivery; and economic development programs. The account also provides funds for the administration costs of certain social and economic development programs. No financing transactions are provided for under this account.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	223	223
OPERATING TRANSACTIONS
Revenue	1,850	1,900
Expense	(1,850)	(1,900)
Net Revenue (Expense)	—	—
FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	223	223

NOTES

¹    A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

²    The Spending Authority Available at the Beginning of the Fiscal Year 2017/18 is based on the 2016/17 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF INDIGENOUS RELATIONS AND RECONCILIATION

SPECIAL ACCOUNTS¹

($000)

Estimates	Estimates
2017/18	2018/19

FIRST NATIONS CLEAN ENERGY BUSINESS FUND SPECIAL ACCOUNT

This account was created as a fund under the Clean Energy Act which came into force in 2010. It provides for increased First Nations participation in clean energy power projects through sharing of revenue government receives from those projects or through facilitating the participation of First Nations in the clean energy sector, including supporting First Nation equity positions in those projects. The account also provides for administration costs of the account. Costs may be recovered from ministries, Crown agencies, other levels of government, and parties external to government for activities described within this account.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	9,645	9,392
OPERATING TRANSACTIONS
Revenue	7,222	7,264
Expense	(7,225)	(7,267)
Internal and External Recoveries	3	3
Net Revenue (Expense)	—	—
Difference Between 2017/18 Estimates and Projected Actual Net Revenue (Expense)	(253)
FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	9,392	9,392

NOTES

¹    A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

²    The Spending Authority Available at the Beginning of the Fiscal Year 2017/18 is based on the 2016/17 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF JOBS, TRADE AND TECHNOLOGY

The mission of the Ministry of Jobs, Trade and Technology incorporates key lines of government services to grow British Columbia’s economy for the benefit of all residents and communities. The ministry’s work includes establishing British Columbia as a preferred location for new and emerging technologies, supporting programs related to economic growth and job creation, providing integrated trade and investment programs to help increase exports for British Columbia businesses, supporting innovation and strategic investments across the province, and developing British Columbia’s national and international trade relations.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2017/18[1]	2018/19
VOTED APPROPRIATION
Vote 33 — Ministry Operations	120,323	104,769

STATUTORY APPROPRIATION
Northern Development Fund Special Account	500	500

OPERATING EXPENSES	120,823	105,269

CAPITAL EXPENDITURES ²	1	1
LOANS, INVESTMENTS AND OTHER REQUIREMENTS ³	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1   For comparative purposes, figures shown for the 2017/18 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2018/19 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.

2   A listing of estimated capital expenditures by ministry is presented in Schedule C.

3   A summary of loans, investments and other requirements by ministry is presented in Schedule D.

4   A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF JOBS, TRADE AND TECHNOLOGY

SUMMARY BY CORE BUSINESS

($000)

	2017/18	2018/19 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
International Business Development	21,296	21,859	(2)	21,857
Technology, Innovation and Economic Development	20,317	11,214	(4)	11,210
Workforce, Immigration and Major Investments	11,868	22,341	(4,701)	17,640
Integrated Data Office	8,640	9,322	(596)	8,726
International Strategy and Competitiveness	8,743	8,782	(2)	8,780
Small Business, Regulatory and Service Improvement	3,096	3,135	(2)	3,133
Transfers to Crown Corporations and Agencies	40,640	27,640	—	27,640
Executive and Support Services	5,723	5,786	(3)	5,783
Northern Development Fund Special Account	500	500	—	500

TOTAL OPERATING EXPENSES	120,823	110,579	(5,310)	105,269

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	1	1	—	1

TOTAL CAPITAL EXPENDITURES	1	1	—	1

MINISTRY OF JOBS, TRADE AND TECHNOLOGY

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2017/18	2018/19

VOTE 33 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: International Business Development; Technology, Innovation and Economic Development; Workforce, Immigration and Major Investments; Integrated Data Office; International Strategy and Competitiveness; Small Business, Regulatory and Service Improvement; Transfers to Crown Corporations and Agencies; and Executive and Support Services.

INTERNATIONAL BUSINESS DEVELOPMENT

Voted Appropriation
International Business Development	21,296	21,857

Voted Appropriation Description: This sub-vote provides for facilitating trade and investment in strategic sectors and industries in all regions of the province; promoting British Columbia internationally; showcasing British Columbia at national and international events; the operation of the province’s international network of trade and investment representatives, offices, and agencies; development and delivery of outbound trade and investment missions in conjunction with public and private sector partners; programming to assist British Columbia companies to conduct international business; and partnerships with public and private sector organizations to achieve trade and investment objectives. Costs may be recovered from ministries, Crown agencies, other levels of government, organizations, and individuals for activities described within this sub-vote.

TECHNOLOGY, INNOVATION AND ECONOMIC DEVELOPMENT

Voted Appropriations
Economic Development	16,117	6,369
Technology and Innovation	4,200	4,841
	20,317	11,210

Voted Appropriations Description: This sub-vote provides for the policy, administration, operation, delivery, and support of research, innovation, technology, and commercialization programs and services; providing strategic direction to remove barriers to innovation and commercialization; and providing financial support for projects, programs, initiatives, and trusts that support academic excellence. This sub-vote also provides for the development and implementation of comprehensive economic strategies, initiatives, provincial plans, and policies and legislation; delivery of regional and provincial economic development programs and services to foster economic growth and job creation; and support for the operations of the Indigenous Business Investment Council. Costs may be recovered from ministries, Crown agencies, other levels of government, organizations, businesses, and individuals for activities described within this sub-vote.

WORKFORCE, IMMIGRATION AND MAJOR INVESTMENTS

Voted Appropriations
Workforce Development and Immigration	10,776	16,548
Major Investments Office	1,092	1,092
	11,868	17,640

Voted Appropriations Description: This sub-vote provides for the policy, administration, operation, and delivery of the British Columbia Provincial Nominee Program, Immigration and Refugee Programs, and the Workforce Development Initiatives. Immigration Programs include external service delivery for initiatives related to settlement, qualifications recognition, immigration, and the Canada-British Columbia Immigration Agreement. This sub-vote also provides for working with investors to facilitate investment in British Columbia and working with stakeholders to identify barriers impeding investment projects and working to overcome them. Costs related to the British Columbia Provincial Nominee Program may be recovered from fees. Costs may also be recovered from ministries, Crown agencies, other levels of government, organizations, businesses, and individuals for activities described within this sub-vote.

MINISTRY OF JOBS, TRADE AND TECHNOLOGY

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2017/18	2018/19

INTEGRATED DATA OFFICE

Voted Appropriations
Integrated Data Office	8,029	8,098
BC Stats	611	628
	8,640	8,726

Voted Appropriations Description: This sub-vote provides for corporate leadership, cross-government planning, policy development, and innovation in the integration, access, analysis, and dissemination of public sector data; service design and business transformation services; and key programs related to open government, including open data, open information, and citizen engagement. This sub-vote also provides for the production of economic, social, business, and demographic statistical information along with data dissemination, survey, and analytic services for government under the Statistics Act. Costs may be recovered from ministries, Crown agencies, boards and commissions, the federal government, other public sector organizations, public and private organizations, and the public for activities described within this sub-vote.

INTERNATIONAL STRATEGY AND COMPETITIVENESS

Voted Appropriation
International Strategy and Competitiveness	8,743	8,780

Voted Appropriation Description: This sub-vote provides for the delivery of investment capital and venture capital programming by administering tax credits under the Small Business Venture Capital Act and the Employee Investment Act, and by acting as the lead and working with the BC Immigrant Investment Fund Ltd. and the B.C. Renaissance Capital Fund Ltd. This sub-vote provides for the delivery of all international marketing activities; and the development and delivery of geographic market strategies and sector strategies, including acting as lead and working with Forestry Innovation Investment Ltd. This sub-vote also provides for the management of British Columbia’s participation in domestic and international trade agreements and initiatives; the facilitation of trade and investment through resolution of trade disputes; the promotion of business development opportunities provided by trade agreements; and the provision of strategic advice with respect to the province’s trade obligations. Costs may be recovered from ministries, Crown agencies, boards and commissions, other levels of government, other organizations, and parties external to government for activities described within this sub-vote.

SMALL BUSINESS, REGULATORY AND SERVICE IMPROVEMENT

Voted Appropriation
Small Business, Regulatory and Service Improvement	3,096	3,133

Voted Appropriation Description: This sub-vote provides for the development and implementation of provincial plans, programs, and policies related to small business and regulatory reform in British Columbia; operational, programming, and research activities related to small business, including negotiating and entering into agreements or arrangements with parties inside and outside of British Columbia; the provision of strategic direction to the province regarding addressing barriers to citizens and businesses, advancing economic development, increasing productivity and competitiveness, and streamlining access to government services; and the operation of the Small Business Roundtable. Costs may be recovered from ministries, Crown agencies, boards and commissions, other levels of government, other organizations, and parties external to government for activities described within this sub-vote.

TRANSFERS TO CROWN CORPORATIONS AND AGENCIES

Voted Appropriations
British Columbia Innovation Council	21,590	8,090
Forestry Innovation Investment Ltd	19,050	19,550
	40,640	27,640

Voted Appropriations Description: This sub-vote provides for transfers to Crown corporations and agencies including British Columbia Innovation Council and Forestry Innovation Investment Ltd.

MINISTRY OF JOBS, TRADE AND TECHNOLOGY

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2017/18	2018/19

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Ministers’ Offices	989	990
Corporate Services	4,734	4,793
	5,723	5,783

Voted Appropriations Description: This sub-vote provides for the offices of the Minister of Jobs, Trade and Technology and the Minister of State for Trade, including salaries, benefits, allowances, and operating expenses for the ministers and their staff; and for the Parliamentary Secretary for Technology. This sub-vote also provides for executive direction of the Ministry of Jobs, Trade and Technology and administrative services for the operating programs of the Ministry of Jobs, Trade and Technology; the Ministry of Labour; the Ministry of Municipal Affairs and Housing; the Ministry of Tourism, Arts and Culture; and Destination BC Corp.; including financial administration and budget coordination, strategic and business planning and reporting, human resources, office management, accommodation, and information systems. Costs may be recovered from ministries, Crown corporations and agencies, and parties external to government for activities described within this sub-vote.

VOTE 33 — MINISTRY OPERATIONS	120,323	104,769

MINISTRY OF JOBS, TRADE AND TECHNOLOGY

STATUTORY DESCRIPTIONS

($000)

Estimates	Estimates
2017/18	2018/19

STATUTORY APPROPRIATIONS

This statutory appropriation provides for the programs, operations, and other activities of the following special account: Northern Development Fund.

NORTHERN DEVELOPMENT FUND

Statutory Appropriation
Northern Development Fund	500	500

Statutory Appropriation Description: This statutory appropriation provides for the Northern Development Fund which is governed under the BC-Alcan Northern Development Fund Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	41,321	43,965
Operating Costs	29,888	29,158
Government Transfers	61,200	44,202
Other Expenses	400	637
Internal Recoveries	(6,223)	(7,383)
External Recoveries	(5,763)	(5,310)
TOTAL OPERATING EXPENSES	120,823	105,269

MINISTRY OF JOBS, TRADE AND TECHNOLOGY

SPECIAL ACCOUNTS1

($000)

Estimates	Estimates
2017/18	2018/19

NORTHERN DEVELOPMENT FUND

This account was established by the BC-Alcan Northern Development Fund Act in 1998. The purpose is to promote sustainable economic development in north-western British Columbia. Expenses are to support investment in new or existing businesses, to create new employment or stabilize existing employment, to support other goals consistent with the Act, and for the Nechako-Kitamaat Development Fund Society. Interest earned on the fund balance is credited to the account as revenue. Administration costs are funded through the Ministry Operations Vote.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	348	423
OPERATING TRANSACTIONS
Revenue	575	575
Expense	(500)	(500)
Net Revenue (Expense)	75	75
FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	423	498

NOTES

1   A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2   The Spending Authority Available at the Beginning of the Fiscal Year 2017/18 is based on the 2016/17 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF LABOUR

The mission of the Ministry of Labour is to establish a fair and balanced labour and employment law framework that supports a growing, sustainable economy. The ministry works to promote worker health and safety, labour relations stability, and to ensure that provincial employment standards reflect the needs of British Columbians.

MINISTRY SUMMARY

($000)

Estimates	Estimates
2017/18[1]	2018/19

VOTED APPROPRIATION
Vote 34 — Ministry Operations	11,524	12,638

OPERATING EXPENSES	11,524	12,638

CAPITAL EXPENDITURES ²	3	3
LOANS, INVESTMENTS AND OTHER REQUIREMENTS ³	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1   For comparative purposes, figures shown for the 2017/18 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2018/19 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.

2   A listing of estimated capital expenditures by ministry is presented in Schedule C.

3   A summary of loans, investments and other requirements by ministry is presented in Schedule D.

4   A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF LABOUR

SUMMARY BY CORE BUSINESS

($000)

	2017/18	2018/19 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Labour Programs	10,001	42,272	(31,166)	11,106
Executive and Support Services	1,523	1,887	(355)	1,532

TOTAL OPERATING EXPENSES	11,524	44,159	(31,521)	12,638

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Labour Programs	3	3	—	3

TOTAL CAPITAL EXPENDITURES	3	3	—	3

MINISTRY OF LABOUR

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2017/18	2018/19

VOTE 34 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Labour Programs and Executive and Support Services.

LABOUR PROGRAMS

Voted Appropriations
Employment Standards	7,911	8,745
WorkSafeBC Funded Services	1	1
Labour Policy and Legislation	2,089	2,360
	10,001	11,106

Voted Appropriations Description: This sub-vote provides for services promoting harmonious labour and employment relations, including oversight of the Workers Compensation Act, the Employment Standards Act, and the Labour Relations Code; the administration of the Employment Standards Act; and the operations of the Workers’ Compensation Appeal Tribunal, Compensation Advisory Services, and other employment and labour relations initiatives. This sub-vote also provides for legislative and policy support for activities described within this sub-vote. Costs associated with the Workers’ Compensation Appeal Tribunal and Compensation Advisory Services are fully recovered from the accident fund established pursuant to the Workers’ Compensation Act. Costs may also be recovered from ministries, Crown agencies, and parties external to government for other activities described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	591	589
Corporate Services	932	943
	1,523	1,532

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Labour, including salaries, benefits, allowances, and operating expenses for the minister and the minister’s staff. This sub-vote also provides for executive direction of the Ministry of Labour; and administrative services for the operating programs of the Ministry of Labour, including financial administration and budget coordination, strategic and business planning and reporting, human resources, office management, accommodation, and information systems, some of which are provided by the Ministry of Jobs, Trade and Technology and the Ministry of Municipal Affairs and Housing. Costs may be recovered from ministries, Crown agencies, other levels of government, and parties external to government for activities described within this sub-vote.

VOTE 34 — MINISTRY OPERATIONS	11,524	12,638

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	31,655	34,196
Operating Costs	6,004	9,437
Government Transfers	50	50
Other Expenses	482	481
Internal Recoveries	(410)	(5)
External Recoveries	(26,257)	(31,521)
TOTAL OPERATING EXPENSES	11,524	12,638

MINISTRY OF MENTAL HEALTH AND ADDICTIONS

The mission of the Ministry of Mental Health and Addictions is to help ensure the province’s mental health and addictions services are effective and responsive.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2017/18[1]	2018/19
VOTED APPROPRIATION
Vote 35 — Ministry Operations	4,941	9,983

OPERATING EXPENSES	4,941	9,983

CAPITAL EXPENDITURES ²	1	1
LOANS, INVESTMENTS AND OTHER REQUIREMENTS ³	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1   For comparative purposes, figures shown for the 2017/18 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2018/19 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.

2   A listing of estimated capital expenditures by ministry is presented in Schedule C.

3   A summary of loans, investments and other requirements by ministry is presented in Schedule D.

4   A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF MENTAL HEALTH AND ADDICTIONS

SUMMARY BY CORE BUSINESS

($000)

	2017/18	2018/19 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Policy Development, Research, Monitoring and Evaluation	3,702	7,803	—	7,803
Executive and Support Services	1,239	2,180	—	2,180

TOTAL OPERATING EXPENSES	4,941	9,983	—	9,983

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	1	1	—	1

TOTAL CAPITAL EXPENDITURES	1	1	—	1

MINISTRY OF MENTAL HEALTH AND ADDICTIONS

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2017/18	2018/19

VOTE 35 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Policy Development, Research, Monitoring and Evaluation; and Executive and Support Services.

POLICY DEVELOPMENT, RESEARCH, MONITORING AND EVALUATION

Voted Appropriation
Policy Development, Research, Monitoring and Evaluation	3,702	7,803

Voted Appropriation Description: This sub-vote provides for policy development, research, program monitoring and evaluation, partnerships with other organizations, and other activities related to mental health and addictions services.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	320	641
Corporate Services	919	1,539
	1,239	2,180

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Mental Health and Addictions, including salaries, benefits, allowances, and operating expenses for the minister and the minister’s staff; and executive support, including the deputy minister’s office and corporate administration. This sub-vote also provides for finance, strategic human resources, information management services and systems, and information and privacy.

VOTE 35 — MINISTRY OPERATIONS	4,941	9,983

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	4,085	8,570
Operating Costs	845	1,392
Other Expenses	11	21
TOTAL OPERATING EXPENSES	4,941	9,983

MINISTRY OF MUNICIPAL AFFAIRS AND HOUSING

The mission of the Ministry of Municipal Affairs and Housing is to provide British Columbians with liveable environments by helping local governments and residents build sustainable, well-governed communities, and to provide leadership in meeting the housing needs of all British Columbians by establishing building and safety codes, supporting residential tenants, landlords, and homeowners, and enabling a range of market and non-market housing choices.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2017/18[1]	2018/19
VOTED APPROPRIATIONS
Vote 36 — Ministry Operations	244,539	196,910
Vote 37 — Housing	422,098	453,988

STATUTORY APPROPRIATIONS
Housing Endowment Fund Special Account	12,884	12,884
University Endowment Lands Administration Account Special Account	10,442	10,442

OPERATING EXPENSES	689,963	674,224

CAPITAL EXPENDITURES ²	452	945
LOANS, INVESTMENTS AND OTHER REQUIREMENTS ³	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1   For comparative purposes, figures shown for the 2017/18 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2018/19 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.

2   A listing of estimated capital expenditures by ministry is presented in Schedule C.

3   A summary of loans, investments and other requirements by ministry is presented in Schedule D.

4   A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF MUNICIPAL AFFAIRS AND HOUSING

SUMMARY BY CORE BUSINESS

($000)

	2017/18	2018/19 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Local Government	234,740	288,047	(101,077)	186,970
Community and Legislative Services	3,030	144,386	(141,324)	3,062
Executive and Support Services	6,769	6,881	(3)	6,878
Housing	422,098	453,990	(2)	453,988
Housing Endowment Fund Special Account	12,884	12,884	—	12,884
University Endowment Lands Administration Account Special Account	10,442	10,442	—	10,442

TOTAL OPERATING EXPENSES	689,963	916,630	(242,406)	674,224

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	452	945	—	945

TOTAL CAPITAL EXPENDITURES	452	945	—	945

MINISTRY OF MUNICIPAL AFFAIRS AND HOUSING

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2017/18	2018/19

VOTE 36 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Local Government, Community and Legislative Services, and Executive and Support Services.

LOCAL GOVERNMENT

Voted Appropriations
Local Government Services and Transfers	229,148	181,373
University Endowment Lands	5,592	5,597
	234,740	186,970

Voted Appropriations Description: This sub-vote provides for the administration of core local government legislation, including the Community Charter, the Local Government Act, and the Local Government Grants Act; financial and other support to local governments and related organizations; development and administration of policy, legislation, and regulations; and the management and delivery of cross-government initiatives. These activities may involve consultation with other ministries; agencies; governments, including local governments; First Nations; and external stakeholders. This sub-vote also provides for the operation of the University Endowment Lands. Costs may be recovered from special accounts, ministries, organizations within the government reporting entity, other organizations through agreements, and local and federal governments for activities described within this sub-vote.

COMMUNITY AND LEGISLATIVE SERVICES

Voted Appropriations
Community and Legislative Services	900	921
Community Gaming Grants	1,567	1,576
Assessment Services	1	1
Assessment Policy and Support	562	564
	3,030	3,062

Voted Appropriations Description: This sub-vote provides for the administration of the South Coast British Columbia Transportation Authority Act, the South Coast British Columbia Transportation Authority Funding Referenda Act, the Assessment Act, and the Assessment Authority Act; the distribution of gaming proceeds through community gaming grants; and for the operation of the Property Assessment Review Panels, including the fees and expenses of appointees to the Panels. Costs may be recovered from ministries, the British Columbia Assessment Authority, the British Columbia Lottery Corporation, other organizations through agreements, and local and federal governments for activities described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	572	573
Corporate Services	6,197	6,305
	6,769	6,878

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Municipal Affairs and Housing, including salaries, benefits, allowances, and operating expenses for the minister and the minister’s staff; and for the Parliamentary Secretary for TransLink. This sub-vote also provides for executive direction of the Ministry of Jobs, Trade and Technology; the Ministry of Labour; the Ministry of Municipal Affairs and Housing; the Ministry of Tourism, Arts and Culture; and Destination BC Corp.; including financial administration and budget coordination, strategic and business planning and reporting, human resources, office management, accommodation, and information systems; and support for ministry programs and initiatives. Costs may be recovered from ministries, Crown agencies, other levels of government, and parties external to government for activities described within this sub-vote.

VOTE 36 — MINISTRY OPERATIONS	244,539	196,910

MINISTRY OF MUNICIPAL AFFAIRS AND HOUSING

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2017/18	2018/19

VOTE 37 — HOUSING

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core business: Housing.

HOUSING

Voted Appropriations
Housing	411,118	440,594
Building and Safety Policy	1,752	1,779
Residential Tenancy	9,228	11,615
	422,098	453,988

Voted Appropriations Description: This sub-vote provides for housing policy development and program delivery; building and safety technical analysis and policy development and advice respecting the regulatory framework for the built environment; and residential tenancy branch operations, including facilitating the resolution of landlord and tenant disputes. This sub-vote is also responsible for the operation of the Housing Working Group Secretariat in support of the Housing Working Group. This sub-vote also provides for the administration of the Homeowner Protection Act, the Safety Standards Act, the Safety Authority Act, the Residential Tenancy Act, the Manufactured Home Park Tenancy Act, the Assistance to Shelter Act, the Ministry of Lands, Parks and Housing Act, the Strata Property Act, the Building Officials’ Association Act, the Commercial Tenancy Act, the Rent Distress Act, the British Columbia Fire Code under the Fire Services Act, and the Building Act and concurrent authority for buildings and other structures under the Community Charter. Transfers are provided to British Columbia Housing Management Commission to develop, repair, operate, subsidize, and maintain safe, comprehensive, and affordable housing and shelter options, and to deliver services to those in need. Transfers are also made to ministries, organizations, agencies, and individuals for services described within this sub-vote. Costs may be recovered from ministries, Crown agencies, other levels of government, and parties external to government for activities described within this sub-vote.

VOTE 37 — HOUSING	422,098	453,988

MINISTRY OF MUNICIPAL AFFAIRS AND HOUSING

STATUTORY DESCRIPTIONS

($000)

Estimates	Estimates
2017/18	2018/19

STATUTORY APPROPRIATIONS

These statutory appropriations provide for the programs, operations, and other activities of the following special accounts: Housing Endowment Fund and University Endowment Lands Administration Account.

HOUSING ENDOWMENT FUND

Statutory Appropriation
Housing Endowment Fund special account	12,884	12,884

Statutory Appropriation Description: This statutory appropriation provides for the Housing Endowment Fund special account which is governed under the Special Accounts Appropriation and Control Act.

UNIVERSITY ENDOWMENT LANDS ADMINISTRATION ACCOUNT

Statutory Appropriation
University Endowment Lands Administration Account	10,442	10,442

Statutory Appropriation Description: This statutory appropriation provides for the University Endowment Lands Administration Account which is governed under the University Endowment Land Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	28,737	31,802
Operating Costs	14,466	14,880
Government Transfers	860,075	870,033
Other Expenses	10,664	10,662
Internal Recoveries	(10,747)	(10,747)
External Recoveries	(213,232)	(242,406)
TOTAL OPERATING EXPENSES	689,963	674,224

MINISTRY OF MUNICIPAL AFFAIRS AND HOUSING

SPECIAL ACCOUNTS¹

($000)

Estimates	Estimates
2017/18	2018/19

HOUSING ENDOWMENT FUND SPECIAL ACCOUNT

This account was established as a special account under the Special Accounts Appropriation and Control Act in 2007. The account exists for purposes relating to innovation in affordable, social, or supportive housing and in housing development and management. The account operates as an endowment fund with a restricted balance of $250 million which is not permitted to be spent. Net earnings of the account are credited to the account as revenue. Expenses of the account consist of grants in support of authorized housing initiatives.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	94,485	94,485
OPERATING TRANSACTIONS
Revenue	12,884	12,884
Expense	(12,884)	(12,884)
Net Revenue (Expense)	—	—
FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	94,485	94,485

NOTES

¹    A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

²    The Spending Authority Available at the Beginning of the Fiscal Year 2017/18 is based on the 2016/17 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF MUNICIPAL AFFAIRS AND HOUSING

SPECIAL ACCOUNTS¹

($000)

Estimates	Estimates
2017/18	2018/19

UNIVERSITY ENDOWMENT LANDS ADMINISTRATION ACCOUNT

This account was established as a Miscellaneous Statutory Account by authority of the University Endowment Lands Administration Act and was continued under the University Endowment Land Act in 1979. This account provides for services to residents of the University Endowment Lands. Revenue is derived from University Endowment Lands resident ratepayer contributions, including fees, licences, and property taxes. Other revenue sources (net of direct costs) include land sales, rent from land tenures, fees, and the recovery of costs associated with a redevelopment/rezoning process. Expenses include the ratepayer’s portion of costs transferred from the Ministry Operations Vote for services provided.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR ²	33,254	33,254
OPERATING TRANSACTIONS
Revenue	10,442	10,442
Expense	(10,442)	(10,442)
Net Revenue (Expense)	—	—
FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR ²	33,254	33,254

NOTES

¹    A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

²    The Spending Authority Available at the Beginning of the Fiscal Year 2017/18 is based on the 2016/17 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

The mission of the Ministry of Public Safety and Solicitor General is to deliver public safety services and programs and to lead the development and coordination of an effective emergency management system for British Columbia.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2017/18[1]	2018/19
VOTED APPROPRIATIONS
Vote 38 — Ministry Operations	747,945	755,457
Vote 39 — Emergency Program Act	237,968	14,728

STATUTORY APPROPRIATIONS
Civil Forfeiture Account Special Account	1,995	1,496
Corrections Work Program Account Special Account	1,281	1,281
Criminal Asset Management Fund Special Account	—	—
Victim Surcharge Special Account	13,504	13,504

OPERATING EXPENSES	1,002,693	786,466

CAPITAL EXPENDITURES ²	4,903	13,554
LOANS, INVESTMENTS AND OTHER REQUIREMENTS ³	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1   For comparative purposes, figures shown for the 2017/18 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2018/19 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.

2   A listing of estimated capital expenditures by ministry is presented in Schedule C.

3   A summary of loans, investments and other requirements by ministry is presented in Schedule D.

4   A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

SUMMARY BY CORE BUSINESS

($000)

	2017/18	2018/19 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Corrections	238,225	246,085	(5,545)	240,540
Policing and Security	400,661	420,681	(25,618)	395,063
Victim Services and Crime Prevention	41,534	49,173	(300)	48,873
BC Coroners Service	15,168	16,712	(2)	16,710
RoadSafetyBC	13,027	17,406	(4,051)	13,355
Emergency Management BC	15,462	27,014	(10,435)	16,579
Executive and Support Services	23,868	24,339	(2)	24,337
Emergency Program Act	237,968	14,729	(1)	14,728
Civil Forfeiture Account Special Account	1,995	8,997	(7,501)	1,496
Corrections Work Program Account Special Account	1,281	1,281	—	1,281
Criminal Asset Management Fund Special Account	—	—	—	—
Victim Surcharge Special Account	13,504	13,504	—	13,504

TOTAL OPERATING EXPENSES	1,002,693	839,921	(53,455)	786,466

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	4,903	13,554	—	13,554

TOTAL CAPITAL EXPENDITURES	4,903	13,554	—	13,554

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2017/18	2018/19

VOTE 38 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Corrections, Policing and Security, Victim Services and Crime Prevention, BC Coroners Service, RoadSafetyBC, Emergency Management BC, and Executive and Support Services.

CORRECTIONS

Voted Appropriation
Corrections	238,225	240,540

Voted Appropriation Description: This sub-vote provides for the management of remanded and sentenced adult offenders in custody and in the community, immigration detainees, and for the planning and management of correctional programs. Costs may be recovered from ministries, Crown agencies, boards and commissions, other levels of governments, and other parties both internal and external to government for activities described within this sub-vote.

POLICING AND SECURITY

Voted Appropriation
Policing and Security	400,661	395,063

Voted Appropriation Description: This sub-vote provides for superintending policing and law enforcement in the province; management of contract policing; the development and administration of policy and legislation regarding cannabis legalization, including stakeholder consultation and public engagement; and developing and delivering initiatives to maintain safe and secure communities. This sub-vote also provides for security industry regulations and other protective programs. Costs may be recovered from ministries, Crown agencies, boards and commissions, other levels of government, and other parties both internal and external to government for activities described within this sub-vote.

VICTIM SERVICES AND CRIME PREVENTION

Voted Appropriation
Victim Services and Crime Prevention	41,534	48,873

Voted Appropriation Description: This sub-vote provides for direct services to support victims of crime, counselling and outreach services for women and children impacted by violence, and financial assistance and benefits to assist victims in their recovery from the impacts of violent crime. This sub-vote also provides for support to communities to prevent crime, violence, and victimization. Costs may be recovered from the Victim Surcharge Special Account for victim service programs, from ministries for special public safety initiatives, and from other levels of government for activities described within this sub-vote.

BC CORONERS SERVICE

Voted Appropriation
BC Coroners Service	15,168	16,710

Voted Appropriation Description: This sub-vote provides for the operation of the BC Coroners Service and the administration of the Coroners Act, including investigating unnatural, sudden, and unexpected deaths; investigating and reviewing children’s deaths; identifying, and publicly reporting on relevant facts about, deceased persons; advancing recommendations aimed at the prevention of death; holding inquests and Death Review Panels; and reporting on issues affecting public health and safety. Costs may be recovered from ministries, Crown agencies, and other levels of government for activities described within this sub-vote.

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2017/18	2018/19

ROADSAFETYBC

Voted Appropriation
RoadSafetyBC	13,027	13,355

Voted Appropriation Description: This sub-vote provides for programs and activities of RoadSafetyBC, including leading and supporting government traffic safety initiatives, administration of driver regulatory and traffic safety programs, setting driver licensing policies, monitoring and regulating unfit drivers, conducting appeals of driving prohibitions and conducting hearings and reviews of the Insurance Corporation of British Columbia’s decisions respecting driver licence sanctions, driver training schools, driver trainer licences, and other driver-related programs. This sub-vote also provides for expenses related to participation in national organizations and reimbursements for programs administered by RoadSafetyBC. Costs may be recovered from ministries, Crown agencies, boards and commissions, other levels of government, organizations, and from appeal fees and program fees for activities described within this sub-vote.

EMERGENCY MANAGEMENT BC

Voted Appropriation
Emergency Management BC	15,462	16,579

Voted Appropriation Description: This sub-vote provides for program costs related to provincial emergency management planning and preparedness, emergency management policy development, and disaster mitigation activities. Mitigation activities include: flood, fire, and other hazards and disasters, assurance of critical infrastructure, promotion of emergency management capacity within British Columbian communities; and business continuity and integrated public safety planning readiness for response to emergencies. This sub-vote also provides for the Office of the Fire Commissioner, which implements fire safety regulations and activities, promotes fire safety, and assists major fire investigations and the response to major wildland urban interface fire emergencies. Costs may be recovered from ministries, Crown agencies, other levels of government, agencies, organizations, individuals, and private sector partners for activities described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	794	795
Corporate Services	23,074	23,542
	23,868	24,337

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Public Safety and Solicitor General, including salaries, benefits, allowances, and operating expenses for the minister and the minister’s staff; executive direction of the ministry, including the Deputy Solicitor General’s office and the Deputy Minister of Emergency Management BC’s office; the Parliamentary Secretary for Emergency Preparedness; general services to support program delivery; policy development; and management services for the ministry, including oversight of delegated consumer protection agencies, and the Ministry of Attorney General, including financial administration, facilities management, organizational development, and service planning sponsored by the Minister of Public Safety and Solicitor General. Costs may be recovered for costs associated with consumer restitution. Costs may also be recovered from ministries, Crown agencies, boards and commissions, other levels of government, organizations, and individuals for activities described within this sub-vote.

VOTE 38 — MINISTRY OPERATIONS	747,945	755,457

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2017/18	2018/19

VOTE 39 — EMERGENCY PROGRAM ACT

This vote provides for the programs, operations, and other activities described in the voted appropriation under the following core business: Emergency Program Act.

EMERGENCY PROGRAM ACT

Voted Appropriation
Emergency Program Act	237,968	14,728

Voted Appropriation Description: This sub-vote provides for operations and operational support described in the Emergency Program Act, including preparedness, response to and recovery from emergencies and disasters, and for hazard mitigation initiatives. This sub-vote allows for statutory appropriation under the Emergency Program Act. Costs may be recovered from ministries, other governments, agencies, organizations, and individuals for activities described within this sub-vote.

VOTE 39 — EMERGENCY PROGRAM ACT	237,968	14,728

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

STATUTORY DESCRIPTIONS

($000)

Estimates	Estimates
2017/18	2018/19

STATUTORY APPROPRIATIONS

These statutory appropriations provide for the programs, operations, and other activities of the following special accounts: Civil Forfeiture Account, Corrections Work Program Account, Criminal Asset Management Fund, and Victim Surcharge Special Account.

CIVIL FORFEITURE ACCOUNT

Statutory Appropriation
Civil Forfeiture Account	1,995	1,496

Statutory Appropriation Description: This statutory appropriation provides for the Civil Forfeiture Account which is governed under the Civil Forfeiture Act.

CORRECTIONS WORK PROGRAM ACCOUNT

Statutory Appropriation
Corrections Work Program Account	1,281	1,281

Statutory Appropriation Description: This statutory appropriation provides for the Corrections Work Program Account which is governed under the Correction Act.

CRIMINAL ASSET MANAGEMENT FUND

Statutory Appropriation
Criminal Asset Management Fund	—	—

Statutory Appropriation Description: This statutory appropriation provides for the Criminal Asset Management Fund which is governed under the Criminal Asset Management Act.

VICTIM SURCHARGE SPECIAL ACCOUNT

Statutory Appropriation
Victim Surcharge Special Account	13,504	13,504

Statutory Appropriation Description: This statutory appropriation provides for the Victim Surcharge Special Account which is governed under the Victims of Crime Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	252,711	261,329
Operating Costs	74,095	60,769
Government Transfers	729,568	516,830
Other Expenses	19,609	19,339
Internal Recoveries	(18,537)	(18,346)
External Recoveries	(54,753)	(53,455)
TOTAL OPERATING EXPENSES	1,002,693	786,466

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

SPECIAL ACCOUNTS1

($000)

Estimates	Estimates
2017/18	2018/19

CIVIL FORFEITURE ACCOUNT

This account was established by the Civil Forfeiture Act in 2005. The purpose of the Act is to suppress unlawful activities by removing the associated economic incentive and to fund crime prevention, crime remediation, and victim compensation initiatives. The account is established to receive the liquidated value of forfeited assets and to distribute the net revenue in the form of grants. The net revenue represents the excess of recoveries over expenses in a given fiscal year. Expenses are limited to those permitted within the scope of the Act and include administration of the Act. Costs may be recovered from proceeds from judgments or settlements of concluded legal proceedings.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	4,969	3,019
OPERATING TRANSACTIONS
Revenue	—	—
Expense	(9,493)	(8,997)
Internal and External Recoveries	7,498	7,501
Net Revenue (Expense)	(1,995)	(1,496)

Difference Between 2017/18 Estimates and Projected Actual Net Revenue (Expense)	45

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	3,019	1,523

NOTES

1   A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2   The Spending Authority Available at the Beginning of the Fiscal Year 2017/18 is based on the 2016/17 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

SPECIAL ACCOUNTS1

($000)

Estimates	Estimates
2017/18	2018/19

CORRECTIONS WORK PROGRAM ACCOUNT

This account was established by the Miscellaneous Statutes Amendment Act (No.2) in 1987 and is governed under the Correction Act. The purpose of the account is to assist inmates in acquiring skills and to encourage them to develop good work habits. Revenue represents proceeds from the sale of goods and services produced by inmates. Expenses are for supplies and costs related to the Corrections Work Program. Administration costs are funded through the ministry’s voted appropriations.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	2,930	3,059
OPERATING TRANSACTIONS
Revenue	650	650
Expense	(1,281)	(1,281)
Transfer from Ministry Operations Vote	700	700
Net Revenue (Expense)	69	69

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
Working Capital Adjustments and Other Spending Authority Committed[3]	60	60
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	3,059	3,188

NOTES

1   A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2   The Spending Authority Available at the Beginning of the Fiscal Year 2017/18 is based on the 2016/17 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

3   The Working Capital Adjustments and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, and the recognition of deferred revenues.

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

SPECIAL ACCOUNTS1

($000)

Estimates	Estimates
2017/18	2018/19

CRIMINAL ASSET MANAGEMENT FUND

The Forfeited Crime Proceeds Fund account was established by the Special Accounts Appropriation and Control Act in 1988, as amended by the Attorney General Amendment Act in 1989. This account was continued in 2012, under the name Criminal Asset Management Fund, by the Criminal Asset Management Act. The purpose of this account is to use the proceeds that government obtains from criminal forfeitures and certain fines for certain criminal justice purposes. Revenue represents money received by government from proceeds of crime provided by certain other governments, money paid as a fine under a provision of the Criminal Code of Canada or under similar legislation, and money forfeited under certain sections of the Criminal Code of Canada. Revenue also represents money realized from the disposition of forfeited property governed by the Act and other money, interest, and income provided for in the Act. Expenses are for compensation of eligible victims, crime prevention and remediation, administration of the Act, and other prescribed purposes. Administrative costs may be funded through the ministry’s voted appropriations.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	2,458	2,458
OPERATING TRANSACTIONS
Revenue	—	—
Expense	—	—
Net Revenue (Expense)	—	—

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	2,458	2,458

NOTES

1   A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2   The Spending Authority Available at the Beginning of the Fiscal Year 2017/18 is based on the 2016/17 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

SPECIAL ACCOUNTS1

($000)

Estimates	Estimates
2017/18	2018/19

VICTIM SURCHARGE SPECIAL ACCOUNT

This account was established by the Victims of Crime Act in 1996. The purpose of the account is to fund services to victims of crime as provided for in the Act. Revenue represents proceeds from a victim surcharge levy on fines from all provincial offences, both court-imposed fines and those which result in a violation ticket. Revenue also includes proceeds from the federal victim surcharge levy on offences imposed by the court under the Criminal Code of Canada and interest earned on the balance of the fund. Expenses are for justice system obligations to victims of crime under the Act, including administration costs for both the Ministry of Attorney General and the Ministry of Public Safety and Solicitor General. Any remaining funds may be expended on initiatives which may benefit victims of crime. Administration costs are funded through the ministry’s voted appropriations.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	33,893	32,389
OPERATING TRANSACTIONS
Revenue	12,000	12,000
Expense	(13,504)	(13,504)
Net Revenue (Expense)	(1,504)	(1,504)

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	32,389	30,885

NOTES

1   A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2   The Spending Authority Available at the Beginning of the Fiscal Year 2017/18 is based on the 2016/17 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF SOCIAL DEVELOPMENT AND POVERTY REDUCTION

The mission of the Ministry of Social Development and Poverty Reduction is to make a difference in the lives of British Columbians trying to overcome social and economic barriers by believing in their ability to realize their full potential and make meaningful contributions to their community; and by providing access to services to help them achieve their goals.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2017/18[1]	2018/19
VOTED APPROPRIATION
Vote 40 — Ministry Operations	3,105,460	3,363,727

OPERATING EXPENSES	3,105,460	3,363,727

CAPITAL EXPENDITURES [2]	4,228	1,549
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1   For comparative purposes, figures shown for the 2017/18 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2018/19 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.

2   A listing of estimated capital expenditures by ministry is presented in Schedule C.

3   A summary of loans, investments and other requirements by ministry is presented in Schedule D.

4   A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF SOCIAL DEVELOPMENT AND POVERTY REDUCTION

SUMMARY BY CORE BUSINESS

($000)

	2017/18	2018/19 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Income Assistance	2,123,527	2,331,386	(12,400)	2,318,986
Employment	29,014	351,801	(322,772)	29,029
Community Living Services	940,619	1,001,262	(1)	1,001,261
Employment and Assistance Appeal Tribunal	1,797	1,800	—	1,800
Executive and Support Services	10,503	12,691	(40)	12,651

TOTAL OPERATING EXPENSES	3,105,460	3,698,940	(335,213)	3,363,727

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	4,228	1,549	—	1,549

TOTAL CAPITAL EXPENDITURES	4,228	1,549	—	1,549

MINISTRY OF SOCIAL DEVELOPMENT AND POVERTY REDUCTION

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2017/18	2018/19

VOTE 40 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Income Assistance, Employment, Community Living Services, Employment and Assistance Appeal Tribunal, and Executive and Support Services.

INCOME ASSISTANCE

Voted Appropriations
Income Assistance - Program Management	143,330	146,503
Temporary Assistance	383,025	391,372
Disability Assistance	1,313,555	1,415,890
Supplementary Assistance	283,617	365,221
	2,123,527	2,318,986

Voted Appropriations Description: This sub-vote provides for temporary assistance, disability assistance, and health and other supports for family units of eligible individuals in accordance with the Employment and Assistance Act and the Employment and Assistance for Persons with Disabilities Act, and other supports consistent with the intent of the legislation. This sub-vote also provides for the operations and administration of employment-related programs to support eligible individuals in accordance with the Employment and Assistance Act and the Employment and Assistance for Persons with Disabilities Act. This sub-vote also provides for support services and direct operating costs. Costs may be recovered from the Bus Pass Program user fees, assignments authorized by the Employment and Assistance Act and the Employment and Assistance for Persons with Disabilities Act, and from repayable assistance and overpayments of assistance described within this sub-vote. Costs may also be recovered from ministries, other levels of government, and parties external to government for activities described within this sub-vote.

EMPLOYMENT

Voted Appropriations
Employment Programs	29,013	29,028
Labour Market Development Agreement	1	1
	29,014	29,029

Voted Appropriations Description: This sub-vote provides for the operation and administration of programs to assist eligible individuals to find sustainable employment. This sub-vote also provides for the operations and administration of employment-related programs to support individuals with multiple barriers and disabilities. In addition, this sub-vote supports organizations that provide employment services to unemployed persons and provides for developing and implementing strategies for dealing with labour force adjustments and meeting human resource requirements. Costs may be recovered from ministries, other levels of government, and parties external to government under cost-sharing agreements for activities described within this sub-vote.

COMMUNITY LIVING SERVICES

Voted Appropriation
Community Living Services	940,619	1,001,261

Voted Appropriation Description: This sub-vote provides for general support and advice to the minister regarding Adult Community Living Services and includes transfer payments to Community Living British Columbia for the governance, management, operations, and delivery of services and support to adults with developmental disabilities. Payments for the provision of these services are in accordance with the Community Living Authority Act. Costs may be recovered from other levels of government under cost-sharing agreements for activities described within this sub-vote.

EMPLOYMENT AND ASSISTANCE APPEAL TRIBUNAL

Voted Appropriation
Employment and Assistance Appeal Tribunal	1,797	1,800

Voted Appropriation Description: This sub-vote provides for salaries, benefits, members fees and expenses, and operating and related expenses of the Employment and Assistance Appeal Tribunal, which provides for an independent and impartial appeal of the ministry’s reconsideration decisions. The Employment and Assistance Appeal Tribunal is a single-level, community-based appeal system established under the Employment and Assistance Act. Ministry clients that are dissatisfied with the outcome of the ministry’s reconsideration decisions may appeal to the Employment and Assistance Appeal Tribunal. Costs may be recovered from ministries for activities described within this sub-vote.

MINISTRY OF SOCIAL DEVELOPMENT AND POVERTY REDUCTION

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2017/18	2018/19

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	610	609
Corporate Services	9,893	12,042
	10,503	12,651

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Social Development and Poverty Reduction, for executive direction of the ministry and administrative services for the operating programs of the ministry, and for the Parliamentary Secretary for Poverty Reduction. This includes strategic and business planning, financial administration and budget management, strategic human resource management, asset and risk management, and facilities. This sub-vote provides for strategic planning, including research and development of a province-wide poverty reduction strategy and associated initiatives. This sub-vote also provides for corporate and community-based service delivery, including services provided by ministries and agencies on behalf of the ministry. Costs may be recovered from ministries, other levels of government, and parties external to government for activities described within this sub-vote.

VOTE 40 — MINISTRY OPERATIONS	3,105,460	3,363,727

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	136,083	143,656
Operating Costs	69,507	69,479
Government Transfers	3,216,140	3,495,098
Other Expenses	22,574	20,592
Internal Recoveries	(29,885)	(29,885)
External Recoveries	(308,959)	(335,213)
TOTAL OPERATING EXPENSES	3,105,460	3,363,727

MINISTRY OF TOURISM, ARTS AND CULTURE

The mission of the Ministry of Tourism, Arts and Culture is to promote growth in tourism, and integrate it with the vibrant arts, culture, and sport sectors in British Columbia for the benefit of residents, visitors, and investors. The ministry’s work supports welcoming, inclusive communities that value multiculturalism and broad opportunities for participation in sports, cultural activities, and the arts.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2017/18[1]	2018/19
VOTED APPROPRIATION
Vote 41 — Ministry Operations	133,832	140,681

STATUTORY APPROPRIATIONS
BC Arts and Culture Endowment Special Account	2,500	2,500
Physical Fitness and Amateur Sports Fund Special Account	1,700	1,200

OPERATING EXPENSES	138,032	144,381

CAPITAL EXPENDITURES [2]	1	1
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1   For comparative purposes, figures shown for the 2017/18 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2018/19 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.

2   A listing of estimated capital expenditures by ministry is presented in Schedule C.

3   A summary of loans, investments and other requirements by ministry is presented in Schedule D.

4   A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF TOURISM, ARTS AND CULTURE

SUMMARY BY CORE BUSINESS

($000)

	2017/18	2018/19 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Sport	21,372	21,868	(477)	21,391
Tourism, Creative Sector, Arts and Culture	30,461	36,944	(402)	36,542
Multiculturalism	2,269	2,278	(2)	2,276
Transfers to Crown Corporations and Agencies	78,540	79,281	—	79,281
Executive and Support Services	1,190	1,193	(2)	1,191
BC Arts and Culture Endowment Special Account	2,500	2,500	—	2,500
Physical Fitness and Amateur Sports Fund Special Account	1,700	1,200	—	1,200

TOTAL OPERATING EXPENSES	138,032	145,264	(883)	144,381

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	1	1	—	1

TOTAL CAPITAL EXPENDITURES	1	1	—	1

MINISTRY OF TOURISM, ARTS AND CULTURE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2017/18	2018/19

VOTE 41 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Sport; Tourism, Creative Sector, Arts and Culture; Multiculturalism; Transfers to Crown Corporations and Agencies; and Executive and Support Services.

SPORT

Voted Appropriation
Sport	21,372	21,391

Voted Appropriation Description: This sub-vote provides for support and funding for sport, physical activity, assistance to improve sport and physical activity infrastructure, local hosting of events, and the administration of the Physical Fitness and Amateur Sports Fund. Costs may be recovered from special accounts, ministries, Crown corporations and agencies, other levels of government, external organizations, licensees, and individuals for activities described within this sub-vote.

TOURISM, CREATIVE SECTOR, ARTS AND CULTURE

Voted Appropriations
Tourism	1,628	1,680
Creative Sector	2,568	3,568
Arts and Culture	26,265	31,294
	30,461	36,542

Voted Appropriations Description: This sub-vote provides for the strategy, development, and implementation of provincial plans, policies, and legislation related to tourism and/or the tourism industry in British Columbia; support to the Secretariat for the Ministers’ Council on Tourism; and support and funding for the promotion of British Columbia’s creative economy and industries. This sub-vote also provides for the support of arts and cultural policy and programs; administration and delivery of government programs under the Arts Council Act and administration of the BC150 Cultural Fund and Arts Legacy Fund sub-accounts held under the BC Arts and Culture Endowment special account. This sub-vote also provides support and funding for the Office of the BC Athletic Commissioner. Costs may be recovered from special accounts, ministries, Crown agencies, other levels of government, organizations, businesses, and individuals for activities described within this sub-vote.

MULTICULTURALISM

Voted Appropriation
Multiculturalism	2,269	2,276

Voted Appropriation Description: This sub-vote provides for the policy, administration, operation, delivery, and support of multiculturalism programs and services. Programs and services include public education, leveraging British Columbia’s multicultural advantage, community engagement, and developing networks to fight racism and hate. Costs may be recovered from ministries, Crown agencies, organizations, and the federal government for activities described within this sub-vote.

TRANSFERS TO CROWN CORPORATIONS AND AGENCIES

Voted Appropriations
British Columbia Pavilion Corporation	9,199	9,286
Destination BC Corp	50,916	51,518
Knowledge Network Corporation	6,559	6,611
Royal British Columbia Museum	11,866	11,866
	78,540	79,281

Voted Appropriations Description: This sub-vote provides for transfers to Crown corporations and agencies including British Columbia Pavilion Corporation, Destination BC Corp., Knowledge Network Corporation, and Royal British Columbia Museum.

MINISTRY OF TOURISM, ARTS AND CULTURE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2017/18	2018/19

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	541	542
Corporate Services	649	649
	1,190	1,191

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Tourism, Arts and Culture, including salaries, benefits, allowances, and operating expenses for the minister and the minister’s staff; and for the Parliamentary Secretary for Sport and Multiculturalism. This sub-vote also provides for executive direction of the Ministry of Tourism, Arts and Culture; and administrative services for the operating programs of the Ministry of Tourism, Arts and Culture, including financial administration and budget coordination, strategic and business planning and reporting, human resources, office management, accommodation, and information systems, some of which are provided by the Ministry of Jobs, Trade and Technology and the Ministry of Municipal Affairs and Housing. Costs may be recovered from ministries, Crown agencies, and parties external to government for activities described within this sub-vote.

VOTE 41 — MINISTRY OPERATIONS	133,832	140,681

MINISTRY OF TOURISM, ARTS AND CULTURE

STATUTORY DESCRIPTIONS

($000)

Estimates	Estimates
2017/18	2018/19

STATUTORY APPROPRIATIONS

These statutory appropriations provide for the programs, operations, and other activities of the following special accounts: BC Arts and Culture Endowment and Physical Fitness and Amateur Sports Fund.

BC ARTS AND CULTURE ENDOWMENT

Statutory Appropriation
BC Arts and Culture Endowment special account	2,500	2,500

Statutory Appropriation Description: This statutory appropriation provides for the BC Arts and Culture Endowment special account which is governed under the Special Accounts Appropriation and Control Act.

PHYSICAL FITNESS AND AMATEUR SPORTS FUND

Statutory Appropriation
Physical Fitness and Amateur Sports Fund	1,700	1,200

Statutory Appropriation Description: This statutory appropriation provides for the Physical Fitness and Amateur Sports Fund which is governed under the Special Accounts Appropriation and Control Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	7,078	7,187
Operating Costs	1,409	1,408
Government Transfers	130,413	136,654
Other Expenses	15	21
Internal Recoveries	(4)	(6)
External Recoveries	(879)	(883)
TOTAL OPERATING EXPENSES	138,032	144,381

MINISTRY OF TOURISM, ARTS AND CULTURE

SPECIAL ACCOUNTS1

($000)

Estimates	Estimates
2017/18	2018/19

BC ARTS AND CULTURE ENDOWMENT SPECIAL ACCOUNT

This account was established as a special account under the Special Accounts Appropriation and Control Act in 2008. This account contains two sub-accounts, the BC150 Cultural Fund and the Arts Legacy Fund. The BC150 Cultural Fund sub-account operates as an endowment fund with a restricted balance of $150 million which is not permitted to be spent. This sub-account will provide support for arts and culture in British Columbia as recommended by the British Columbia Arts Council. The Arts Legacy Fund sub-account also operates as an endowment fund with a restricted balance of $20 million which is not permitted to be spent. Expenses consist of government grants to organizations and artists to support the creation, development, or presentation of works of art at events or venues the minister considers will provide significant exposure to those works of art. Interest or earnings paid on the sub-accounts will be credited to the sub-accounts as revenue.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	7,128	7,728
OPERATING TRANSACTIONS
Revenue	3,100	3,100
Expense	(2,500)	(2,500)
Net Revenue (Expense)	600	600
FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	7,728	8,328

NOTES

1     A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2     The Spending Authority Available at the Beginning of the Fiscal Year 2017/18 is based on the 2016/17 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF TOURISM, ARTS AND CULTURE

SPECIAL ACCOUNTS1

($000)

Estimates	Estimates
2017/18	2018/19

PHYSICAL FITNESS AND AMATEUR SPORTS FUND

This account was originally created as a fund under the Revenue Surplus Act in 1969, continued under the Funds Control Act in 1979, and changed to a special account under the Special Accounts Appropriation and Control Act in 1988. The account promotes the physical fitness of residents of the province and their participation in amateur sport. Interest earned on the account balance is credited to the account as revenue. Expenses consist of government transfers to physical fitness and amateur sports projects, groups and organizations, and awards to individuals. Administration costs are provided through the Ministry Operations Vote.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR [2]	368	368
OPERATING TRANSACTIONS
Revenue	1,700	1,200
Expense	(1,700)	(1,200)
Net Revenue (Expense)	—	—
FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR [2]	368	368

NOTES

1     A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2     The Spending Authority Available at the Beginning of the Fiscal Year 2017/18 is based on the 2016/17 Public Accounts. The Projected Spending Authority Available at the End of the Fiscal Year represents the cash and temporary investments projected to be available at the end of each fiscal year.

MINISTRY OF TRANSPORTATION AND INFRASTRUCTURE

The mission of the Ministry of Transportation and Infrastructure is to create an integrated and safe transportation network that incorporates all modes of transport, reflects regional priorities, and provides a strong foundation for economic growth; and to maintain and improve the provincial highway system, ensuring the safe and efficient movement of people and goods provincially, nationally, and internationally.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2017/18[1]	2018/19
VOTED APPROPRIATION
Vote 42 — Ministry Operations	843,545	890,092

OPERATING EXPENSES	843,545	890,092

CAPITAL EXPENDITURES ²	2,323	3,436
LOANS, INVESTMENTS AND OTHER REQUIREMENTS ³	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1     For comparative purposes, figures shown for the 2017/18 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2018/19 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.

2     A listing of estimated capital expenditures by ministry is presented in Schedule C.

3     A summary of loans, investments and other requirements by ministry is presented in Schedule D.

4     A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MINISTRY OF TRANSPORTATION AND INFRASTRUCTURE

SUMMARY BY CORE BUSINESS

($000)

	2017/18	2018/19 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Transportation and Infrastructure Improvements	11,887	1,223,955	(1,211,922)	12,033
Public Transportation	306,131	927,054	(588,324)	338,730
Highway Operations	513,127	658,686	(131,949)	526,737
Commercial Transportation Regulation	1,568	2,556	(976)	1,580
Executive and Support Services	10,832	13,533	(2,521)	11,012

TOTAL OPERATING EXPENSES	843,545	2,825,784	(1,935,692)	890,092

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Highway Operations	2,323	3,436	—	3,436

TOTAL CAPITAL EXPENDITURES	2,323	3,436	—	3,436

MINISTRY OF TRANSPORTATION AND INFRASTRUCTURE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2017/18	2018/19

VOTE 42 — MINISTRY OPERATIONS

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Transportation and Infrastructure Improvements, Public Transportation, Highway Operations, Commercial Transportation Regulation, and Executive and Support Services.

TRANSPORTATION AND INFRASTRUCTURE IMPROVEMENTS

Voted Appropriations
Transportation Policy and Programs	2,712	2,751
Transportation Investments	1	1
Partnerships	1	1
Port and Airport Development	7,937	8,000
Enhancing Economic Development	1,236	1,280
	11,887	12,033

Voted Appropriations Description: This sub-vote provides for Transportation Policy and Programs, Transportation Investments, Partnerships, Port and Airport Development, Pacific Gateway, and Infrastructure Development initiatives. Major activities include transportation, highway and corporate policy, service planning and performance measurement, writing services, the development of legislation, and highway planning; capital program development and monitoring; highway corridor investment strategies; quality management; access management; direction and management of projects; engineering, design, survey, construction, reconstruction, and property acquisition for provincial highways, roads, bridges, and tunnels; asset preservation, including roads and bridges; surfacing, rehabilitation, replacement, seismic retrofit, and safety improvements; rehabilitation of ferries and ferry landings; electrical installations and upgrades; minor roadwork; development and monitoring of public-private partnerships; land base and property management, including port and airport Land Act tenures; and managing funding to communities to build and improve infrastructure that contributes to their sustainable development. This sub-vote also provides for transfers to other parties such as local governments to support transportation and infrastructure initiatives such as port and airport development and cycling networks. Costs may be recovered from ministries, the BC Transportation Financing Authority and other Crown corporations, other levels of government, agencies, organizations, individuals, and private sector partners for activities described within this sub-vote.

PUBLIC TRANSPORTATION

Voted Appropriations
Public Transit	111,516	117,615
Coastal Ferry Services	194,615	221,115
	306,131	338,730

Voted Appropriations Description: This sub-vote provides for annual government contributions and payments towards Public Transit and Coastal Ferry Services. These costs include operating transfers, grants, and payments toward expenses incurred for providing public passenger and transportation services in various communities throughout the province. This sub-vote also includes provincial investments in transit capital infrastructure and operating expenses. Costs may be recovered from ministries, the BC Transportation Financing Authority and other Crown corporations, other levels of government, agencies, organizations, individuals, and private sector partners for activities described within this sub-vote.

HIGHWAY OPERATIONS

Voted Appropriations
Maintenance and Operations	478,638	491,995
Commercial Vehicle Safety and Enforcement	23,865	24,112
Inland Ferries	10,624	10,630
	513,127	526,737

Voted Appropriations Description: This sub-vote provides for Maintenance and Operations, Commercial Vehicle Safety and Enforcement, and Inland Ferries. Major activities include regional, district, and headquarters operations support; avalanche control; rock slope stabilization; traffic operations; development approvals; engineering; inspection station operations; the administration and enforcement of commercial transport road safety programs and vehicle inspection and standards programs, truck licensing programs, and assistance with the enforcement of commercial passenger transportation operations; payments to road and bridge maintenance contractors for the maintenance of highways, roads, bridge structures, and tunnels; payments to contractors for pavement marking, electrical maintenance, and performance payments; the operation and maintenance of inland ferries and terminals; and transfers to other parties such as local governments. Costs may be recovered from ministries, the BC Transportation Financing Authority and other Crown corporations, other levels of government, agencies, organizations, individuals, and private sector partners for activities described within this sub-vote.

MINISTRY OF TRANSPORTATION AND INFRASTRUCTURE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2017/18	2018/19

COMMERCIAL TRANSPORTATION REGULATION

Voted Appropriations
Container Trucking Commissioner	1	1
Passenger Transportation Board	491	492
Passenger Transportation Branch	1,076	1,087
	1,568	1,580

Voted Appropriations Description: This sub-vote provides for the offices of the Container Trucking Commissioner, Passenger Transportation Board, and Passenger Transportation Branch. The Container Trucking Commissioner issues, audits, and enforces container trucking licences and oversees key drayage industry activities. The Passenger Transportation Board approves applications to operate inter-city buses and passenger-directed vehicles in British Columbia, and decides appeals on administrative sanctions imposed by the Registrar of Passenger Transportation. The Registrar of Passenger Transportation approves applications for those commercial passenger transportation operations, such as sightseeing buses and hotel and airport shuttles, which are not adjudicated by the Board. The Passenger Transportation Branch verifies safety requirements, conducts investigations, when required, and in cooperation with other programs and agencies, provides overall provincial coordination and direction for enforcement and compliance activities against both licensed and unlicensed operators. This sub-vote also provides for costs associated with the administration of Commercial Transportation legislation. Costs may be recovered from ministries, individuals, and parties external to government for activities described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	620	620
Corporate Services	10,212	10,392
	10,832	11,012

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Transportation and Infrastructure, including salaries, benefits, allowances, and operating expenses for the minister and the minister’s staff. This sub-vote also provides for the deputy minister’s office, and services to support program delivery, including finance, administration, strategic human resources, information technology and management, oversight of Crown corporations, and facilities management. Costs may be recovered from ministries, the BC Transportation Financing Authority and other Crown corporations, other levels of government, agencies, organizations, individuals, and private sector partners for activities described within this sub-vote.

VOTE 42 — MINISTRY OPERATIONS	843,545	890,092

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	123,688	136,042
Operating Costs	2,047,568	2,269,663
Government Transfers	318,771	420,939
Other Expenses	1,156	1,191
Internal Recoveries	(2,019)	(2,051)
External Recoveries	(1,645,619)	(1,935,692)
TOTAL OPERATING EXPENSES	843,545	890,092

MANAGEMENT OF PUBLIC FUNDS AND DEBT

SUMMARY

($000)

	Estimates	Estimates
	2017/18[1]	2018/19
VOTED APPROPRIATION
Vote 43 — Management of Public Funds and Debt	1,249,666	1,275,907

OPERATING EXPENSES	1,249,666	1,275,907

CAPITAL EXPENDITURES [2]	—	—
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1     For comparative purposes, figures shown for the 2017/18 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2018/19 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.

2     A listing of estimated capital expenditures by ministry is presented in Schedule C.

3     A summary of loans, investments and other requirements by ministry is presented in Schedule D.

4     A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

MANAGEMENT OF PUBLIC FUNDS AND DEBT

SUMMARY BY CORE BUSINESS

($000)

	2017/18	2018/19 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Cost of Borrowing for Government Operating and Capital Funding	1,249,663	1,282,879	(6,975)	1,275,904
Cost of Borrowing for Relending to Government Bodies	1	1,267,919	(1,267,918)	1
Cost of Financial Agreements Entered into on Behalf of Government Bodies	1	1	—	1
Cost of Warehouse Borrowing Program	1	17,314	(17,313)	1

TOTAL OPERATING EXPENSES	1,249,666	2,568,113	(1,292,206)	1,275,907

MANAGEMENT OF PUBLIC FUNDS AND DEBT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2017/18	2018/19

VOTE 43 — MANAGEMENT OF PUBLIC FUNDS AND DEBT

(Minister of Finance)

This vote provides for the programs, operations, and other activities described in the voted appropriations under the following core businesses: Cost of Borrowing for Government Operating and Capital Funding, Cost of Borrowing for Relending to Government Bodies, Cost of Financial Agreements Entered into on Behalf of Government Bodies, and Cost of Warehouse Borrowing Program.

COST OF BORROWING FOR GOVERNMENT OPERATING AND CAPITAL FUNDING (NET OF RECOVERIES)

Voted Appropriation
Cost of Borrowing for Government Operating and Capital Funding	1,249,663	1,275,904

Voted Appropriation Description: This sub-vote provides for interest and all other costs, expenses, charges, and fees associated with debt arising from borrowings or other credit arrangements. These include amounts required to be paid in respect of related financial agreements (such as interest rate and currency swaps and forward rate agreements) and commodity derivatives, incurred or assumed by the government for operating purposes or capital funding purposes. This sub-vote also provides for the cost of cash-flow management of the Consolidated Revenue Fund, payment services resulting from borrowing activities, costs associated with business continuation planning in relation to debt management and banking and cash management functions, and management and administration of the rights and obligations of the government under agreements and other arrangements relating to government mortgages and other interests and investments. Recoveries from the use of financial agreements (such as interest rate and currency swaps and forward rate agreements) and commodity derivatives, revenue earned from funds invested as a result of borrowing under this sub-vote, sinking fund investments, prefunding operations, and matched book transactions are offset against the related expenditure.

COST OF BORROWING FOR RELENDING TO GOVERNMENT BODIES (NET OF RECOVERIES)

Voted Appropriation
Cost of Borrowing for Relending to Government Bodies	1	1

Voted Appropriation Description: This sub-vote provides for interest and all other costs, expenses, charges, and fees associated with debt arising from borrowings or other credit arrangements, including amounts required to be paid in respect of related financial agreements (such as interest rate and currency swaps and forward rate agreements) incurred or assumed by the government for the purposes of the Fiscal Agency Loan program. Recoveries from the use of financial agreements (such as interest rate and currency swaps and forward rate agreements) are offset against the related expenditure and the remaining costs are fully recovered from government bodies or other authorized organizations.

COST OF FINANCIAL AGREEMENTS ENTERED INTO ON BEHALF OF GOVERNMENT BODIES (NET OF RECOVERIES)

Voted Appropriation
Cost of Financial Agreements Entered into on Behalf of Government Bodies	1	1

Voted Appropriation Description: This sub-vote provides for all costs, expenses, charges, and fees associated with financial agreements (such as interest rate and currency swaps and forward rate agreements) entered into by the government with or on behalf of government bodies or other authorized organizations other than such agreements related to fiscal agency loans. This sub-vote also provides for all costs, expenses, charges, and fees associated with commodity derivatives entered into by the government with or on behalf of the government bodies or other authorized organizations. Recoveries from the use of financial agreements (such as interest rate and currency swaps and forward rate agreements) and commodity derivatives are offset against the related expenditure under those agreements or derivatives and the remaining costs are fully recovered from government bodies or authorized organizations.

MANAGEMENT OF PUBLIC FUNDS AND DEBT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2017/18	2018/19

COST OF WAREHOUSE BORROWING PROGRAM (NET OF RECOVERIES)

Voted Appropriation
Cost of Warehouse Borrowing Program	1	1

Voted Appropriation Description: This sub-vote provides for the costs associated with debt issued in advance of requirements, including interest and all other costs, expenses, charges, and fees. The debt is held in the program prior to allocation to a government purpose or for loans to a government body or other authorized organization. Interest and other earnings accrued from the investment of proceeds of borrowings while warehoused offset interest and other costs associated with those borrowings. Recoveries from the use of financial agreements (such as interest rate and currency swaps and forward rate agreements) are offset against the related interest expenditure.

VOTE 43 — MANAGEMENT OF PUBLIC FUNDS AND DEBT	1,249,666	1,275,907

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Other Expenses	2,590,159	2,568,113
External Recoveries	(1,340,493)	(1,292,206)
TOTAL OPERATING EXPENSES	1,249,666	1,275,907

OTHER APPROPRIATIONS

SUMMARY

($000)

	Estimates	Estimates
	2017/18[1]	2018/19
VOTED APPROPRIATIONS
Vote 44 — Contingencies (All Ministries) and New Programs	600,000	550,000
Vote 45 — Capital Funding	1,591,024	1,772,046
Vote 46 — Commissions on Collection of Public Funds	1	1
Vote 47 — Allowances for Doubtful Revenue Accounts	1	1
Vote 48 — Tax Transfers	1,166,000	1,246,000
Vote 49 — Auditor General for Local Government	2,594	2,600
Vote 50 — Forest Practices Board	3,817	3,845

OPERATING EXPENSES	3,363,437	3,574,493

CAPITAL EXPENDITURES [2]	67,743	90,000
LOANS, INVESTMENTS AND OTHER REQUIREMENTS [3]	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES [4]	—	—

NOTES

1     For comparative purposes, figures shown for the 2017/18 operating expenses; capital expenditures; loans, investments and other requirements; and revenue collected for, and transferred to, other entities are restated to be consistent with the presentation of 2018/19 Estimates. A reconciliation of restated operating expenses and capital expenditures resulting from transfers between ministries is presented in Schedule A.

2     A listing of estimated capital expenditures by ministry is presented in Schedule C.

3     A summary of loans, investments and other requirements by ministry is presented in Schedule D.

4     A summary of revenue collected for, and transferred to, other entities by ministry is presented in Schedule E.

OTHER APPROPRIATIONS

SUMMARY BY VOTE

($000)

	2017/18	2018/19 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Voted Appropriations
Contingencies (All Ministries) and New Programs	600,000	550,000	—	550,000
Capital Funding	1,591,024	1,772,051	(5)	1,772,046
Commissions on Collection of Public Funds	1	74,315	(74,314)	1
Allowances for Doubtful Revenue Accounts	1	150,674	(150,673)	1
Tax Transfers	1,166,000	1,246,000	—	1,246,000
Auditor General for Local Government	2,594	2,602	(2)	2,600
Forest Practices Board	3,817	3,847	(2)	3,845

TOTAL OPERATING EXPENSES	3,363,437	3,799,489	(224,996)	3,574,493

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Voted Appropriations
Contingencies (All Ministries) and New Programs	67,743	90,000	—	90,000

TOTAL CAPITAL EXPENDITURES	67,743	90,000	—	90,000

OTHER APPROPRIATIONS

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2017/18	2018/19

VOTE 44 — CONTINGENCIES (ALL MINISTRIES) AND NEW PROGRAMS

(Minister of Finance)

This vote provides for additional funding for items budgeted in other votes to accommodate the financial consequences of unanticipated and contingent events. Unanticipated events include developments during the year that could not be reasonably anticipated when the budget was prepared. Contingent events include developments that could be anticipated but not with enough certainty to make a reasonable estimate of budget costs, or where final costs are dependent on a pending decision by government or another party. This vote also provides for ex gratia payments and the funding of new programs initiated during the fiscal year.

OPERATING EXPENSES
General Programs	600,000	550,000

CAPITAL EXPENDITURES
Project Reserves	67,743	90,000

VOTE 45 — CAPITAL FUNDING

(Minister of Advanced Education, Skills and Training; Minister of Education; Minister of Health;

Minister of Municipal Affairs and Housing; and Minister of Tourism, Arts and Culture)

This vote provides for grants to government organizations as defined in the Budget Transparency and Accountability Act for their capital expenditures, including the costs of land acquisition; new facility acquisition and construction; and existing facility renovation, improvement, and maintenance. Grants may only be made under this vote by the Minister of Advanced Education, Skills and Training; the Minister of Education; the Minister of Health; the Minister of Municipal Affairs and Housing; and the Minister of Tourism, Arts and Culture to government organizations whose operations fall within the respective portfolios of those ministers. The amount of this vote is allocated among responsible ministers as set out below. Treasury Board, by directive, may reallocate the amounts among these classes of government organizations to meet government priorities. Reallocation of these amounts constitutes a revision to the expected results for the ministers impacted, which must be made public within 90 days. In addition to these allocations, the Minister of Finance has statutory authority to make capital grants to any government organization. Costs may be recovered from other levels of government contributing to capital expenditures for which grants may be made under this vote.

OPERATING EXPENSES
Post-secondary Institutions (Minister of Advanced Education, Skills and Training)	417,849	431,122
Schools (Minister of Education)	523,657	483,205
Health Facilities (Minister of Health)	461,067	615,196
Housing (Minister of Municipal Affairs and Housing)	173,213	227,687
British Columbia Pavilion Corporation (Minister of Tourism, Arts and Culture)	15,238	14,836
	1,591,024	1,772,046

OTHER APPROPRIATIONS

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2017/18	2018/19

VOTE 46 — COMMISSIONS ON COLLECTION OF PUBLIC FUNDS

Minister of Advanced Education, Skills and Training	Minister of Health
Minister of Agriculture	Minister of Indigenous Relations and Reconciliation
Minister of Attorney General	Minister of Jobs, Trade and Technology
Minister of Children and Family Development	Minister of Labour
Minister of Citizens’ Services	Minister of Mental Health and Addictions
Minister of Education	Minister of Municipal Affairs and Housing
Minister of Energy, Mines and Petroleum Resources	Minister of Public Safety and Solicitor General
Minister of Environment and Climate Change Strategy	Minister of Social Development and Poverty Reduction
Minister of Finance	Minister of Tourism, Arts and Culture
Minister of Forests, Lands, Natural Resource Operations and Rural Development	Minister of Transportation and Infrastructure

This vote provides for recognition of payments to, or amounts withheld by, parties on account of commissions and/or remunerations for services provided to the government relating to the administration, collection, and management of revenue and accounts owed to the government as authorized under various statutes/regulations. This vote also provides for collection costs incurred by the Minister of Finance and the Ministry of Attorney General. The fees and commissions are deducted from the gross amount of revenues and accounts collected on behalf of government by means of a recovery to the vote.

OPERATING EXPENSES
Ministry of Advanced Education, Skills and Training	1	1
Ministry of Agriculture	1	1
Ministry of Attorney General	400	400
Ministry of Children and Family Development	1	1
Ministry of Citizens’ Services	1	1
Ministry of Education	1	1
Ministry of Energy, Mines and Petroleum Resources	2	1
Ministry of Environment and Climate Change Strategy	1	1
Ministry of Finance	66,000	66,000
Ministry of Forests, Lands, Natural Resource Operations and Rural Development	2,122	1,713
Ministry of Health	895	895
Ministry of Indigenous Relations and Reconciliation	1	1
Ministry of Jobs, Trade and Technology	3	1
Ministry of Labour	1	1
Ministry of Mental Health and Addictions	1	1
Ministry of Municipal Affairs and Housing	1	1
Ministry of Public Safety and Solicitor General	4,846	4,803
Ministry of Social Development and Poverty Reduction	480	480
Ministry of Tourism, Arts and Culture	1	1
Ministry of Transportation and Infrastructure	7	10
Recoveries	(74,765)	(74,313)
	1	1

OTHER APPROPRIATIONS

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2017/18	2018/19

VOTE 47 — ALLOWANCES FOR DOUBTFUL REVENUE ACCOUNTS

Minister of Advanced Education, Skills and Training	Minister of Health
Minister of Agriculture	Minister of Indigenous Relations and Reconciliation
Minister of Attorney General	Minister of Jobs, Trade and Technology
Minister of Children and Family Development	Minister of Labour
Minister of Citizens’ Services	Minister of Mental Health and Addictions
Minister of Education	Minister of Municipal Affairs and Housing
Minister of Energy, Mines and Petroleum Resources	Minister of Public Safety and Solicitor General
Minister of Environment and Climate Change Strategy	Minister of Social Development and Poverty Reduction
Minister of Finance	Minister of Tourism, Arts and Culture
Minister of Forests, Lands, Natural Resource Operations and Rural Development	Minister of Transportation and Infrastructure

This vote provides for allowances for doubtful collection of revenue accounts owed to the government as authorized under various statutes/regulations. The allowances for doubtful collections of revenue accounts are deducted from gross revenues by means of a recovery to the vote.

OPERATING EXPENSES
Ministry of Advanced Education, Skills and Training	1	1
Ministry of Agriculture	1	1
Ministry of Attorney General	1,789	2,475
Ministry of Children and Family Development	50	50
Ministry of Citizens’ Services	1	1
Ministry of Education	1	1
Ministry of Energy, Mines and Petroleum Resources	2	1
Ministry of Environment and Climate Change Strategy	50	50
Ministry of Finance	177,300	126,300
Ministry of Forests, Lands, Natural Resource Operations and Rural Development	5,602	5,602
Ministry of Health	4,506	4,506
Ministry of Indigenous Relations and Reconciliation	1	1
Ministry of Jobs, Trade and Technology	3	1
Ministry of Labour	1	1
Ministry of Mental Health and Addictions	1	1
Ministry of Municipal Affairs and Housing	1	1
Ministry of Public Safety and Solicitor General	1,764	3,640
Ministry of Social Development and Poverty Reduction	8,029	8,029
Ministry of Tourism, Arts and Culture	1	1
Ministry of Transportation and Infrastructure	10	10
Recoveries	(199,113)	(150,672)
	1	1

OTHER APPROPRIATIONS

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2017/18	2018/19

VOTE 48 — TAX TRANSFERS

(Minister of Finance)

This vote provides for payment of refundable tax credits under the Income Tax Act. The BC Family Bonus program included in Other Personal Income Tax Credits also incorporates amounts paid to the federal government for administering the program.

OPERATING EXPENSES
Low Income Climate Action Tax Credits	195,000	235,000
BC Early Childhood Tax Benefit	145,000	140,000
Sales Tax Credits	55,000	52,000
Small Business Venture Capital Tax Credits	31,000	30,000
Other Personal Income Tax Credits	63,000	58,000
Film and Television Tax Credits	90,000	86,000
Production Services Tax Credits	404,250	488,000
Scientific Research and Experimental Development Tax Credits	68,000	68,000
Interactive Digital Media Tax Credits	59,000	56,000
Other Corporate Income Tax Credits	55,750	33,000
	1,166,000	1,246,000

VOTE 49 — AUDITOR GENERAL FOR LOCAL GOVERNMENT

(Minister of Municipal Affairs and Housing)

This vote provides for the operations of the office of the Auditor General for Local Government. The Auditor General for Local Government, appointed under the Auditor General for Local Government Act, functions independently and is overseen by an Order in Council appointed Audit Council. The Auditor General for Local Government exists to undertake performance audits of the operations of local governments and develop recommendations and practices arising from the audits for use by local governments. The completion of performance audits, with accompanying recommendations, provides local government officials with objective assessments of the cost-effectiveness of their activities and operations, services provided by local government bodies, procedures to measure effectiveness, accountability relationships, and protection of public assets. Costs may be recovered from ministries, Crown agencies, other levels of government, organizations, and individuals for activities described within this vote.

OPERATING EXPENSES
Auditor General for Local Government	2,594	2,600

OTHER APPROPRIATIONS

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2017/18	2018/19

VOTE 50 — FOREST PRACTICES BOARD

(Minister of Forests, Lands, Natural Resource Operations and Rural Development)

This vote provides for the operations of the Forest Practices Board, including independent audits and special investigations of forest and range practices, investigation of public complaints, and administrative appeals. Costs may be recovered from ministries, other entities within government, other levels of government, agencies, and organizations for activities described within this vote.

OPERATING EXPENSES
Forest Practices Board	3,817	3,845

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	3,860	3,951
Operating Costs	2,550	2,497
Government Transfers	2,757,024	3,018,046
Other Expenses	873,894	774,997
Internal Recoveries	(2)	(2)
External Recoveries	(273,889)	(224,996)
TOTAL OPERATING EXPENSES	3,363,437	3,574,493

SCHEDULES

A — General Fund Operating Expenses and Capital Expenditures Reconciliation  — 2017/18

B — General Fund Special Accounts Summary

C — Financing Transactions  — Capital Expenditures

D — Financing Transactions  — Loans, Investments and Other Requirements

E — Financing Transactions  — Revenue Collected for, and Transferred to, Other Entities

F — Summary of Ministerial Accountability for Operating Expenses

G — Estimated Consolidated Revenue Fund Operating Result

H — Major Service Delivery Agencies Estimated Revenues and Expenses

I — Estimated Taxpayer-supported Staff Utilization (FTEs)

ESTIMATES, 18/19

GENERAL FUND	Schedule A
OPERATING EXPENSES AND CAPITAL EXPENDITURES RECONCILIATION — 2017/18

	Operating	Capital
	Expenses	Expenditures
	($000)	($000)

Agriculture

Total Operating Expenses and Capital Expenditures — 2017/18 Estimates	85,159	540
Transfer to Ministry of Citizens’ Services
Centralization of Building Occupancy Charges funding	(7)	—
Total Operating Expenses and Capital Expenditures — 2017/18 Restated	85,152	540

Attorney General

Total Operating Expenses and Capital Expenditures — 2017/18 Estimates	533,698	5,248
Transfer from Ministry of Public Safety and Solicitor General
Reassignment of staff and funding	2,074	—
Total Operating Expenses and Capital Expenditures — 2017/18 Restated	535,772	5,248

Children and Family Development

Total Operating Expenses and Capital Expenditures — 2017/18 Estimates	1,595,922	4,005
Transfer to Ministry of Citizens’ Services
Centralization of Building Occupancy Charges funding	(24)	—
Transfer to Ministry of Public Safety and Solicitor General
Provincial Office of Domestic Violence funding	(878)	—
Total Operating Expenses and Capital Expenditures — 2017/18 Restated	1,595,020	4,005

Citizens’ Services

Total Operating Expenses and Capital Expenditures — 2017/18 Estimates	551,062	289,723
Transfer from Ministries
Centralization of Building Occupancy Charges funding	137	—
Total Operating Expenses and Capital Expenditures — 2017/18 Restated	551,199	289,723

Energy, Mines and Petroleum Resources

Total Operating Expenses and Capital Expenditures — 2017/18 Estimates	97,305	409
Transfer to Ministry of Citizens’ Services
Centralization of Building Occupancy Charges funding	(38)	—
Total Operating Expenses and Capital Expenditures — 2017/18 Restated	97,267	409

Environment and Climate Change Strategy

Total Operating Expenses and Capital Expenditures — 2017/18 Estimates	173,087	22,485
Transfer from Ministry of Forests, Lands, Natural Resource Operations and Rural Development
Off-Road Vehicle Enforcement funding	450	—
Transfer to Ministry of Citizens’ Services
Centralization of Building Occupancy Charges funding	(7)	—
Transfer to Ministry of Forests, Lands, Natural Resource Operations and Rural Development
Fish and Wildlife Permitting funding	(330)	—
Total Operating Expenses and Capital Expenditures — 2017/18 Restated	173,200	22,485

ESTIMATES, 18/19

GENERAL FUND	Schedule A
OPERATING EXPENSES AND CAPITAL EXPENDITURES RECONCILIATION — 2017/18

	Operating	Capital
	Expenses	Expenditures
	($000)	($000)

Forests, Lands, Natural Resource Operations and Rural Development

Total Operating Expenses and Capital Expenditures — 2017/18 Estimates	1,148,637	95,944
Transfer from Ministry of Environment and Climate Change Strategy
Fish and Wildlife Permitting funding	330	—
Transfer to Ministry of Citizens’ Services
Centralization of Building Occupancy Charges funding	(54)	—
Transfer to Ministry of Environment and Climate Change Strategy
Off-Road Vehicle Enforcement funding	(450)	—
Total Operating Expenses and Capital Expenditures — 2017/18 Restated	1,148,463	95,944

Health

Total Operating Expenses and Capital Expenditures — 2017/18 Estimates	18,896,904	2,566
Transfer from Ministry of Public Safety and Solicitor General
Inmate Health Services funding	25,735	—
Total Operating Expenses and Capital Expenditures — 2017/18 Restated	18,922,639	2,566

Indigenous Relations and Reconciliation

Total Operating Expenses and Capital Expenditures — 2017/18 Estimates	90,964	5,341
Transfer to Ministry of Citizens’ Services
Centralization of Building Occupancy Charges funding	(7)	—
Total Operating Expenses and Capital Expenditures — 2017/18 Restated	90,957	5,341

Public Safety and Solicitor General

Total Operating Expenses and Capital Expenditures — 2017/18 Estimates	1,029,624	4,903
Transfer from Ministry of Children and Family Development
Provincial Office of Domestic Violence funding	878	—
Transfer to Ministry of Attorney General
Reassignment of staff and funding	(2,074)	—
Transfer to Ministry of Health
Inmate Health Services funding	(25,735)	—
Total Operating Expenses and Capital Expenditures — 2017/18 Restated	1,002,693	4,903

All Special Offices, Ministries and Other Appropriations
Total General Fund Operating Expenses and Capital Expenditures — 2017/18 Estimates	45,994,000	514,544
Total Transfers from Special Offices, Ministries and Other Appropriations	29,604	—
Total Transfers to Special Offices, Ministries and Other Appropriations	(29,604)	—
Total General Fund Operating Expenses and Capital Expenditures — 2017/18 Restated	45,994,000	514,544

ESTIMATES, 18/19

GENERAL FUND SPECIAL ACCOUNTS SUMMARY

Schedule B

(for the Fiscal Year Ending March 31, 2019)

($000)

	Spending			Transfer	Financing			Spending
	Authority			from (to)	Transaction		Working	Authority
	Available	Operating Transactions		General	Receipts	Capital	Capital	Available
	April 1, 2018	Revenue	Expense	Fund[2]	(Disbursements)	Expense	Adjustment[3]	March 31, 2019

Special Accounts[1]
BC Arts and Culture Endowment special account	7,728	3,100	(2,500)	—	—	—	—	8,328
BC Timber Sales Account	404,200	345,880	(196,723)	(125,000)	(96,966)	(45,290)	107,688	393,789
British Columbia Training and Education Savings Program	470,682	7,492	(30,001)	47,124	—	—	—	495,297
Civil Forfeiture Account	3,019	—	(1,496)	—	—	—	—	1,523
Corrections Work Program Account	3,059	1,350	(1,281)	—	—	—	60	3,188
Criminal Asset Management Fund	2,458	—	—	—	—	—	—	2,458
Crown Land special account	50,000	134,650	(20)	(134,630)	—	—	—	50,000
First Citizens Fund	223	1,900	(1,900)	—	—	—	—	223
First Nations Clean Energy Business Fund special account	9,392	7,264	(7,264)	—	—	—	—	9,392
Forest Stand Management Fund	12,612	—	—	—	—	—	—	12,612
Health Special Account	—	147,250	(147,250)	—	—	—	—	—
Housing Endowment Fund special account	94,485	12,884	(12,884)	—	—	—	—	94,485
Housing Priority Initiatives special account	76,687	283,225	(283,225)	—	—	—	—	76,687
Innovative Clean Energy Fund special account	11,998	5,000	(2,305)	—	—	—	—	14,693
Insurance and Risk Management Account	538,338	23,773	(4,493)	—	—	—	247	557,865
Long Term Disability Fund special account	639,552	77,789	(66,750)	—	—	—	—	650,591
Northern Development Fund	423	575	(500)	—	—	—	—	498
Park Enhancement Fund special account	4,476	9,900	(9,800)	—	—	(400)	—	4,176
Physical Fitness and Amateur Sports Fund	368	1,200	(1,200)	—	—	—	—	368
Production Insurance Account	38,110	26,700	(22,000)	—	—	—	—	42,810
Provincial Home Acquisition Wind Up special account	15,464	5	(10)	—	—	—	—	15,459
Public Guardian and Trustee Operating Account	24,156	9,365	(9,365)	—	—	(363)	883	24,676
Sustainable Environment Fund	17,734	24,100	(23,635)	—	—	—	—	18,199
Teachers Act Special Account	3,104	6,454	(8,130)	—	—	—	—	1,428
University Endowment Lands Administration Account	33,254	10,442	(10,442)	—	—	—	—	33,254
Victim Surcharge Special Account	32,389	12,000	(13,504)	—	—	—	—	30,885
	2,493,911	1,152,298	(856,678)	(212,506)	(96,966)	(46,053)	108,878	2,542,884

Transfers from Voted Appropriations to Special Accounts[4]
Long Term Disability Fund special account	—	(39,619)	39,619	—	—	—	—	—
Production Insurance Account	—	(8,800)	8,800	—	—	—	—	—
Public Guardian and Trustee Operating Account	—	(9,365)	9,365	—	—	—	—	—
	—	(57,784)	57,784	—	—	—	—	—

Total Special Accounts (net of transfers)	2,493,911	1,094,514	(798,894)	(212,506)	(96,966)	(46,053)	108,878	2,542,884

1A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

2Transfers from (to) the General Fund consist of changes in statutory spending authority.

3Working Capital Adjustments include those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, and the recognition of deferred revenues.

4Transfers from Voted Appropriations to Special Accounts are eliminated to establish the amount of special account expenses that require statutory appropriations. This net amount of special account expense is then deducted from total expenses in the determination of the Supply Act requirements shown on page 13.

ESTIMATES, 18/19

FINANCING TRANSACTIONS	Schedule C

CAPITAL EXPENDITURES

(for the Fiscal Year ending March 31, 2019)

($000)

The allocation of the total voted disbursements among special offices, ministries, and other appropriations is shown for information and planning purposes only. The amounts disclosed for Special Accounts are subject to the available spending authority within each account. Treasury Board may reallocate the total voted disbursements among special offices, ministries, and other appropriations. No reallocation may result in the total voted disbursements set out in this Schedule being exceeded.

					Net Cash
					Requirement
	Capital Spending	P3 Liabilities	Receipts	Disbursements	(Source)
SUMMARY
Voted Appropriation	502,932	—	—	502,932	502,932
Special Accounts ¹	46,053	—	—	46,053	46,053
Service Delivery Agencies	4,624,546	(55,408)	(796,605)	4,569,138	3,772,533
Total	5,173,531	(55,408)	(796,605)	5,118,123	4,321,518

Legislative Assembly	4,378	—	—	4,378	4,378
Officers of the Legislature	1,200	—	—	1,200	1,200
Office of the Premier	1	—	—	1	1
Ministry of Advanced Education, Skills and Training	504	—	—	504	504
Ministry of Agriculture	1,191	—	—	1,191	1,191
Ministry of Attorney General	5,562	—	—	5,562	5,562
Ministry of Children and Family Development	4,580	—	—	4,580	4,580
Ministry of Citizens’ Services	313,056	—	—	313,056	313,056
Ministry of Education	828	—	—	828	828
Ministry of Energy, Mines and Petroleum Resources	245	—	—	245	245
Ministry of Environment and Climate Change Strategy	27,549	—	—	27,549	27,549
Ministry of Finance	654	—	—	654	654
Ministry of Forests, Lands, Natural Resource Operations and Rural Development	74,414	—	—	74,414	74,414
Ministry of Health	1,432	—	—	1,432	1,432
Ministry of Indigenous Relations and Reconciliation	3,901	—	—	3,901	3,901
Ministry of Jobs, Trade and Technology	1	—	—	1	1
Ministry of Labour	3	—	—	3	3
Ministry of Mental Health and Addictions	1	—	—	1	1
Ministry of Municipal Affairs and Housing	945	—	—	945	945
Ministry of Public Safety and Solicitor General	13,554	—	—	13,554	13,554
Ministry of Social Development and Poverty Reduction	1,549	—	—	1,549	1,549
Ministry of Tourism, Arts and Culture	1	—	—	1	1
Ministry of Transportation and Infrastructure	3,436	—	—	3,436	3,436
Project Reserves ²	90,000	—	—	90,000	90,000
General Fund Total ³	548,985	—	—	548,985	548,985

Health Facilities	1,106,738	(55,408)	(209,329)	1,051,330	842,001
Schools	557,361	—	(17,783)	557,361	539,578
Post-secondary Institutions	902,172	—	(133,128)	902,172	769,044
Transportation	1,529,034	—	(433,917)	1,529,034	1,095,117
Social Housing	450,084	—	—	450,084	450,084
Other	79,157	—	(2,448)	79,157	76,709
Service Delivery Agencies Total [4]	4,624,546	(55,408)	(796,605)	4,569,138	3,772,533
Total	5,173,531	(55,408)	(796,605)	5,118,123	4,321,518

1   The capital asset acquisitions of each special account are shown on the individual Special Account pages in the main section of the 2018/19 Estimates.

2   Administered by the Minister of Finance.

3   The allocation of the total voted disbursements among categories of capital expenditures is available in the Supplement to the Estimates.

4   The total net cash requirement (source) from service delivery agency financing transactions is disclosed for information purposes only.

ESTIMATES, 18/19

FINANCING TRANSACTIONS	Schedule D

LOANS, INVESTMENTS AND OTHER REQUIREMENTS 1

(for the Fiscal Year Ending March 31, 2019)

($000)

The allocation of the total voted disbursements among special offices, ministries, and other appropriations, or among categories of loans, investments and other requirements, is shown for information and planning purposes only. The amounts disclosed for Special Accounts are subject to the available spending authority within each account. Treasury Board may reallocate the total voted disbursements among special offices, ministries, and other appropriations. No reallocation may result in the total voted disbursements set out in this Schedule being exceeded.

			Net Cash
			Requirement
	Receipts	Disbursements	(Source)
SUMMARY
Voted Appropriations	(208,029)	400,497	192,468
Special Accounts	0	96,966	96,966
Service Delivery Agencies	0	83,400	83,400
Total	(208,029)	580,863	372,834
Ministry of Children and Family Development
Human Services Providers Financing Program — Repayments of outstanding loans	(31)	—	(31)
Ministry of Citizens’ Services
Strategic Real Estate Services — Development and sale of surplus properties/buildings	(3,500)	4,000	500
Ministry of Environment and Climate Change Strategy
Greenhouse Gas Emissions Offsets — Purchase of greenhouse gas emissions offsets	—	10,000	10,000
Ministry of Finance
International Fuel Tax Agreement (Motor Fuel Tax Act) — Moneys collected for, and transferred to, other jurisdictions	(14,500)	3,000	(11,500)
Land Tax Deferment Act — Repayments of outstanding loans and payments to local governments for property taxes	(70,000)	145,000	75,000
Local Government Act — Repayments of outstanding loans and payments of new loans to Improvement Districts by the province to purchase capital assets	(1,498)	1,500	2
Reconstruction Loan Portfolio — Repayments of outstanding loans and payments of new loans	(3,500)	15	(3,485)
StudentAid BC Loan Program — Repayments of outstanding loans and payments of new loans	(115,000)	230,000	115,000
Ministry of Forests, Lands, Natural Resource Operations and Rural Development
BC Timber Sales Account Special Account — Development of timber for sale in future years	—	96,966	96,966
Crown Land Administration — Development of land for sale in future years	—	6,382	6,382
Tourism Development — Development of land for sale in future years	—	600	600
General Fund Total	(208,029)	497,463	289,434
Service Delivery Agencies [2]	—	83,400	83,400
Total	(208,029)	580,863	372,834

¹    Further information on these financing transactions is included in the relevant ministry section of the Estimates.

²    The total net cash requirement (source) for service delivery agency financing transactions is disclosed for information purposes only.

ESTIMATES, 18/19

FINANCING TRANSACTIONS	Schedule E

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES 1

(for the Fiscal Year Ending March 31, 2019)

($000)

The estimated total voted disbursements among special offices, ministries, and other appropriations for revenue collected for, and transferred to, other entities are shown in the schedule below. Actual disbursements may vary depending on the amount of receipts in each program area and may exceed the estimated amounts to the extent authorized by other appropriations.

			Net Cash
			Requirements
	Receipts	Disbursements	(Source)
Ministry of Advanced Education, Skills and Training
Post-Secondary Institutions	(66,771)	66,771	—

Ministry of Energy, Mines and Petroleum Resources
Oil and Gas Commission	(41,400)	41,400	—

Ministry of Finance
BC Transit	(19,000)	19,000	—
BC Transportation Financing Authority	(476,000)	476,000	—
Cowichan Tribes	(3,000)	3,000	—
Municipalities or Eligible Entities	(65,000)	65,000	—
Rural Areas	(353,800)	353,800	—
South Coast British Columbia Transportation Authority	(388,000)	388,000	—
Ministry of Forests, Lands, Natural Resource Operations and Rural Development
Habitat Conservation Trust	(6,500)	6,500	—
General Fund Total	(1,419,471)	1,419,471	—

1  Further information on these financing transactions is included in the relevant ministry section of the Estimates.

ESTIMATES, 18/19

Schedule F

SUMMARY OF MINISTERIAL ACCOUNTABILITY FOR OPERATING EXPENSES

(for the Fiscal Year Ending March 31, 2019)

($000)

Under section 3 of the Balanced Budget and Ministerial Accountability Act (BBMAA), each member of the Executive Council has 20 percent of his or her salary held back with restoration of half of the holdback contingent on government achieving its overall fiscal target for the year as per section 4, and restoration of the other half of the holdback contingent on ministers achieving individual goals as set out in section 5. For each minister with responsibility for operating expenses arising from a voted appropriation as accounted for in the Consolidated Revenue Fund, section 5(1) stipulates actual results for the year must not exceed the estimated amounts for that fiscal year. Section 5(3) applies to ministers of state, for whom expected results are specified by Treasury Board regulation.

In the table below, the column entitled “Minister Responsible” lists the ministers with BBMAA section 5(1) assigned responsibilities. The column entitled “Voted Appropriations in the 2018/19 Estimates” shows the voted appropriations for which those ministers are responsible. The columns entitled “Voted Appropriation Operating Expenses (net)” and “2018/19 Estimated Amount” show the dollar amounts of operating expenses (net) and estimated amounts allocated to ministers in the 2018/19 Estimates.

		Voted Appropriation	2018/19
		Operating	Estimated
Minister Responsible	Voted Appropriations in 2018/19 Estimates	Expenses (net)	Amount

Premier	Office of the Premier	11,305	11,305

Minister of Advanced Education, Skills and Training¹	Ministry of Advanced Education, Skills and Training	2,211,614
	Capital Funding	431,122	2,642,736

Minister of Agriculture	Ministry of Agriculture	79,943	79,943

Attorney General	Ministry of Attorney General	582,979	582,979

Minister of Children and Family Development	Ministry of Children and Family Development	1,792,612	1,792,612

Minister of Citizens’ Services	Ministry of Citizens’ Services	524,149	524,149

Minister of Education[1]	Ministry of Education	6,302,620
	Capital Funding	483,205	6,785,825

Minister of Energy, Mines and Petroleum Resources	Ministry of Energy, Mines and Petroleum Resources	58,015	58,015

Minister of Environment and Climate Change Strategy	Ministry of Environment and Climate Change Strategy	145,851	145,851

Minister of Finance	Ministry of Finance	264,234
	Management of Public Funds and Debt	1,275,907
	Contingencies (All Ministries) and New Programs	550,000
	Commissions on Collection of Public Funds	1
	Allowances for Doubtful Revenue Accounts	1
	Tax Transfers	1,246,000	3,336,143

Minister of Forests, Lands, Natural Resource Operations and Rural Development	Ministry of Forests, Lands, Natural Resource Operations and Rural Development	537,438
	Forest Practices Board	3,845	541,283

1The Ministers of Advanced Education, Skills and Training; Education; Health; Municipal Affairs and Housing; and Tourism, Arts and Culture each have operating expense accountability for a portion of the Capital Funding Vote. These accountabilities have been allocated according to the distribution shown in Vote 45.

ESTIMATES, 18/19

SUMMARY OF MINISTERIAL ACCOUNTABILITY FOR OPERATING EXPENSES (Continued)	Schedule F

(for the Fiscal Year Ending March 31, 2019)

($000)

		Voted Appropriation	2018/19
		Operating	Estimated
Minister Responsible	Voted Appropriations in 2018/19 Estimates	Expenses (net)	Amount

Minister of Health[1]	Ministry of Health	19,606,664
	Capital Funding	615,196	20,221,860

Minister of Indigenous Relations and Reconciliation	Ministry of Indigenous Relations and Reconciliation	90,352	90,352

Minister of Jobs, Trade and Technology	Ministry of Jobs, Trade and Technology	104,769	104,769

Minister of Labour	Ministry of Labour	12,638	12,638

Minister of Mental Health and Addictions	Ministry of Mental Health and Addictions	9,983	9,983

Minister of Municipal Affairs and Housing[1]	Ministry of Municipal Affairs and Housing	650,898
	Capital Funding	227,687
	Auditor General for Local Government	2,600	881,185

Minister of Public Safety and Solicitor General	Ministry of Public Safety and Solicitor General	770,185	770,185

Minister of Social Development and Poverty Reduction	Ministry of Social Development and Poverty Reduction	3,363,727	3,363,727

Minister of Tourism, Arts and Culture[1]	Ministry of Tourism, Arts and Culture	140,681
	Capital Funding	14,836	155,517

Minister of Transportation and Infrastructure	Ministry of Transportation and Infrastructure	890,092	890,092

	Total Estimated Amount		43,001,149

	Not Applicable
	Legislative Assembly	77,408
	Officers of the Legislature	59,549
	Total Voted Appropriations	43,138,106

1The Ministers of Advanced Education, Skills and Training; Education; Health; Municipal Affairs and Housing; and Tourism, Arts and Culture each have operating expense accountability for a portion of the Capital Funding Vote. These accountabilities have been allocated according to the distribution shown in Vote 45.

ESTIMATES, 18/19

ESTIMATED CONSOLIDATED REVENUE FUND OPERATING RESULT [1]	Schedule G

GENERAL FUND

($000)

Estimates [2]	Forecast [2]		Estimates
2017/18	2017/18		2018/19

		Revenue Summary [3]
27,447,000	27,503,000	Taxation revenue	29,842,000
2,261,000	2,425,000	Natural resource revenue	2,204,000
3,478,774	3,548,964	Other revenue	2,484,576
6,828,000	7,022,000	Contributions from the Federal government	7,130,000
2,275,000	2,368,000	Contributions from the self-supported Crown corporations	2,269,000
42,289,774	42,866,964	Total General Fund Revenue	43,929,576

		Expense Summary [4]
82,191	74,191	Legislative Assembly	77,408
90,476	92,476	Officers of the Legislature	59,549
11,011	11,011	Office of the Premier	11,305
2,153,707	2,153,707	Ministry of Advanced Education, Skills and Training	2,211,614
85,152	85,152	Ministry of Agriculture	93,143
535,772	535,772	Ministry of Attorney General	582,979
1,595,020	1,590,020	Ministry of Children and Family Development	1,792,612
551,199	551,199	Ministry of Citizens’ Services	524,149
6,099,997	6,102,997	Ministry of Education	6,340,751
97,267	94,267	Ministry of Energy, Mines and Petroleum Resources	60,320
173,200	173,200	Ministry of Environment and Climate Change Strategy	179,286
3,826,865	4,074,865	Ministry of Finance [5]	579,093
1,148,463	1,290,463	Ministry of Forests, Lands, Natural Resource Operations and Rural Development	734,181
18,922,639	18,907,639	Ministry of Health	19,753,914
90,957	90,957	Ministry of Indigenous Relations and Reconciliation	99,516
120,823	118,823	Ministry of Jobs, Trade and Technology	105,269
11,524	11,524	Ministry of Labour	12,638
4,941	2,941	Ministry of Mental Health and Addictions	9,983
689,963	689,963	Ministry of Municipal Affairs and Housing	674,224
1,002,693	1,113,693	Ministry of Public Safety and Solicitor General	786,466
3,105,460	3,105,460	Ministry of Social Development and Poverty Reduction	3,363,727
138,032	138,032	Ministry of Tourism, Arts and Culture	144,381
843,545	839,545	Ministry of Transportation and Infrastructure	890,092
1,249,666	1,208,666	Management of Public Funds and Debt	1,275,907
3,363,437	3,063,437	Other Appropriations	3,574,493
45,994,000	46,120,000	Total Appropriations	43,937,000
(53,000)	(55,000)	Elimination of transactions between appropriations [6]	(59,000)
—	(127,000)	Reversal of prior year over accruals	—
45,941,000	45,938,000	Total General Fund Expense	43,878,000
(3,651,226)	(3,071,036)	General Fund Operating Result	51,576

1     Figures other than appropriations have been rounded to the nearest million.

2     The 2017/18 Estimates and Forecast amounts have been restated to be consistent with the 2018/19 Estimates presentation.

Schedule A presents a detailed reconciliation of expense restatements.

3     Excludes revenue collected for, and transferred to, other entities (see Schedule E).

4     Expenses are reported after deducting cost recoveries received from other entities within, and external to, the General Fund.

5     The 2017/18 Estimates provided statutory authority to extinguish the fiscal agency loan agreement between government and the Transportation Investment Corporation in response to the decision to cancel tolls on Port Mann bridge.

6     Reflects payments under an agreement where an expense from a voted appropriation is recorded as revenue by a special account.

ESTIMATES, 18/19

ESTIMATED CONSOLIDATED REVENUE FUND OPERATING RESULT	Schedule G

BC PROSPERITY FUND

($000)

Estimates	Forecast		Estimates
2017/18	2017/18		2018/19

Revenue Summary
5,226	7,036	Investment earnings	8,424
—	—	Transfers from the General Fund	—
5,226	7,036	Total BC Prosperity Fund Revenue	8,424

Expense Summary
—	—	Eliminating taxpayer-supported debt	—
—	—	Reducing cost burdens on families	—
—	—	Investing in health care, education and transportation	—
—	—	Other priorities	—
—	—	Transfers to the General Fund	—
—	—	Total BC Prosperity Fund Expense	—
5,226	7,036	BC Prosperity Fund Operating Result	8,424

ESTIMATED CONSOLIDATED REVENUE FUND OPERATING RESULT 1

CONSOLIDATED REVENUE FUND SUMMARY

($000)

Estimates [2]	Forecast [2]		Estimates
2017/18	2017/18		2018/19

		Revenue Summary [3]
42,289,774	42,866,964	General Fund revenue	43,929,576
5,226	7,036	BC Prosperity Fund revenue	8,424
—	—	Elimination of inter-fund transfers	—
42,295,000	42,874,000	Total Consolidated Revenue Fund Revenue	43,938,000

		Expense Summary [4]
45,941,000	45,938,000	General Fund expense	43,878,000
—	—	BC Prosperity Fund expense	—
—	—	Elimination of inter-fund transfers	—
45,941,000	45,938,000	Total Consolidated Revenue Fund Expense	43,878,000
(3,646,000)	(3,064,000)	Consolidated Revenue Fund Operating Result	60,000

1     Figures other than appropriations have been rounded to the nearest million.

2     The 2017/18 Estimates and Forecast amounts have been restated to be consistent with the 2018/19 Estimates presentation. Schedule A presents a detailed reconciliation of expense restatements.

3     Excludes revenue collected for, and transferred to, other entities (see Schedule E).

4     Expenses are reported after deducting cost recoveries received from other entities within, and external to, the Consolidated Revenue Fund.

ESTIMATES, 18/19

MAJOR SERVICE DELIVERY AGENCIES ESTIMATED REVENUES AND EXPENSES [1]	Schedule H

($000)

Estimates	Forecast		Estimates
2017/18	2017/18		2018/19

		School Districts
6,472,400	6,527,800	Revenue	6,733,300
(6,415,100)	(6,387,000)	Expense	(6,651,200)
57,300	140,800		82,100
		Universities
4,808,400	4,906,500	Revenue	4,972,400
(4,667,900)	(4,689,200)	Expense	(4,837,200)
140,500	217,300		135,200
		Colleges and Institutes
1,267,200	1,294,600	Revenue	1,315,200
(1,258,300)	(1,257,500)	Expense	(1,298,700)
8,900	37,100		16,500
		Health Authorities and Hospital Societies
14,686,500	14,901,400	Revenue	15,379,400
(14,686,500)	(14,901,400)	Expense	(15,370,300)
—	—		9,100
		Community Living British Columbia
965,300	965,100	Revenue	1,015,800
(965,300)	(965,100)	Expense	(1,015,800)
—	—		—
		British Columbia Housing Management Commission
935,000	820,100	Revenue	1,280,100
(935,000)	(820,100)	Expense	(1,280,100)
—	—		—
		British Columbia Pavilion Corporation
116,600	120,900	Revenue	118,800
(131,200)	(133,800)	Expense	(126,200)
(14,600)	(12,900)		(7,400)
		British Columbia Transit
325,200	315,700	Revenue	342,500
(319,400)	(309,800)	Expense	(342,500)
5,800	5,900		—
		BC Transportation Financing Authority
692,300	691,700	Revenue	706,400
(1,356,800)	(1,241,600)	Expense	(1,292,700)
(664,500)	(549,900)		(586,300)
		Provincial Rental Housing Corporation
100,900	106,300	Revenue	73,200
(66,300)	(66,600)	Expense	(73,200)
34,600	39,700		—

1     Figures have been rounded to the nearest one hundred thousand.

ESTIMATES, 18/19

ESTIMATED TAXPAYER-SUPPORTED STAFF UTILIZATION [1]	Schedule I

(for the Fiscal Year Ending March 31, 2019)

(FTEs)

Estimates	Forecast		Estimates
2017/18	2017/18		2018/19

28,600	28,900	Ministries and special offices (General Fund)	29,400
4,918	4,893	Service delivery agencies	5,033
33,518	33,793	Total taxpayer-supported staff utilization	34,433

1     Full-time equivalents (FTEs), a measure of staff employment, are calculated by dividing the total hours of employment paid for in a given period by the number of hours an individual full-time person would normally work in that period. This does not equate to the physical number of employees. For example, two half-time employees would equal one FTE; or alternatively three FTEs may represent two full-time employees who have worked sufficient overtime hours to equal an additional FTE.

ESTIMATES, 18/19

EXPLANATORY NOTES ON THE GROUP ACCOUNT CLASSIFICATIONS

OPERATING EXPENSES

Voted expenses for special offices, ministries, and other appropriations are presented in the Estimates on the basis of a group account classification system. Each group account represents a broad category of expenses and is comprised of specific components (standard object of expense). A supplementary publication, Supplement to the Estimates, provides details for each special office, ministry, and other appropriation at the standard object of expense level. Both publications can be found on the Government of British Columbia’s budget website at http://www.bcbudget.gov.bc.ca/. The account classification system is described below in more detail.

Salaries and Benefits

•                  Base Salaries — includes the cost of base salaries, overtime pay, and lump sum payments for all permanent and temporary direct employees of the government.

•                  Supplementary Salary Costs — includes the cost of extra pay for certain types of work, such as shift differential, premiums, and allowances.

•                  Employee Benefits — includes the cost of employer contributions to employee benefit plans and pensions.Other benefits paid by the employer, such as relocation and transfer expenses, are also included.

•                  Legislative Salaries and Indemnities — includes the cost of the annual Members of the Legislative Assembly (MLA) indemnity and supplementary salaries as authorized under section 4 of the Members’ Remuneration and Pensions Act. Salaries for the officers of the Legislature are also included.

Operating Costs

•                  Boards, Commissions and Courts — Fees and Expenses - includes fees paid to board and commission members, juries and witnesses, and related travel and out-of-pocket expenses.

•                  Public Servant Travel — includes travel expenses of direct government employees and officials on government business, including prescribed allowances.

•                  Centralized Management Support Services — includes central agency charges to ministries for services such as legal services.

•                  Professional Services — includes fees and expenses for professional services rendered directly to government for the provision of goods and services in the delivery of government programs, the provision of goods or services that are required by statute or legislation and are billed directly to the government, and the provision of goods or services that will assist in the development of policy and/or programs or improve/change the delivery of programs, such as management consulting services.

•                  Information Systems — Operating — includes all contract fees and costs related to data, voice, image, and text processing operations and services, such as data and word processing, data communications charges, supplies, repairs, maintenance, and short-term rentals of information processing equipment.

•                  Office and Business Expenses — includes supplies and services required for the operation of offices.

•                  Informational Advertising and Publications — includes costs associated with non-statutory advertising and general publications.

•                  Statutory Advertising and Publications — includes costs associated with special notices and publications required by statute and regulations.

•                  Utilities, Materials and Supplies — includes the cost of services such as the supply of water and electricity, materials, and supplies required for normal operation of government services and food for institutions.

•                  Operating Equipment and Vehicles — includes the costs associated with the repair and maintenance of government vehicles and operating machinery and equipment.

•                  Non-Capital Roads and Bridges — includes highway costs recovered from the BC Transportation Financing Authority, costs for minor enhancements to capitalized infrastructure, as well as non-highway road costs.

•                  Amortization — includes the amortization of the cost of capital assets and prepaid capital advances over their useful lives.

•                  Building Occupancy Charges — includes payments to the private sector for the rental and/or maintenance of buildings and office accommodation, including tenant improvements that do not meet the criteria for capitalization.

ESTIMATES, 18/19

EXPLANATORY NOTES ON THE GROUP ACCOUNT CLASSIFICATIONS (Continued)

Government Transfers

•                  Transfers — Grants — includes payments to individuals, businesses, non-profit associations, and other entities which may include stipulations as to the use of the funds and which are not entitlements or shared cost arrangements.

•                  Transfers — Entitlements — includes payments to individuals, businesses, and other entities where eligible recipients must be paid under statute or regulation once they meet all eligibility criteria, if any, outlined in the statute or regulations.

•                  Transfers — Shared Cost Arrangements — includes payments that are reimbursements to individuals, businesses, and other entities under the terms of a contract or agreement.

Other Expenses

•                  Transfers Between Votes and Special Accounts — includes transfers (payments) between a vote and a special account.

•                  Interest on the Public Debt — includes only interest payments on the direct provincial debt borrowed for government purposes.

•                  Other Expenses — includes expenses, such as financing costs, valuation allowances, and other expenses, which cannot be reasonably allocated to another standard object of expense.

Internal Recoveries

•                  Recoveries Between Votes and Special Accounts — includes recoveries between a vote and a special account.

•                  Recoveries Within the Consolidated Revenue Fund — includes recoveries for the use of equipment or the provision of goods and services between ministries of the provincial government.

External Recoveries

•                  Recoveries Within the Government Reporting Entity — includes costs and amounts recovered from government corporations, organizations, and agencies; the offset for commissions paid for the collection of government revenues and accounts; and the write-off of uncollectible revenue-related accounts.

•                  Recoveries External to the Government Reporting Entity — includes costs and amounts recovered from other governments and non-government organizations.

CAPITAL EXPENDITURES

Capital expenditures for special offices, ministries, and other appropriations are presented in the Estimates under Capital Expenditures and in Schedule C. The Supplement to the Estimates provides details for each special office, ministry, and other appropriation at the standard object of capital expenditure level. The categorization of assets is described below.

•                  Land — includes the purchased or acquired value for parks and other recreation land, land directly associated with capitalized infrastructure (buildings, ferries, and bridges), but does not include land held for resale.

•                  Land Improvements — includes the capital costs for improvements to dams and water management systems and recreation areas.

•                  Buildings — includes the purchase, construction, or major improvement of buildings owned by the Consolidated Revenue Fund.

•                  Specialized Equipment — includes the purchase or capital lease cost of heavy equipment, such as tractors and trailers, as well as telecommunications relay towers and switching equipment.

•                  Office Furniture and Equipment — includes the cost or capital lease cost of office furniture and equipment.

•                  Vehicles — includes the purchase or capital lease cost of passenger, light truck, and utility vehicles.

•                  Information Systems — includes the purchase or capital lease cost of mainframe and other systems hardware, software, and related equipment.

•                  Tenant Improvements — includes the cost or capital lease cost of improvements to leased space.

•                  Roads — includes the capital costs for construction or major improvements of roads, highways, bridges, and ferries.

Ministry of Finance

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